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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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VIRGIN MEDIA INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRGIN MEDIA INC.

909 Third Avenue, Suite 2863
New York, New York 10022

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 10, 2009

To Our Stockholders:

        The annual meeting of stockholders of Virgin Media Inc. will be held at 10:00 a.m., local time, on Wednesday, June 10, 2009, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, for the following purposes:

  1.
  To elect three Class II directors to hold office until the annual meeting of stockholders that is to be held in 2012 or until their respective successors are duly elected and qualify;

  2.
  To ratify the appointment by the audit committee of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2009;

  3.
  To approve the issuance of an additional 7.0 million shares of our common stock under the Virgin Media Sharesave Plan; and

  4.
  To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

        Holders of our common stock as of the close of business on April 23, 2009 will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the annual meeting. The stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be available at our principal executive offices at 909 Third Avenue, Suite 2863, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

This proxy statement and the Company's annual report are also available at: https://materials.proxyvote.com/92769L

        It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, you are urged to vote by telephone, via the internet or by completing the proxy card in accordance with the instructions stated thereon. You may revoke any proxy given by you at any time prior to exercise of the proxy.

By order of the board of directors,

James F. Mooney
Chairman

New York, New York
April 29, 2009

i

VIRGIN MEDIA INC.

909 Third Avenue, Suite 2863
New York, New York 10022

 PROXY STATEMENT

(Proxy statement and form of proxy first mailed to stockholders on or about May 6, 2009)

        This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at 10:00 a.m., local time, on Wednesday, June 10, 2009, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, and at any adjournments or postponements of that meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.

This proxy statement and the Company's annual report are also available at: https://materials.proxyvote.com/92769L

        In order to conduct business at the annual meeting, the holders of a majority of our outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. To ensure a quorum and to avoid expenses and delay, the board of directors urges you to promptly submit your proxy by telephone, via the internet or by completing the proxy card in accordance with the instructions stated thereon.

        Holders of our common stock at the close of business on April 23, 2009 will be entitled to vote at the annual meeting and at any adjournments or postponements of the annual meeting. At the close of business on March 31, 2009, we had 328,360,084 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote.

        Each properly executed proxy will be voted in accordance with the instructions marked on it or contained within it. Your proxy is revocable on written instruction from you. You may also revoke your proxy by voting again on a later date by telephone or via the internet or by submitting another properly signed proxy card with a more recent date. Your revocation must be received by the office of the corporate secretary before voting is conducted on the matter with respect to which your proxy is to be exercised. If you attend the annual meeting, you may revoke your proxy by voting in person.

        The solicitation of proxies will be by mail, telephone, internet and facsimile. We will pay all expenses of soliciting proxies, including clerical work, printing and postage. We will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies. The solicitation of proxies may be done by our directors, officers and other employees. We have also retained D.F. King & Co., Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,500, plus reasonable expenses.

        Unless otherwise noted, all amounts in this proxy statement translated from pounds sterling to U.S. dollars have been translated at a rate of $1.8523 per £1.00, which is the average annual exchange rate for the year ended December 31, 2008 used by the Company in its 2008 audited financial statements. As of April 24, 2009, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.4697 per £1.00.

PROPOSAL 1
ELECTION OF DIRECTORS

Election of Directors Proposal

        The first proposal is to elect three directors to hold offices until the annual meeting of stockholders that is to be held in 2012, or until their respective successors are duly elected and qualify.

Board of Directors

        Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms. Our Class I Directors are James A. Chiddix, William R. Huff, James F. Mooney and John N. Rigsby, and their terms terminate on the date of our 2011 annual meeting of stockholders. Our Class II Directors are Edwin M. Banks, Neil A. Berkett, Steven J. Simmons and George R. Zoffinger, and their terms terminate on the date of this year's annual meeting of stockholders. Our Class III Directors are Charles L. Allen, Jeffrey D. Benjamin, Andrew J. Cole and Gordon D. McCallum, and their terms terminate on the date of our 2010 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term.

        Messrs. Berkett, Simmons and Zoffinger, whose terms expire at this annual meeting, are each nominated for re-election at this annual meeting and, if elected, their new terms of office will each expire at the annual meeting of stockholders to be held in 2012, or until their respective successors are duly elected and qualified. Each nominee has consented to be named in the proxy statement and to serve if elected. Mr. Banks' term expires at this annual meeting, and he has informed us that he wishes to retire from the board of directors. Accordingly, the board of directors reduced the size of the board from twelve members to eleven members with effect from the annual meeting.

        Information regarding the nominees for election at the meeting, including present business experience and business experience during the past five years, follows:

Nominees for Directors for Terms Expiring in 2012

Neil A. Berkett

        Mr. Berkett, age 53, has been a director since April 7, 2008, and has been our chief executive officer since March 6, 2008. Prior to that, he served as our acting chief executive officer from August 2007 to March 2008, and as our chief operating officer from September 2005 to August 2007. Prior to joining us, Mr. Berkett was managing director of distribution at Lloyds TSB Bank plc from 2003 to 2005. From 2002 to 2003, he was chief operating officer of Prudential Assurance Company Limited. From 1997 to 2002, Mr. Berkett was a principal at Marsh Mill Consulting Ltd., and from 1998 to 2002, he was also chief executive of Trek Investco Limited.

Steven J. Simmons

        Mr. Simmons, age 62, has been a director since July 8, 2008, and serves on the compensation committee and the business operations and technology committee. Mr. Simmons, a cable television entrepreneur, has over 25 years experience in the cable industry. He is currently chairman and chief executive officer of Simmons Patriot Media & Communications, LLC, a company he founded. Mr. Simmons is also chairman of cable companies PPR Media, LLC, and Patriot Media Consulting, LLC. Mr. Simmons was elected a Cable TV Pioneer, and in 2006, was awarded the U.S. Independent Cable Operator of the Year Award by CableWorld magazine.

George R. Zoffinger

        Mr. Zoffinger, age 61, has been a director since January 10, 2003, chairs the audit committee and serves on the executive committee and the nominating sub-committee. He is currently president and chief executive officer of Constellation Capital Corporation, a financial services company. He also served in this role from March 1998 to March 2002. From March 2002 until December 2007, he served as the president and chief executive officer of the New Jersey Sports and Exposition Authority. Mr. Zoffinger is currently a director of New Jersey Resources Inc.

        Information regarding directors not standing for election at the meeting, including present business experience and business experience during the past five years, follows:

Continuing Directors Whose Terms Expire in 2010

Charles L. Allen, CBE

        Mr. Allen, age 52, has been a director since September 9, 2008, and chairs the compensation committee. Mr. Allen is currently the non-executive chairman of Global Radio UK Limited, a leading U.K. commercial radio company, and EMI Music, an international music company and a division of EMI Group Limited. Since May 2008, Mr. Allen has been a senior adviser to the principal investment group of Goldman Sachs Group, Inc. From February 2007 to July 2008, Mr. Allen was a chief advisor to the U.K. government's Home Office. Prior to that, Mr. Allen served as chief executive officer of ITV plc, a U.K. commercial public service broadcaster, having previously served as executive chairman of Granada plc, which he led through the merger with Carlton Communications to form ITV plc. Mr. Allen is a Fellow of the Chartered Institute of Management Accountants and a Commander of the British Empire (CBE). He serves on the board of directors of Tesco plc, a large U.K. retailer, and Endemol UK plc, the U.K. production division of Endemol, the international broadcast and production group, and a number of private U.K. companies.

Jeffrey D. Benjamin

        Mr. Benjamin, age 47, has been a director since January 10, 2003, and serves on the audit committee. Mr. Benjamin has been a senior advisor to Cyrus Capital Partners, L.P., an investment management firm, since June 2008. Mr. Benjamin also serves as a consultant to Apollo Management, L.P., a private investment fund, and from September 2002 to June 2008, he served as a senior advisor to Apollo Management. Mr. Benjamin currently serves on the boards of directors of Exco Resources, Inc. and Harrah's Entertainment, Inc.

Andrew J. Cole

        Mr. Cole, age 42, has been a director since July 8, 2008, and serves on the compensation committee. Mr. Cole has been chief marketing officer and senior vice president at Asurion Corp., a private entity and the world's largest technology protection company, since April 2007. Prior to joining Asurion, Mr. Cole was president of CSMG Adventis, a strategic consultancy focused exclusively on the communications, computing, media and entertainment markets, from October 2005 to April 2007. From May 2004 to October 2005, Mr. Cole was vice president and leader of the telecom and media practice at A.T. Kearney, a strategic and operations consultancy. He holds bachelor and masters degrees from Bristol University and Oxford University, respectively.

Gordon D. McCallum

        Mr. McCallum, age 49, has been a director since September 11, 2006. Since September 2005, he has been chief executive officer of Virgin Management Limited, Virgin Group's U.K.-based management services company providing corporate services and general management oversight of

Virgin's investment portfolio. From January 1998 to September 2005, Mr. McCallum was group strategy director of Virgin Management, and prior to that, he worked for Virgin Management as a freelance consultant. Mr. McCallum currently serves on the board of directors of Virgin Mobile USA, Inc., which is listed on the New York Stock Exchange, and a number of other Virgin-branded businesses. In connection with the license agreement entered into with Virgin Enterprises Limited on April 3, 2006 (the "Virgin License Agreement"), which provides for us to license the "Virgin" name and trademark in our business, Virgin Enterprises Limited had the right to propose a candidate to our nominating sub-committee to fill a single seat on our board. Virgin Enterprises Limited proposed Mr. McCallum.

Continuing Directors Whose Terms Expire in 2011

James A. Chiddix

        Mr. Chiddix, age 63, has been a director since July 8, 2008, chairs the business operations and technology committee and serves on the audit committee. Mr. Chiddix has over 35 years experience in the cable industry and currently serves as vice chairman and sits on the board of directors at OpenTV Corp., which develops operating software and applications for digital set-top boxes. He also serves on the boards of directors of telecommunications companies Symmetricom, Inc. and Dycom Industries, Inc. Between March 2004 and April 2007, Mr. Chiddix was chairman and chief executive officer at OpenTV Corp. Mr. Chiddix's prior roles included chief technical officer and senior vice president, engineering and technology at Time Warner Cable, president of MystroTV (a division of Time Warner Inc.), and senior vice president, engineering at Oceanic Cable (a division of Time Warner Inc.).

William R. Huff

        Mr. Huff, age 59, has been a director since January 10, 2003, and chairs our executive committee and nominating sub-committee. He served as our interim chairman of the board of directors from January to March 2003, when Mr. Mooney became chairman. Mr. Huff is the president of the managing member of W.R. Huff Asset Management Co., L.L.C., an investment management firm. Mr. Huff founded W.R. Huff Asset Management Co., L.L.C. in 1984.

James F. Mooney

        Mr. Mooney, age 54, has been a director and chairman of the board of directors since March 2003, and serves on the executive committee. From April 2001 to September 2002, Mr. Mooney was the executive vice president and chief operating officer of Nextel Communications Inc. Prior to joining Nextel, from January 2000 to January 2001, Mr. Mooney was first the chief financial officer, then the chief executive officer and chief operating officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., EBay Inc. and Benchmark Capital. Mr. Mooney was the chief financial officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia, from 1999 to 2000. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM Corporation, including his last position as the chief financial officer of the Americas. Mr. Mooney is also a director of Sirius XM Radio, Inc., a satellite radio company.

John N. Rigsby

        Mr. Rigsby, age 62, has been a director since September 9, 2008, and serves on the business operations and technology committee. Mr. Rigsby has over 30 years experience in the cable industry and most recently was president of Bright House Networks, LLC's Florida Group, a U.S. cable television company, from May 2003 to December 2007. Prior to this, Mr. Rigsby spent eight years as the president of the Florida Division of Time Warner Cable Inc. and nine years with Paragon

Communications Inc., a Time Warner and Houston Industries cable joint venture. Mr. Rigsby also spent nine years at American Television & Communications Corp.

Directors Whose Term Expires in 2009

Edwin M. Banks

        Mr. Banks, age 46, has been a director since May 2003, and serves on the audit committee, the executive committee and the nominating sub-committee. Since October 2006, he has been the founder of Washington Corner Capital Management, LLC, an investment management firm. From 1988 to October 2006, he served as a portfolio manager for W.R. Huff Asset Management Co. L.L.C., an investment management firm. Mr. Banks is also a director of CKX, Inc. and CVS/Caremark Corp.

Executive Officers Who Are Not Directors

        A description of our executive officers who are not directors, including present business experience and business experience during the past five years, follows:

Andrew Barron

        Mr. Barron, age 43, became our chief customer and operations officer in October 2008. Prior to this, Mr. Barron was our managing director of strategy and corporate development from March 2008. Before he joined us, Mr. Barron was chief operating officer of Modern Times Group MTG AB, an international entertainment broadcasting group, from January 2003. From September 2002 to January 2003, he served as chief executive officer of the Viasat broadcasting division of MTG. Prior to that, Mr. Barron was chief executive officer of Chellomedia, the channel production and distribution division of United-PanEurope Communications (now Liberty Global Inc.), from November 1999 to June 2002. Prior to that, Mr. Barron was executive vice president of new media and business development at the European division of The Walt Disney Company.

Jerry V. Elliott

        Mr. Elliott, age 50, became our chief financial officer on January 5, 2009. Prior to this, Mr. Elliott was chief operating officer and chief financial officer of Cengage Learning, Inc., the second largest print and electronic publisher of higher education learning information in the world. Before that, Mr. Elliott was president and chief executive officer of Global Signal Inc., a U.S. wireless tower operator, from 2006 to 2007. Prior to this, from 2002, Mr. Elliott was chief financial officer and from 2005, president of Citizens Communications Company, now Frontier Communications Corporation, one of the U.S.'s largest telecommunications providers. In 1998, Mr. Elliott joined Morgan Stanley as managing director, media and communications, investment banking group, and prior to that, he spent ten years with the international law firm Shearman & Sterling LLP specializing in corporate finance.

Robert C. Gale

        Mr. Gale, age 49, became our vice president—controller on June 17, 2003, and prior to this, was the group director of financial control for our U.K. operations since October 2000. Mr. Gale joined us in May 2000 when we acquired the cable operations of Cable & Wireless Communications plc, where he had held a number of senior financial positions since 1998. Prior to that, Mr. Gale was chief financial officer of Comtel, a cable operator subsequently acquired by us, from 1995 to 1997.

Bryan H. Hall

        Mr. Hall, age 46, became our secretary and general counsel on June 15, 2004. From September 2000 to June 2004, Mr. Hall was a partner in the corporate department of the law firm Fried, Frank,

Harris, Shriver & Jacobson LLP in New York, specializing in public and private acquisitions and acquisition financings. Mr. Hall is an attorney licensed to practice in the State of New York.

Mark Schweitzer

        Mr. Schweitzer, age 49, became our chief commercial officer on October 1, 2007. Before he joined us, Mr. Schweitzer was chief marketing officer of Sprint Nextel Corp, a wireless communications company, from August 2005 to June 2007. Prior to that, he was senior vice president of marketing of Nextel Communications Inc. from April 1997 to August 2005. Mr. Schweitzer has been managing marketing, sales and customer operations functions in the communications industry since 1981, including experience with Time Warner Cable Inc., MCI Communications Corp. and McCaw Cellular, Inc.

Howard Watson

        Mr. Watson, age 46, became our chief transformation and technology officer in October 2008. Mr. Watson was our chief technology and information officer from March 2006 to October 2008. Prior to this, Mr. Watson was the managing director of network technology and information technology at Telewest Global, Inc. ("Telewest") where he had a number of key technical and managerial roles from 1993 until our reverse acquisition of Telewest in 2006. In 1997, Mr. Watson became managing director—networks at Telewest and led the build and operation of Telewest's network including the build of the national network and the digital television and broadband platforms. In 2001, Mr. Watson also became responsible for information technology for Telewest. Mr. Watson will be leaving the Company in early May 2009.

Independence of Directors

        Our board of directors currently consists of 12 members. In evaluating directors' independence, the board uses the independence criteria set forth in the Nasdaq Global Select Market listing standards currently applicable to us. The board has surveyed each of our directors and has determined that, Messrs. Allen, Banks, Benjamin, Cole, Chiddix, Huff, Rigsby, Simmons and Zoffinger are independent, and Messrs. Berkett, McCallum and Mooney are not independent within the meaning of the Nasdaq Global Select Market listing standards. Mr. Berkett is our chief executive officer, Mr. Mooney is our chairman, and, as noted above, Mr. McCallum is affiliated with Virgin Enterprises Limited, with whom the Company transacts business.

Meetings of the Board of Directors

        During the year ended December 31, 2008, the board of directors held eleven meetings and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on three occasions. All directors attended, in the aggregate, 75% or more of all board meetings and of all meetings of committees of which they were a member during the period for which they were a director.

Compensation of Directors

        We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. We reimburse our directors for out-of-pocket expenses related to attending meetings of our board of directors and committees, and visits to the U.K. on Virgin Media business. Our directors who are our employees do not receive additional compensation for their service as a member of our board of directors.

Overview of Compensation Arrangements

        In connection with our recruitment of new non-executive directors with substantial operational and other experience, the revision of our committee structures and greater involvement of our directors in strategic matters, and also taking into account the fall in value of pound sterling against the U.S. dollar (which significantly reduced the dollar value of the compensation payable to our U.S. directors), we implemented several changes in the compensation of our directors over the course of the past year. Some of these were effective in the last half of 2008, and the remainder became effective on January 1, 2009. As a result, our U.S. based non-executive directors are now paid $100,000 per annum and our U.K. based non-executive directors are paid £75,000 per annum. Additionally, our committee chairs are paid $25,000, and our non-chair committee members are paid $10,000, for their service on our audit, compensation, and business operations and technology committees, our non-executive directors are paid a board meeting fee of $1,000 for each meeting beyond five scheduled in-person meetings per year, and our non-executive directors are paid $1,000 per day for each day spent in the U.K. on Virgin Media business (primarily operational reviews and site visits, since our board and committees do not meet in the U.K.).

        In order to encourage director ownership of our shares and further align their interests with those of our stockholders, we also introduced a minimum equity shareholding requirement for our non-executive directors which requires them to hold, over a three-year period, $100,000 worth of capital stock of the Company, and introduced a Deferred Compensation Plan for non-executive directors to permit them to defer the cash compensation to which they would otherwise be entitled into a deferred right to receive shares of our common stock. Interests in this plan and the options held by the directors are credited against the minimum equity shareholding requirement. We also changed our director option awards to an annual grant of 62,500 options (with one year vesting) from a grant of 187,500 options every three years (with one-third vesting each year). Continuing directors will receive their first annual grant of options under these new arrangements in June 2009 and any new non-executive directors will receive a pro-rata grant on the date of their appointment.

Option Grants

        As adjusted for the conversion of shares in the reverse acquisition of Telewest by NTL Incorporated ("NTL") (the "Merger"), in 2003, we granted each of our non-executive directors who was then in office options to purchase 187,500 shares of our common stock at the time of their election to our board of directors. These director options vested in equal installments on the first three anniversaries of the date of grant and fully vested in 2006. These options were granted at an exercise price of $6.00 per share. As a result of changes in U.S. federal income tax laws by the adoption of section 409A of the Internal Revenue Code, option holders who held options with exercise prices below the market price at the time of issuance that had not vested prior to January 1, 2005 faced substantial additional tax and penalties. On December 21, 2007, the Company and Mr. Banks agreed to increase the exercise price of his 125,000 options that fell within this category from $6.00 to $7.82 per share to reflect the market price of the Company's common stock at the time of issuance. As compensation for this adjustment, on March 3, 2008, the Company issued to Mr. Banks 14,996 shares of the Company's common stock with a market value of $227,500.

        At the March 16, 2006 board meeting, each non-executive director who was then in office was granted options to purchase an additional 187,500 shares. These options have an exercise price of $29.06 per share and vest in equal installments on March 16, 2007, 2008 and 2009. These options are intended to reward the non-executive directors for the significant time and attention required of them in connection with the integration of the businesses of NTL and Telewest and our other business activities, to encourage them to remain on the board of directors and to provide them with appropriate incentives to increase the value of the Company to its stockholders. It was agreed at a subsequent board meeting as a matter of policy that new non-executive directors who join the board of directors after that date, but during the three-year vesting period, would be granted a pro-rated number of options with an exercise price that is the higher of the price on March 16, 2006 and the price on the date of grant, and with the same vesting schedule as the March 16, 2006 grant. Gordon D. McCallum joined the board of directors of the Company on September 11, 2006 and on September 14, 2007, the Company granted Mr. McCallum options to purchase 156,250 shares of the Company's common stock at an exercise price of $29.06 per share. Mr. McCallum advised the Company that he holds these options in trust for the benefit of Virgin Entertainment Investment Holdings Limited.

        In July 2008, in the context of the recruitment of new directors, the board of directors determined to grant new non-executive directors who join the board during the three-year vesting period of the March 16, 2006 grant, a pro-rated number of options with an exercise price equal to the mid-market stock price on the grant date. As a result, on July 8, 2008, Messrs. Chiddix, Cole and Simmons were each granted 42,980 options at an exercise price of $11.99 per share with a March 16, 2009 vesting date. On September 9, 2008, Messrs. Allen and Rigsby were each granted 32,192 options at an exercise price of $11.37 per share with a March 16, 2009 vesting date.

Insurance

        We have liability insurance covering our directors and officers for claims asserted against them, or incurred by them, in their capacity as directors and officers of the Company, including claims brought under the U.S Securities Act of 1933, as amended.

Director Summary Compensation Table

        The table below summarizes the compensation paid by us to non-executive directors for the fiscal year ended December 31, 2008. It should be noted in reviewing the table below that the amounts included under the column heading "Option Awards" represent the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123(R) (as defined below). These amounts do not necessarily reflect the current market value or fair value of these awards. For example, the exercise prices of the option awards included below are above the closing share price at December 31, 2008.

        Unless otherwise noted, all amounts in this table paid in pounds sterling have been translated into U.S. dollars at a rate of $1.8523 per £1.00. As of April 24, 2009, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.4697 per £1.00.

Name(1)(a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards(2) ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation(3) ($) (g)	Total ($) (h)
Charles L. Allen(4)	29,914	—	55,144	—	—	—	85,058
Edwin M. Banks(5)	102,727	227,500	230,069	—	—	—	560,296
Jeffrey D. Benjamin	94,342	—	230,069	—	—	—	324,411
James A. Chiddix(6)	54,750	—	93,108	—	—	—	147,858
Andrew J. Cole(6)	43,903	—	93,108	—	—	—	137,011
David Elstein(7)	9,325	—	(800,421)	—	—	—	(791,096)
William R. Huff	92,342	—	230,069	—	—	—	322,411
Gordon D. McCallum	92,615	—	266,400	—	—	—	359,015
John N. Rigsby(4)	34,807	—	55,144	—	—	—	89,951
Steven J. Simmons(6)	52,903	—	93,108	—	—	—	146,011
George R. Zoffinger	117,880	—	230,069	—	—	—	347,949

(1)
Messrs. Berkett and Mooney are not included in the table above as they are our employees and therefore received no separate compensation for their services as directors. The compensation received by Messrs. Berkett and Mooney is shown under the "Summary Compensation Table" in this proxy statement. Mr. Elstein no longer serves on our board of directors.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123R, "Share-based Payments", or FAS 123(R), and therefore may include amounts from awards granted in and prior to 2008. These amounts do not necessarily reflect the current market value or fair value of these awards. For example, the exercise prices of the option awards included below are above the closing share price at December 31, 2008.

        As of December 31, 2008, each non-executive director had the following equity holdings:

	Options
							Phantom Stock Units pursuant to the Deferred Compensation Plan
Name	Number of Securities Underlying Options	Grant Date	Expiration Date	Exercise Price ($)	Shares of Common Stock
Charles L. Allen	32,192	09/09/2008	09/08/2018	11.37	—		—
Edwin M. Banks	62,500	05/07/2003	05/06/2013	6.00	14,996		—
	125,000	05/07/2003	05/06/2013	7.82	—		—
	187,500	03/16/2006	03/15/2016	29.06	—		—
Jeffrey D. Benjamin	187,500	04/11/2003	04/10/2013	6.00	97,930		—
	187,500	03/16/2006	03/15/2016	29.06	—		—
James A. Chiddix	42,980	07/08/2008	07/07/2018	11.99	—		—
Andrew J. Cole	42,980	07/08/2008	07/07/2018	11.99	—		—
David Elstein	—	—	—	—	187,500		—
William R. Huff	187,500	04/11/2003	04/10/2013	6.00	3,467,666	(a)	—
	187,500	03/16/2006	03/15/2016	29.06	—		—
Gordon D. McCallum(b)	156,250	09/14/2007	09/13/2017	29.06	—		—
John N. Rigsby	32,192	09/09/2008	09/08/2018	11.37	10,000		6,121
Steven J. Simmons	42,980	07/08/2008	07/07/2018	11.99	25,000		—
George R. Zoffinger	187,500	04/11/2003	04/10/2013	6.00	10,000		—
	187,500	03/16/2006	03/15/2016	29.06	—		—

  (a)
  Includes shares of common stock held by W. R. Huff Asset Management Co., LLC ("Huff Asset Management") as reported in a Form 4 filed with the SEC on January 5, 2009.

  (b)
  Held in trust for the benefit of Virgin Entertainment Investment Holdings Limited.

(3)
The value of all perquisites and personal benefits for each director was less than $10,000 in 2008.

(4)
The grant date fair value of the 32,192 options granted to each of Messrs. Allen and Rigsby on September 9, 2008 was $91,422.

(5)
As a result of changes in U.S. federal income tax laws by the adoption of section 409A of the Internal Revenue Code, option holders who held options with exercise prices below the market price at the time of issuance that had not vested prior to January 1, 2005 faced substantial additional tax and penalties. On December 21, 2007, the Company and Mr. Banks agreed to increase the exercise price of his 125,000 options that fell within this category from $6.00 to $7.82 per share to reflect the market price of the Company's common stock at the time of issuance. As compensation for this adjustment, on March 3, 2008, the Company issued to Mr. Banks 14,996 shares of the Company's common stock with a market value of $227,500.

(6)
The grant date fair value of the 42,980 options granted to each of Messrs. Chiddix, Cole and Simmons on July 8, 2008 was $132,561.

(7)
Mr. Elstein resigned as a director on February 6, 2008. On this date, Mr. Elstein's 125,000 unvested options lapsed and were cancelled immediately. On May 4, 2008, Mr. Elstein's 62,500 vested options expired unexercised.

Staggered Board

        Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms.

  •
  Our Class I Directors are James A. Chiddix, William R. Huff, James F. Mooney and John N. Rigsby, and their terms terminate on the date of our 2011 annual meeting of stockholders.

  •
  Our Class II Directors are Edwin M. Banks, Neil A. Berkett, Steven J. Simmons and George R. Zoffinger, and their terms terminate on the date this year's annual meeting of stockholders.

  •
  Our Class III Directors are Charles L. Allen, Jeffrey D. Benjamin, Andrew J. Cole and Gordon D. McCallum, and their terms will terminate on the date of our 2010 annual meeting of stockholders.

        At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. Consistent with our certificate of incorporation, in order to have a more equal number of directors in each class of directors after the resignations of Charles K. Gallagher in December 2007 and David Elstein in February 2008, George R. Zoffinger resigned as a Class I Director and was appointed by the board of directors as a Class II Director on February 6, 2008. Neil A. Berkett was appointed as a Class II Director on April 7, 2008 in connection with his permanent appointment as our chief executive officer. On July 8, 2008, the board of directors appointed James A. Chiddix as a Class I Director, Andrew J. Cole as a Class III Director and Steven J. Simmons as a Class II Director. On September 9, 2008, the board of directors appointed Charles L. Allen as a Class III Director and John N. Rigsby as a Class I Director.

Board of Directors Committees

        The board of directors has an audit committee established in accordance with Section 3(a)(58)(A) of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, a compensation committee, a business operations and technology committee, and an executive committee. Our executive committee has a nominating sub-committee. From time to time, the board of directors may establish other committees as it deems necessary.

Audit Committee

        The audit committee of the board of directors reviews, acts on and reports to our board of directors with respect to various auditing and accounting matters. The audit committee is directly responsible for the appointment, compensation and oversight of the independent auditors; pre-approves all audit and permissible non-audit services provided by the independent auditors; reviews and approves the Company's financial statements; reviews and evaluates the Company's internal control structure and procedures for financial reporting and disclosure controls and procedures; monitors compliance with the Company's code of ethics; sets procedures for the receipt and treatment of complaints regarding accounting, controls and auditing matters; and retains professional advisors.

        The current members of the audit committee are George R. Zoffinger, who is its chairman, Edwin M. Banks, Jeffrey D. Benjamin and James A. Chiddix. Mr. Chiddix was added as a committee member on July 8, 2008. Mr. Elstein resigned from the audit committee on February 4, 2008 in connection with his resignation from our board of directors. The board of directors has affirmatively determined that Mr. Zoffinger satisfies the definition of "audit committee financial expert" for purposes of the Exchange Act and the Nasdaq Global Select Market listing standards. The members of the audit committee are independent within the meaning of the Nasdaq Global Select Market listing standards currently applicable to us and Rule 10A-3(b)(1) of the Exchange Act. The audit committee held ten meetings during 2008. Our board of directors has adopted a written charter for the audit committee. A copy of the audit committee charter is attached to this proxy statement as Appendix A.

Compensation Committee

        The compensation committee determines the annual compensation for our executive officers. The compensation committee consists of Charles L. Allen, who was appointed as its chairman on September 9, 2008, Andrew J. Cole and Steven J. Simmons. Messrs. Cole and Simmons were added as committee members on July 8, 2008. Messrs. Benjamin and Zoffinger rotated off the compensation committee on the same date, and after a transition period, Mr. Banks rotated off the compensation committee on December 11, 2008. The members of the compensation committee are independent within the meaning of the Nasdaq Global Select Market listing standards. Both prior to and following the Merger, the compensation committee serves as the compensation and option committee under the Virgin Media Inc. 2006 Stock Incentive Plan (which is the former NTL Incorporated 2006 Stock Incentive Plan), the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan (which is the former NTL Incorporated 2004 Stock Incentive Plan), and the Virgin Media Inc. 2004 Stock Incentive Plan (which is the former Telewest Global, Inc. 2004 Stock Incentive Plan), and the administration committee under the Virgin Media Sharesave Plan. The compensation committee held seven meetings during 2008 and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on four occasions. Our board of directors has adopted a written charter for the compensation committee. A copy of the compensation committee charter is attached to this proxy statement as Appendix B.

Executive Committee

        The executive committee is responsible for recommending individuals to serve on the board of directors and as our executive officers, advising the board with respect to the board's committees and other structural issues, overseeing our management, approving budgets and recommending other changes in our management, operations, strategy and business. The executive committee consists of William R. Huff, who is its chairman, Edwin M. Banks, James F. Mooney and George R. Zoffinger. On March 15, 2004, the board of directors established a sub-committee of the executive committee to serve as the nominating committee and the responsibility for recommending individuals to serve on the board of directors was delegated to the nominating sub-committee. Further information regarding the nominating sub-committee is provided below. The executive committee held one meeting during 2008.

Nominating Sub-Committee

        Our nominating committee is a sub-committee of the executive committee. It consists of all of the members of the executive committee who are independent directors within the meaning of the Nasdaq Global Select Market listing standards. Presently, its members consist of William R. Huff, who is its chairman, Edwin M. Banks and George R. Zoffinger. The nominating sub-committee considers and recommends nominees for election to the board of directors, consistent with the board's criteria for selecting new directors and independence requirements imposed by law and the Nasdaq Global Select Market listing standards. In addition, the nominating sub-committee reviews the suitability for continued service of each existing director when his or her term expires or there is a significant change in his or her status, including his or her outside employment. The nominating sub-committee held three meetings during 2008. Our board of directors has adopted a written charter for the nominating sub-committee. A copy of the nominating sub-committee charter is attached to this proxy statement as Appendix C.

        The nominating sub-committee considers recommendations for director nominees proposed by directors, management or stockholders. Stockholders may recommend nominees in accordance with the procedures set forth below by giving timely notice of such recommendation in proper written form to our corporate secretary at Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, New York 10022. You must be one of our stockholders of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the relevant meeting. On occasions, the nominating sub-committee may consider retaining a third party to identify candidates and would, in such circumstances, pay an appropriate fee to the third party for that service. The nominating sub-committee did not engage a third party for that purpose during 2008 or in connection with the nomination of directors for election at this year's annual meeting of stockholders.

        In evaluating nominees, the nominating sub-committee generally considers the current size and composition of the board, including the current number of independent directors and whether there is a vacancy on the board. The nominating sub-committee also considers the skills and experience of the existing directors and the nominee relative to our business and its needs, the nominee's individual reputation for integrity, honesty and adherence to high ethical standards, the nominee's demonstrated business acumen and ability to exercise sound judgments that relate to our current and long-term objectives, the nominee's ability to act in the interests of all stockholders and the presence or absence of conflicts of interest that would or might impair the nominee's ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. There is no difference in the evaluation of a nominee recommended by board members, management or stockholders.

Business Operations and Technology Committee

        The business operations and technology committee was established on September 9, 2008. The committee provides oversight of management's activities in the areas of the Company's business operations, technology and innovation. The business operations and technology committee consists of James A. Chiddix, who is its chairman, John N. Rigsby and Steven J. Simmons.

Stockholder Nominations

        Pursuant to the advance notice requirements set forth in Article II, Section 5 of our by-laws, in the case of a stockholder notice of a nomination of a director at an annual meeting, we will consider the notice timely if we receive such notice not less than 75 days nor more than 90 days prior to the first anniversary of the date of the preceding year's annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year's annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs.

        In the case of a stockholder nomination of a director at a special meeting called for the purpose of electing directors, we will consider the notice timely if we receive such notice not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made.

        The stockholder's notice must in each case set forth as to each person the stockholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by the person; and

  •
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

        As to the stockholder giving the notice, the notice should set forth:

  •
  the name and record address of the stockholder proposing the nomination;

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder;

  •
  a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder;

  •
  a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

        The notice must be accompanied by a written consent of each proposed nominee to being named or referred to in our proxy statement as a nominee of the board of directors and to serve as a director if elected. We may require any proposed nominee to furnish other information (which may include meetings to discuss the information) as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as one of our directors.

        No person is eligible for election as one of our directors unless he or she has been nominated in accordance with the procedures set forth in Article II, Section 5 of our by-laws and summarized above. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was defective in accordance with the provisions of Article II, Section 5 of our by-laws, and if the officer shall also determine, the officer shall so declare to the meeting that the defective nomination be disregarded.

Compensation Committee Interlocks and Insider Participation

        The compensation committee of our board of directors consists of Charles L. Allen, who is its chairman, Andrew J. Cole and Steven J. Simmons. Messrs. Cole and Simmons were added as committee members on July 8, 2008. Messrs. Benjamin and Zoffinger rotated off the compensation committee on the same date, and after a transition period, Mr. Banks rotated off the compensation committee on December 11, 2008. None of the members of the compensation committee has, at any time, been an officer or employee of ours and none has any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company nor has any relationship existed in the past.

Stockholder Communications with the Board of Directors

        Stockholders, employees and members of the public generally are encouraged to communicate to management, or directly to any member of the board of directors, any concerns which they may have about us, our management, business activities, practices or conduct, although the board believes that communications regarding auditing matters, our accounting practices, internal controls and compliance with ethical standards are best directed to the chairman of the audit committee.

        Communications may be addressed to the board of directors and any individual director or member of management, c/o Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, New York 10022. The identity of persons expressing concerns that are critical of our board of directors, management or us, or that relate to violations of law or ethical standards of conduct, will be treated as confidential except to the extent necessary to evaluate and, if appropriate, investigate and address the questions or concerns raised. There will be no retaliation taken against persons who raise questions or concerns about us lawfully and in good faith.

Code of Ethics

        We have adopted a code of ethics for our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. Our code of ethics establishes policies to promote honest and ethical conduct and to deter wrongdoing, including policies governing actual or apparent conflicts of interest, compliance with laws and prompt internal reporting for violations.

        Our code of ethics is posted on our website at www.virginmedia.com/investors under "Corporate Governance". In the event that we amend our code of ethics or grant a waiver from its restrictions to a person covered by the code of ethics, we will provide this information on our website within four business days following the date of the amendment or waiver.

        We will provide to any person without charge, upon request, a copy of our code of ethics. Requests should be sent to Richard Williams, Virgin Media Inc.—Director Investor Relations, 909 Third Avenue, Suite 2863, New York, New York 10022, tel: +1 212 906 8447,
fax: +1 212 752 1157.

Director Attendance at Annual Meetings of Stockholders

        We encourage all of our directors to attend the annual meeting of stockholders. All of our then directors, except one, attended the annual meeting held in 2008.

Stockholder Approval

        Directors are elected by a plurality of the votes cast by the holders of shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise in your proxy, the proxy holders intend to vote the shares they represent "FOR" the election of each of Messrs. Berkett, Simmons and Zoffinger. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote "FOR" the election of each of the nominees to the board of directors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The second proposal is to ratify the appointment by the audit committee of Ernst & Young LLP as the independent auditors for the fiscal year ending December 31, 2009.

        Subject to ratification by the stockholders, the audit committee is reappointing Ernst & Young LLP as independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2009.

        Representatives of the firm of Ernst & Young LLP are expected to be available by telephone at the annual meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees

        Ernst & Young LLP are our principal accountants. We provide in the table below an analysis of the fees billed to us by Ernst & Young LLP in each of the years ended December 31, 2008 and December 31, 2007 (in millions). All of these services were pre-approved by the audit committee. All amounts in this table that originated in pounds sterling in respect of the year ended December 31, 2008 have been translated into U.S. dollars at a rate of $1.8523 per £1.00 and in respect of the year ended December 31, 2007 have been translated at a rate of $2.0017 per £1.00.

	Year ended December 31,
	2008	2007
Audit fees	$6.2	$7.6
Audit-Related fees	0.2	0.1
Tax fees	0.6	2.7
All other fees	—	0.1

	$7.0	$10.5

        Audit fees.    Audit fees represent the aggregate fees incurred for audit services provided to us by Ernst & Young LLP. Audit services included the audit of our annual financial statements included in our Form 10-K, the audit of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, the quarterly review of financial statements included in our Forms 10-Q, the audit of the annual financial statements of Virgin Media Investment Holdings Limited ("VMIH") included in our Form 10-K, the quarterly review of the financial statements of VMIH included in our Forms 10-Q, the audit of the annual financial statements of South Hertfordshire United Kingdom Fund, Ltd. ("South Herts") included in its Form 10-K, the quarterly review of the financial statements of South Herts included in its Forms 10-Q, the statutory audits of the financial statements of our affiliates and subsidiaries as required under the U.K. Companies Act, together with services in connection with the convertible debt issuance in April 2008.

        Audit-Related fees.    Audit-Related fees represent the aggregate fees incurred for assurance and related services by Ernst & Young LLP that are related to the audit or review of our financial statements. Audit-Related services included the audit of our pension schemes and advisory services in respect of various corporate transactions.

        Tax fees.    Tax fees represent the aggregate fees incurred for professional services rendered by Ernst & Young LLP for tax compliance and tax advice. Tax services included compliance work regarding the preparation and filing of our U.S. tax returns, advice on various employee tax matters and advising on various corporate tax issues relating to various corporate transactions.

        All Other fees.    All other fees represent the aggregate fees billed for all other products and services provided by Ernst & Young LLP. There were no such services provided in 2008. For the year ended December 31, 2007, this represented fees in respect of real estate advisory services.

Audit Committee's Pre-approval Policies and Procedures

        The Audit Committee's policy on pre-approval requirements for audit and non-audit services provided to us by our independent registered public accounting firm was amended in March 2007 and is summarized as follows:

  •
  Annually, the Audit Committee will agree on the scope and terms, including the fees, of the engagement for the services to be provided by the Auditors as part of the recurring annual audit of the Company ("Annual Audit Services"). The services included as part of the Annual Audit Services include: the audit of the Company's consolidated financial statements and its internal control over financial reporting; the audit of the separate financial statements of South Herts, VMIH and Subsidiaries, Virgin Media Finance PLC and any other subsidiaries or affiliates which may require audits in relation to securities issued or to be issued, including, if required, the audits of their internal control over financial reporting; the review of interim unaudited financial statements of the Company and the separate interim unaudited financial statements of South Herts and VMIH and any other subsidiaries or affiliates which may require reviews in relation to securities issued or to be issued; and the statutory audits of the financial statements of the Company's subsidiaries and affiliates.

  •
  Annually, the Audit Committee will pre-approve, on a category basis, additional audit services, such as correspondence with regulatory agencies, consents to registration statements, comfort letters, and other financial reports required by regulatory bodies ("Additional Audit Services").

  •
  Quarterly, the Audit Committee will pre-approve, on an engagement specific basis, the Audit-Related services, Tax services and Other services for permissible services as set forth in the pre-approval policy, plus any additional categories of Additional Audit Services not included in the annual pre-approval (collectively, inclusive of those additional categories of Additional Audit Services, "Permitted Services") to be provided by the Auditors to the Company in respect of Permitted Services which are expected to commence during the following three months.

  •
  Each request for pre-approval of Permitted Services will be accompanied by an estimate of the related fee although such fee estimate will not represent the maximum fee that may be incurred unless the Audit Committee expressly requests that a limit be imposed in respect of a specific service.

  •
  Between meetings, the Chairman of the Audit Committee has delegated authority to pre-approve Services within the scope of Permitted Services on an ad-hoc basis to meet specific needs with estimated fees of up to £100,000 per engagement. The Chairman will report any such services approved in this manner to the next meeting.

  •
  The Audit Committee will be informed routinely as to the audit and non-audit services actually provided by the Auditors pursuant to this policy, including details of the fees billed for such services.

Stockholder Approval

        The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 will require the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise in your proxy, the proxy holders intend to vote the shares they represent "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

PROPOSAL 3
APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES UNDER
THE VIRGIN MEDIA SHARESAVE PLAN

        Our board of directors adopted the Virgin Media Sharesave Plan (the "Sharesave Plan") on February 21, 2008 following approval by our stockholders on May 16, 2007. The Sharesave Plan enables eligible employees to receive options, referred to as sharesave options, to purchase shares of the Company's common stock at a discount using savings deposited from the employee's payroll into a savings account each month. The Sharesave Plan is a type of employee incentive plan used by U.K. companies, including many large companies with shares listed on the London Stock Exchange. It is the U.K. equivalent of a U.S. stock purchase plan which complies with section 423 of the Internal Revenue Code. However, the features of the Sharesave Plan (which are described below) have been tailored to meet the applicable U.K. tax and regulatory provisions, including the applicable discount rate, thereby providing a tax efficient opportunity for eligible employees to purchase the Company's shares and align the interests of employees with stockholders. In 2007, the Company's stockholders approved an aggregate of 3.0 million shares to be available for issuance pursuant to the Sharesave Plan. The Company is requesting the approval of an additional 7.0 million shares to be available for issuance over the next few years pursuant to the Sharesave Plan.

Summary of the Plan

        The Sharesave Plan is a broadly based stock option arrangement, which means that when we choose to operate the Sharesave Plan, all eligible employees have to be invited to participate. The Sharesave Plan has been approved by the U.K. HM Revenue & Customs, or HMRC, under Schedule 3 of the Income Tax (Earnings and Pensions) Act 2003. Eligibility under the Sharesave Plan extends to our employees who are U.K. tax residents.

        The Sharesave Plan is administered by our compensation committee. The compensation committee has the general authority to exercise all powers necessary or advisable to administer the Sharesave Plan (subject to (i) the approval of HMRC where such approval is required and (ii) what is permitted under the plan rules). All decisions made by the committee are final, binding and conclusive. Upon any capitalization event, the number of shares that are subject to an option and/or the exercise price thereof may be adjusted, subject to prior HMRC approval, in such manner as the compensation committee confirms to be fair and reasonable.

        Under the terms of the Sharesave Plan, participants enter into savings contracts under which they agree to have amounts deducted from their net salary each month. These sums are held within special savings accounts that are operated by an appointed independent savings carrier. Our appointed carrier is the Yorkshire Building Society. A participant's option can only be exercised using the proceeds of his or her savings account plus interest. The monthly statutory maximum and minimum limits on the amount that a participant can save under savings contracts are currently £250 per month and £5 per month, respectively. Within these limits, the compensation committee can specify a different maximum amount.

        The compensation committee can generally determine the exercise price of options granted under the Sharesave Plan. However, the exercise price of options granted under the plan cannot be less than 80% of the fair market value of a share of common stock at the time invitations are issued. Individuals can be invited to take out savings contracts that last for three, five or seven years. Under a three or five year contract, savings are made for three and five years, respectively. Under a seven year contract, savings are made for five years but are left within the special savings account for a further two years. At the end of the savings contract, participants receive interest in the form of a tax-free bonus.

        A sharesave option can only be exercised using the proceeds of the participant's savings contract. This will be the combination of his or her savings and any interest thereon or the tax-free bonus payable to him or her. A participant is free to withdraw his or her savings at any point; however, if he or she does so, his or her corresponding sharesave option will lapse. The exercise price of the sharesave option is in pounds sterling and the shares subject to an option will be such number as can be bought at the exercise date at the pre-established exercise price.

        A participant may exercise his or her sharesave options during the period of six months from the maturity of his or her savings contract. Following maturity, if the participant does not want to exercise his or her options, which are generally not transferable, he or she can instead take his or her savings and tax-free bonus and allow his or her options to lapse. On leaving the company, a participant, depending on whether their reason for leaving is voluntary or involuntary, can continue saving up to the end of the savings contract and receive a tax-free bonus, or close the account and have all their savings returned, plus any interest, as long as they have made twelve monthly payments and saved for a minimum of a year. If they leave involuntarily, they can also carry on saving for up to six months and at any time during the six months, they can choose to use the savings plus any interest to buy shares at the pre-established exercise price. Any shares underlying the lapsed options can then be re-allocated under the Sharesave Plan.

2008 Sharesave Grant

        The Company intends to grant options under the Sharesave Plan on an annual basis. The first grant of options under the Sharesave Plan occurred in May 2008 and employees were offered the opportunity to save up to £100 per month over a three-year savings contract period, beginning July 1, 2008. The 2008 grant attracted 3,821 employees representing a take up rate of 28.93%, which according to the Yorkshire Building Society, was above the first-time take up rate experienced by other schemes operated by them. The option exercise price was £4.92 based on a 20% discount of the mid-market share price of £6.14 on the grant date (using an exchange rate of $1.9756 per £1.00). In July 2008, 2,020,847 shares were initially subject to options granted under the Sharesave Plan. As at March 31, 2009, 1,790,910 options were outstanding as a result of employees who have left the Company or withdrawn from the plan, and 1,209,090 options were available for future grants under the Sharesave Plan.

Additional Shares

        When the Sharesave Plan was originally approved by our stockholders and subsequently adopted by our directors it was specified that an aggregate of 3.0 million shares would be available for issuance under the plan. Following the first grant of options under the Sharesave Plan, as at March 31, 2009, there were 1,790,910 granted options and 1,209,090 options available for future grants under the Sharesave Plan. In order to facilitate the grant of further options over the next few years under the Sharesave Plan, it is proposed that an additional 7.0 million shares be available for issuance under the plan. Following the proposed increase, the aggregate number of shares that will be available for issuance under the Sharesave Plan will be 10.0 million. The value of the benefits that will be received by the employees in connection with the grant of further options under the Sharesave Plan is currently not determinable.

Stockholder Approval

        The approval of the issuance of an additional 7.0 million shares under the Sharesave Plan requires the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent "FOR" the approval of the issuance of an additional 7.0 million shares under the Virgin Media Sharesave Plan. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote "FOR" the approval of the issuance of an additional 7.0 million shares under Virgin Media Sharesave Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The following discussion and analysis is intended to provide a basis for understanding the factors influencing the determination of compensation of our named executive officers with respect to the 2008 fiscal year. More specific compensation information and discussion of the terms of our plans can be found in the tables, plan descriptions and other analyses that follow this report.

        The current design of the Company's executive compensation programs utilizes a mix of base salary, variable annual bonus, equity-based incentives and other benefits. We believe that our current programs and level of compensation have been appropriate for purposes of recruiting, retaining and incentivizing the named executive officers, consistent with the Company's compensation philosophy.

        2008 was a year of change for the Company, as well as the compensation committee, in the face of a challenging financial market environment. In November 2008, the Company announced a restructuring plan, referred to as building for our future, aimed at creating a fully integrated, customer-focused organization. Pursuant to the restructuring plan, the Company has implemented a new operating model for the organization with the objective of delivering significant improvements in customer focus, product delivery and management, and providing clearly defined divisions to streamline its decision-making processes. In preparation for the organizational change, the structure and membership of the senior executive team was amended in October 2008 to focus on both implementation of the new operating model and delivery of the long-term strategic goals of the Company.

        In the summer of 2008, we appointed a number of new board members and rotated new members onto the compensation committee. The new members bring a mix of U.S. and U.K. experience and the new chairman has substantial compensation committee experience at other public companies. The compensation committee began a strategic review of the Company's executive compensation programs in late 2008 and also selected new independent advisors. Although the Company's fundamental compensation philosophy remains the same, the compensation committee is reviewing the Company's structure of compensation and its ability to motivate its senior executives to deliver both day-to-day operational success and sustained long-term returns for the Company and its stockholders.

        The compensation arrangements in 2008 were substantially similar to 2007, with the exception that the Company introduced individual performance assessments in the determination of cash bonus levels as part of the Company's non-commission annual bonus scheme. As described in greater detail below, executives and employees in this scheme were evaluated on a scale of one to six, and bonus levels achieved through group performance were subject to individual performance multipliers based on the individual's rating. The inclusion of a personal assessment measure reflects management's objective to create a high-performing organization.

Compensation Committee Procedures

        In accordance with its charter, the compensation committee has responsibility for establishing, implementing and monitoring adherence to the compensation philosophy set out below, and approving the compensation arrangements for our named executive officers, among others.

        In carrying out its responsibilities, the compensation committee evaluates recommendations from the chief executive officer as to compensation of other named executive officers except for the chairman of the board of directors. The chief executive officer also participates in compensation committee discussions regarding the compensation of those officers. The chief executive officer does not participate in compensation committee discussions of his own or the chairman's compensation. The compensation committee also considers recommendations from the chairman as to executive compensation of other named executive officers, including the chief executive officer. The compensation committee approves the chairman's compensation but receives recommendations from the executive committee (excluding the chairman), including in respect of certain performance objectives and achievements of the chairman relating to his performance-based restricted stock. The compensation committee also reviews information provided by the Company's human resources department.

        For the 2008 fiscal year, the compensation committee, together with the Company, retained external advisors, including Deloitte Consulting LLP ("Deloitte"), to provide advice on a variety of compensation matters. The advice provided by Deloitte to the compensation committee was mainly with regard to named executive officer compensation trends and also included research on the development of a comparator group for benchmarking data. After the change to its membership, the compensation committee undertook a review of its advisors in late 2008. The tender process was completed in February 2009, and the committee retained Kepler Associates, a U.K.-based consulting firm, and Pearl Meyer & Partners, a U.S.-based consulting firm, as joint independent advisors. The compensation committee determined that Kepler Associates and Pearl Meyer & Partners will act solely as joint advisors to the committee, and will not perform other services for the Company.

        The Company also consults with its executive search consultants to structure compensation packages for new hires at a level required to achieve its recruitment needs while maintaining its philosophical objectives. This information is reviewed by the compensation committee in making its compensation determinations.

        The compensation committee considers all information provided to it by its external advisors, and also consults with the Company's human resources department and the chief executive officer and/or the chairman. However, the committee makes the final decisions in its sole discretion with regard to overall executive compensation strategy and individual executive remuneration having considered all information provided as well as the members' own collective experience and judgment. It may also, where appropriate, consult with other members of the board of directors, particularly in respect of the compensation of the Company's executive chairman and chief executive officer.

General Compensation Philosophy

        The Company aims to ensure that the Company's compensation program is entwined with the achievement of its business strategy and continues to support the Company's culture. As a leading entertainment and communications business providing the first "quad-play" offering of television, broadband, fixed line telephone and mobile telephone services in the United Kingdom, the Company's broader compensation structure is shaped by the following vision:

  "to create a vibrant mix of fixed and variable rewards and benefits which, as a critical part of the employee value proposition, attracts, motivates and retains our people, inspiring them to deliver unrivalled levels of service to our customers and consequently producing strong returns for the Company and its stockholders".

        The vision is supported by a set of core objectives to:

  (1)
  attract and retain talented executives to drive achievement of the Company's business objectives;

  (2)
  provide fair, competitive compensation to the executive officers and other employees based upon their performance and contributions to the Company; and

  (3)
  align the incentives of the executive officers with the interests of stockholders and develop a sense of Company ownership through the mix of short, medium and long-term cash and stock incentives.

        The broader business context has important implications for the management of compensation across the organization. First, because the Company is a U.S.-listed company with predominantly U.K. operations, the compensation-related views and expectations of many of our stockholders are based on U.S. rather than U.K. practices, yet almost all of our employees (other than at the most senior level) are from the U.K. For instance, in the U.S. the proportion of pay at risk tends to be higher than in the U.K., and in the U.K. a higher proportion of equity plans are subject to performance conditions as compared with the U.S. Additionally, within the broader mix of benefits, pension payments are significantly higher in the U.K. than in the U.S. Second, due both to industry factors and the fact that the Company is a U.S. public company, the Company's recruitment for senior roles takes place in the U.K., U.S. and elsewhere. Consequently, the Company needs to be flexible in constructing the total reward package for its executives. Third, the Company's cross-border configuration and its proportionately high level of leverage (which means that the Company's equity value is proportionately low relative to enterprise size) complicate the selection of corporate comparators for purposes of benchmarking. These issues are further explored below.

1.     Attract and Retain Talented Executives

        Over the last three years, the Company has consistently been faced with increased competition as more companies enter the market to offer "triple-play" television, broadband and fixed line telephony services that both compete directly with the Company's product offering and have changed the pricing landscape across the industry. As the incumbent triple-play supplier, historically focused on network and technical expertise, the Company re-focused its strategy in 2008 to exploit the capabilities of its cable network to lead in next generation broadband and on-demand television, and to expand its contract mobile customer base through cross selling to its cable customers.

        The introduction of a new operating model in 2008 aimed at creating a fully-integrated, customer-focused organization resulted in the need to recruit talented, experienced senior executives by attracting them from existing positions in customer-focused organizations. In some instances, in order to attract them to move quickly, we have needed to compensate them for arrangements they were leaving behind.

        Additionally, the Company has continued to need to attract a small number of executive-level expatriates from the U.S., given that the U.S. is a key talent pool for some senior roles in the cable industry; and Virgin Media Inc. is a U.S. public company, and, consequently, our senior executives need to be experienced and comfortable in addressing the expectations of its primarily U.S. equity investors and debt holders, as well as knowledgeable in the relevant U.S. securities law and corporate law issues and U.S. accounting requirements.

2.     Provide Fair, Competitive Compensation Based upon Performance

        The Company's incentive compensation programs are designed to measure and reward short, medium and long-term performance. Annual performance targets are included in the annual bonus scheme covering approximately half of the Company's employees and provide the primary link between incentive compensation and the Company's business strategy and operational results for the fiscal year. The performance targets under the annual programs are reviewed and established each year based on the Company's business goals and the competitive environment. The performance targets for our named executive officers and others are described in more detail below. In 2008, in order to build the foundations of a high performing organization, a direct link was made between business and personal performance by the inclusion of a personal multiplier in the annual bonus scheme. This also is further described below.

        Longer term financial performance targets are included in the equity-based long-term incentive plans. A few of the named executive officers also have performance-based restricted stock and option awards which vest based on annual or longer term performance targets. These compensation programs and the principal measures used to implement them are described in further detail in the following sections.

3.     Align the Incentives of Executive Officers with the Interests of Stockholders and Develop a Sense of Company Ownership

        The Company wishes to align the incentives of its senior executives with value creation for stockholders through compensation packages that are a mix of non-equity and equity incentive compensation. The compensation committee believes that it is important that the named executive officers have the opportunity to build a meaningful ownership stake in the Company through restricted stock, restricted stock units and stock options. The issuance of these equity-based awards under the incentive plans is intended to align the executives' interests with stockholders' interests by ensuring there is an explicit link between their success and that of stockholders, through any rise and fall in stock price that may occur.

        In 2008, the Company experienced a significant decline in its stock price and, as a result, most options held by senior executives are substantially underwater. The Company recognizes that many stockholders have experienced substantial losses as a result of these declines, and to that extent, the interests of stockholders and senior executives have been aligned.

Overview of 2008 Changes in Named Executive Officers

        As mentioned above, 2008 was a year of change for the Company as the new senior executive team was created in line with the new operating model, including the following key changes:

  •
  confirmation of Mr. Berkett as the permanent chief executive officer in March 2008

  •
  departure of Mr. Kerrest, the former chief financial officer, on March 31, 2008

  •
  appointment of Mr. Gallagher, the senior vice president, finance, as the principal financial officer in April 2008 on an interim basis upon the chief financial officer's departure

  •
  extension of the contract for Mr. Hall, the general counsel, in August 2008

  •
  appointment of Mr. Elliott as the new chief financial officer in January 2009

Confirmation of Permanent Chief Executive Officer

        Mr. Berkett was promoted from chief operating officer to acting chief executive officer in August 2007 and then confirmed as chief executive officer in March 2008. Prior to his promotion, Mr. Berkett was remunerated with a base salary of £425,000 per annum, a salary which was effective from January 1, 2006. Prior to this, he earned a base salary of £375,000 per annum, set when he joined the Company in September 2005. At the time of Mr. Berkett's confirmation as chief executive officer, the compensation committee approved an initial stage increase in base salary to £550,000, with a view to further evaluating the level and design of his compensation program after Mr. Berkett had had a further period of time in the role, taking into account, among other things, the split of responsibilities between the Company's chairman and Mr. Berkett. The chairman's contract is due for renewal at the end of April 2009, and the compensation committee, in consultation with the other non-executive members of the board of directors, is also considering the appropriate terms for that renewal.

        Also at the time of Mr. Berkett's confirmation as chief executive officer, the committee awarded Mr. Berkett 500,000 options vesting in equal installments over a five-year period with an exercise price of $13.72 per share (based on the mid-market price on the date of issuance) and 300,000 options with an exercise price of $13.72 per share vesting if the Company's stock price increases to $20.42 per share for ten consecutive days by May 7, 2013. This award was seen as consistent with the Company's philosophy to align the interests of the executive officers and the stockholders.

Departure of Chief Financial Officer and Appointment of Senior Vice President, Finance as Principal Financial Officer

        Mr. Kerrest left the Company at the end of March 2008. Mr. Kerrest's continuing employment with the organization was critical through the first quarter as the Company's search for a chief financial officer continued and he was persuaded to extend his service beyond his initial intended departure date. In accordance with the terms of the extension of his contract, he received fifteen months base salary as severance in addition to a pro-rata payment in respect of the 2008 annual bonus scheme (the "2008 Bonus Scheme"), a pro-rata vesting of restricted stock units subject to the achievement of the performance conditions under the 2006 LTIP (as defined below), accelerated vesting of 100,000 options that were scheduled to vest in September 2008, and continued medical benefits under the terms of the Company's plans for fifteen months after his departure date. Since the Company did not have a new chief financial officer in place at the time of Mr. Kerrest's departure, the Company asked him to act as a consultant in connection with the Company's convertible bond offering in April 2008. The Company paid Mr. Kerrest a consulting fee of £52,000 in connection with that work.

        After Mr. Kerrest's departure, Mr. Gallagher, who joined the Company in December 2007, as its senior vice president, finance, agreed to serve on an interim basis as the Company's principal financial officer. In that connection, Mr. Gallagher's base salary was increased from £250,000 to £330,000 per annum and his on-target bonus entitlement was increased from 70% to 75% of base salary, which is consistent with the compensation levels of the departing chief financial officer. Mr. Gallagher was initially hired for a twelve-month period (consisting of two six-month terms) to focus on operational improvements at the Company. Mr. Gallagher's employment terms are described under "Summary Compensation Table—Summary of Non-Equity Compensation Terms of Employment Agreements—Charles K. Gallagher".

        In July 2008, the Company had not found a permanent chief financial officer. Given the Company's critical need for a principal financial officer and the Company's desire to retain Mr. Gallagher, the compensation committee approved the payment of a retention bonus of £165,000 to Mr. Gallagher on December 31, 2008 if he remained employed by the Company at that time. The compensation committee further agreed that for Mr. Gallagher's second six months of service as the principal financial officer, given his role on the senior executive team, his bonus would be based upon the same scorecard as the other members of senior management.

        In December 2008, once the new chief financial officer was recruited, the compensation committee approved the extension of Mr. Gallagher's contract to March 31, 2009 on the same terms and conditions so that he could continue to work on a divestiture project and ensure a smooth transition to the new chief financial officer, who joined the Company on January 5, 2009. Mr. Gallagher was incentivized specifically through the divestiture project he worked on in late 2008 and early 2009, whereby Mr. Gallagher would receive a payment dependent upon the success of that project. Based upon the closing of the divestiture, the compensation committee approved an award of £150,000 in April 2009. Mr. Gallagher left the Company's employ on April 15, 2009.

Extension of General Counsel Contract

        Mr. Hall's previous contract was due to expire on December, 31 2008 and his amended one-year contract was approved by the compensation committee in July 2008. Effective from July 1, 2008, Mr. Hall received an increase in his base salary to £375,000, reflecting his expanded role that was emerging through the organizational restructuring (Mr. Hall assumed responsibility for the corporate affairs functions while continuing to perform his existing functions) and his overall strong performance in the Company's merger & acquisition and regulatory activities. The compensation committee also approved an award of 200,000 options that would vest over the term of his amended contract, consistent with the number of options previously granted to Mr. Hall at the time he joined the

Company in 2004 and the renewal of his contract in 2006. As part of the amended contract, Mr. Hall's severance terms were reduced from three times base salary to two times base salary on termination without cause (other than on a change of control). At the same time, his entitlement on non-renewal was modified so that it would be paid unconditionally for twelve months (under his prior contract, the second six months would have been paid only in circumstances where he remained unemployed during that period). The other significant terms of his contract remain unchanged.

Appointment of New Chief Financial Officer

        Mr. Elliot was appointed as the new chief financial officer in December 2008, with a start date of January 5, 2009. The compensation package approved reflected the Company's view that it needed to attract an expatriate executive with the requisite operational and leveraged finance experience both to deliver the Company's growth agenda and address the Company's financing needs that are critical to the Company's success in the next few years. On joining, the base salary approved was £450,000 per annum with an on-target bonus of 100% of salary (0–200% range), and Mr. Elliott was granted 600,000 options at an exercise price of $4.86 per share (the mid-market price on the date of issuance), with 200,000 options vesting on December 31, 2009 and 100,000 options vesting on each of December 31, 2010, 2011, 2012 and 2013. While Mr. Elliot's contract term is five years, the contract can be terminated by the Company without cause on payment, for the period from the effective date to and including January 5, 2011, of two times base salary, and for the period from January 6, 2011 to and including December 31, 2013, of one times base salary. Mr. Elliot also receives expatriate benefits, including a housing allowance, home leave flights, school fees for his children and international health cover.

Elements of Compensation

        The Company seeks to achieve its compensation objectives through four core compensation elements:

  •
  base salary;

  •
  variable, annual, performance-based cash bonus;

  •
  periodic grants of long-term equity-based compensation such as stock options, restricted stock units and/or shares of restricted stock; and

  •
  benefits and retirement plans.

        These elements are designed to combine to promote the objectives referred to above. The following table illustrates how each element of compensation is related to the Company's objectives:

Reward for Performance
Compensation Element	Attract	Retain	Short- Term	Long- Term	Alignment with Stockholder Interests
Base salary	X
Performance-based annual cash bonus	X	X	X		X
Equity-based awards	X	X	X	X	X
Benefits/retirement plans	X	X

        The combination of base salary, retirement plans and benefits provides a minimum level of compensation to help attract and retain experienced, well-qualified executives. The performance-based annual cash bonus is designed to reward achievement of annual goals central to the financial success of the business and creation of stockholder value in the short and medium term. In 2008, our senior executive compensation was linked approximately 50% to continued employment (i.e. fixed pay, pension, time vested options and shares) and 50% to performance (i.e. variable pay based upon internal measures), in line with general U.S. and U.K. practice.

        The Company's philosophy is to target total compensation for high performers (base salary, bonus, equity awards, benefits and retirement plans) above the median of companies similar in size and complexity to help ensure its ability to attract and retain the talent required to achieve its challenging business strategy.

Base Salary

        The objective of the base salary is to initially attract the executive as well as to provide a fixed compensation to an individual reflecting their job responsibilities, experience, value to the organization, internal pay relativity and demonstrated performance. The base salary element of the compensation package is generally reviewed annually (except for the executive chairman) and serves as the baseline from which the calculation for other elements are made (e.g. bonus, pension contributions). Each of the named executive officers is party to a negotiated employment agreement, which provides for a specified or minimum base salary. More detailed descriptions of the non-equity terms of the employment agreements with each of the named executive officers can be found in the section entitled "Summary Compensation Table—Summary of Non-Equity Compensation Terms of Employment Agreements".

        In 2008, the compensation committee was advised by Deloitte. At the committee's request, Deloitte used its standard Company Size and Complexity ("CSC") methodology to assess relevant benchmark ranges for base salaries for use in recruiting new executive officers. Deloitte's approach derives benchmarks from a regression analysis of U.K. executive director pay practice in companies who are constituents of the FTSE 350 index (excluding investment trusts), based on company size and complexity. The CSC methodology uses a number of factors to assess size and complexity, including revenue, number of employees, average salary, and global presence. Additional insight was provided by using enterprise value as a factor. The approach provides a framework for assessing salary ranges, based on the relationship between salary and the CSC rating. This enables the development of a benchmark range of -15% to +20% of the midpoint of the U.K. market for the relevant role and serves as one piece of insight for the compensation committee in its decision making. As part of the strategic review by the compensation committee, the committee is reviewing with its advisors its market benchmarking approach and resources, including appropriate comparator groups.

        The context of the organization is central to being able to ascertain the relevant comparator group when analyzing base salary. The profile of the Company used for fiscal 2008 is outlined below:

  •
  U.K. based.  The Company's customers and employees are based in the U.K., with headquarters located in Hook, Hampshire and London. The Company largely competes for talent in the U.K. marketplace, with a need to attract a small number of senior executives from the U.S. (or elsewhere outside of the U.K.), due to their breadth of experience in the cable market or familiarity with the U.S. legal system, financial accounting and/or financial markets.

  •
  U.S.-listed.  The Company is incorporated in the U.S., listed on the NASDAQ stock exchange, and subject to the U.S. securities regulations and corporate governance and accounting requirements; and

  •
  Converging telecoms industry.  The Company was the first to offer the "quad-play" bundle of television, broadband, fixed line telephone and mobile telephone services to customers in the U.K. and is one of a very few major consumer telecommunications companies in the U.K. While the Company recruits some of its senior executives from outside of its industry, industry experience is important in respect of certain operational roles.

        The compensation committee also considers the following factors, among others, to establish the relevant package for an executive:

  •
  the Company's overall compensation philosophy;

  •
  the nature of the role, how critical the role is to the strategic agenda and the accountabilities associated with the position;

  •
  the individual's experience, expertise, knowledge and qualifications, and the individual's performance in the role;

  •
  assessment of the future potential of the individual, his or her value and long-term strategic impact, and the individual's retention risk;

  •
  recommendations from the chief executive officer and/or chairman;

  •
  salary range (based upon Deloitte's standard methodology for fiscal 2008 as outlined above);

  •
  internal equity with the salaries of the Company's other executives; and

  •
  the salary history of the executive, especially with respect to new hires.

Salary Reviews and Adjustments

        Historically, the compensation committee annually reviewed the base salaries of all the named executive officers (except for Mr. Mooney) in June of each year with any adjustments being at their discretion. Any such adjustment was usually made effective from July 1st. In 2008, there was no annual review for any of the named executive officers, except Mr. Hall, who received an increase in connection with his contract renewal on the basis discussed above. For 2009, the Company's over-arching policy is not to conduct a salary review across the organization, with exceptions for special circumstances. From 2010, the annual salary review will come into line with the assessment of performance for the annual bonus and will be effective from April 1st. The compensation committee may, however, also consider an adjustment to an executive's salary under special circumstances or where there has been a significant change in the executive's duties.

        The following table details the base salary for each of the named executive officers for the 2008 fiscal year as well as the salary reflecting any increases made in the 2008 fiscal year:

Name	Jan 1 Salary	Post Adjustment Salary
James F. Mooney, chairman	$1,250,000	$1,250,000
Neil A. Berkett, acting chief executive officer to March 6, 2008, chief executive officer from March 6, 2008	£425,000	£550,000	(1)
Jacques D. Kerrest, chief financial officer to March 31, 2008	£339,900	£339,900	(2)
Charles K. Gallagher, senior vice president, finance	£250,000	£330,000	(3)
Bryan H. Hall, general counsel	£329,600	£375,000	(4)
Mark Schweitzer, chief commercial officer	£330,000	£330,000

    (1)
    Effective April 7, 2008, the date the compensation committee approved the increase in Mr. Berkett's salary as a result of his permanent appointment as chief executive officer.

    (2)
    Departed March 31, 2008.

    (3)
    Effective April 1, 2008, the date Mr. Gallagher became the Company's principal financial officer. Mr. Gallagher departed April 15, 2009.

    (4)
    Effective July 1, 2008, the date of the annual salary review.

        There was no change in Mr. Mooney's base salary in 2008. There was also no change in Mr. Schweitzer's base salary as he had joined the Company in October 2007.

Variable Annual Bonus

        The Company has implemented an annual incentive bonus program for the named executive officers intended to reward them only if they achieve specific quantitative and qualitative goals, aligned with driving significant operational performance to increase stockholder value. This is underpinned by the belief that executive officers and senior managers have more direct influence on the achievement of the Company's strategy, and consequently, a larger proportion of the executive's total compensation should be variable and based upon both the Company's and individual performance. The on-target bonus potential is agreed as part of each named executive officer's employment agreement. This is represented as a target percentage of his or her base salary—for our senior executives this ranges from 75% to 100% of base salary depending on the position. Mr. Mooney's on-target bonus potential of 100% is based on an assumed base salary of $400,000 and did not include a personal multiplier (as described below). For outstanding performance, the executive generally has the potential to receive up to double the on-target bonus percentage.

        Bonuses are based upon performance by the Company in a given calendar year, but are paid generally in March of the next year following completion of the year-end audit. Therefore, payments under the 2008 Bonus Scheme were made to the named executive officers in March 2009. In March 2008, the named executive officers did not receive any cash bonus under the 2007 annual bonus scheme because the performance targets were not achieved.

        In April 2008, the compensation committee approved the Company's 2008 Bonus Scheme covering approximately half of the Company's employees, including the Company's named executive officers, other than Mr. Gallagher. Under the 2008 Bonus Scheme, for any bonuses to be payable, the Company needed to achieve a qualifying performance target of group simple cash flow, being group operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges, less fixed asset additions on an accrual basis and additions in respect of electronic equipment waste obligations accrued under FASB Staff Position FAS 143-1 ("Group SCF"), for the 2008 fiscal year of £630 million (the "Qualifying Gate"). Fixed asset additions on an accrual basis is defined as the purchase of fixed and intangible assets as measured on an accrual basis excluding retirement obligation related assets. If the Qualifying Gate is not achieved, no bonuses would be payable. If the Qualifying Gate is achieved, bonuses would be payable according to achievement against various financial and operating performance metrics specific to each of the Company's key operating divisions and the application of a personal multiplier.

        Individual performance was evaluated on a one-to-six scale, and bonus levels achieved through group performance were subject to multipliers for personal performance levels two to six of 0.8 to 1.2 times, respectively (and no bonus was paid for a performance level of one). The inclusion of a personal assessment measure reflects management's objective to create a high-performing organization (assessment of both what is achieved, through individual objectives, and how it is achieved, through behavior). The Company intends to increase its focus on personal performance in the future and to widen the differentiation between levels of performance by reducing bonuses paid to those with lower personal performance ratings and increasing those paid to individuals with higher ratings.

        Individual bonus opportunities, in addition to the personal multiplier, for the named executive officers for the 2008 fiscal year were as follows:

Name	Bonus Opportunities
James F. Mooney, chairman	0–200% or 100% on-target based on an assumed base salary of $400,000
Neil A. Berkett, acting chief executive officer to March 6, 2008, chief executive officer from March 6, 2008	0–200% or 100% on-target of base salary
Jacques D. Kerrest, chief financial officer to March 31, 2008	0–150% or 75% on-target of base salary
Charles K. Gallagher, senior vice president, finance	75% of base salary(1)
Bryan H. Hall, general counsel	0–150% or 75% on-target of base salary
Mark Schweitzer, chief commercial officer	0–150% or 75% on-target of base salary

    (1)
    Mr. Gallagher's bonus opportunity increased from 70% to 75% of base salary when he became the principal financial officer of the Company.

        The performance metrics and related targets for the named executive officers included a balanced scorecard of both financial and operating metrics. The performance metrics (with the relative weighting) for the senior management scorecard for the 2008 fiscal year were: Free Cash Flow (40%); Net Present Value (30%); Net Promoter Score® (10%); reduction in Combined Average Fault Rate (10%); and reduction in Opex (10%). These metrics are further described below:

  •
  "Free Cash Flow" means Group SCF (as defined above) less / plus any movement in Working Capital. Working Capital is defined as the changes in operating assets and liabilities, net of effect from business acquisitions and dispositions, as defined in the Company's 2008 annual audited financial statements, excluding the movement in restructuring, tax, affiliates and vacant property provisions.

  •
  "Net Present Value" means the present value of the projected Gross Margin calculated on a rolling twelve-month basis of the Consumer, Beyond Cable, Mobile and Portal areas for the full year ending December 31, 2013. Gross Margin is defined as revenue less direct operating costs as detailed in the Company's internal management accounts.

  •
  "Net Promoter"® score is based upon customer research which asks two questions (on a scale of 0–10, where 0 is extremely unlikely and 10 is extremely likely): (i) How likely are you to recommend Virgin Media to a friend or family? and (ii) Why have you given this score? This score is based upon the percentage of detractors taken away from the percentage of promoters and the results for the fourth quarter for 2008 were used to calculate the achievement of the metric.

  •
  "Combined Average Fault Rate" means the total number of faults in the month divided by the average number of residential cable customers in the month, averaged over the twelve-month period.

  •
  "Opex" means indirect operating costs as detailed in the Company's internal management accounts plus selling, general and administrative expenses disclosed in the Company's 2008 annual audited financial statements.

        For each measure, the amount to be achieved for on-target performance (i.e. at 100% of on-target bonus percentage) was equal to the 2008 budget for that measure. A maximum target (the "200%

Maximum") was also set for each measure at which the bonus percentage payable is twice the on-target percentage payable. A minimum target (the "50% Minimum") was also set at which the bonus payable is one-half of the on-target percentage payable. If the 50% Minimum was not achieved for a particular measure, no bonus percentage would be earned in respect of that measure. Percentage payments were structured to rise on a linear basis between the 50% Minimum and the 100% target and between the 100% target and the 200% Maximum.

        When Mr. Gallagher was recruited, his bonus was based on the achievement of performance conditions relating to operational finance. As part of his appointment as the principal financial officer of the Company and the change in his responsibilities that resulted, his performance conditions were amended to the senior management scorecard under the 2008 Bonus Scheme for the second term of his contract. For the first term of his contract, Mr. Gallagher achieved a 100% bonus based on his performance during the term.

        The bonus awards for the named executive officers varied depending upon their salary at year-end, on-target bonus percentage, the results of the senior management scorecard and the personal multiplier reflecting the assessment of their individual performance. The awards for the named executive officers for 2008 were:

Name	2008 Bonus Award
James F. Mooney, chairman	$423,400
Neil A. Berkett, acting chief executive officer to March 6, 2008, chief executive officer from March 6, 2008	£581,900
Jacques D. Kerrest, chief financial officer to March 31, 2008	£67,428	(1)
Charles K. Gallagher, senior vice president, finance	£239,678
Bryan H. Hall, general counsel	£327,319
Mark Schweitzer, chief commercial officer	£288,041

    (1)
    Pro-rated to March 31, 2008.

Equity-based Awards

Long-term Incentive Programs

        The long-term incentive program ("LTIP") is designed to provide periodic awards (generally annually) in the form of stock-based units and/or stock options to management who drive the development and execution of the Company's strategy. The core reasons for providing these awards is to ensure senior managers are delivering value through strong business performance aligned to driving long-term stockholder value, foster stock ownership and promote retention.

        The LTIP is designed to provide value over time to the senior executives as the price of the Company's common stock increases and provides an incentive for the executive to remain employed by the Company for the period required for the stock options and stock-based units to vest and become exercisable.

        The three-year Group SCF (as defined above with variations as described below) performance condition is calculated on a cumulative basis, helping to reduce the sensitivity of vesting to performance in the final year. LTIP awards have been granted in each of the last four years. Although the outstanding restricted stock unit awards are expected to vest in part or in full, their current value is significantly below the grant date value, which is based on the stock price at the time of the grant. For example, although the restricted units in the 2006 LTIP (as defined below) vested in March 2009, with a vesting level of 70.26%, the Company's stock price on this date was significantly below the grant date stock price ($24.46 at the grant date versus $4.81 as of December 31, 2008). The stock price decline also has had an impact on the 2007 LTIP (as defined below) and 2008 LTIP (as defined below). As a result of the stock price decline, the current 'retention value' of option and restricted stock unit awards held by named executive officers has reduced dramatically, as evidenced in the 2006 LTIP.

        The compensation committee, with advice from its independent advisors, is reviewing the Company's variable pay and incentive plans for 2009 and subsequent years, but that process has not concluded. This review process includes the 2009 LTIP.

  2008 LTIP

        In April 2008, the compensation committee approved the 2008 long-term incentive plan ("2008 LTIP"), the two components of which are:

  •
  grants of restricted stock units with cliff-vesting after three years that are linked to achievement of performance criteria over the three-year period; and

  •
  option grants that vest based solely on time in five equal annual installments.

        The options and restricted stock units are each set at a level such that the fair value of the awards at the grant date is equal to 50% of the recipient's annual base salary, giving a total fair value of 100% of base salary. The fair value of the options awarded under the 2008 LTIP is determined using a Black-Scholes valuation method and the exercise price is equal to the mid-market stock price on the date of grant. The options vest, subject to the participant's continued employment, in twenty percent increments annually on January 1st of each of the five years following the year in which they are granted. The fair value of the restricted stock units awarded under the 2008 LTIP is based on the market value of the Company's common stock as of the date of grant. Participants are entitled to receive an amount of common stock in three years' time, subject to the achievement of performance targets for that three-year period and continued employment with the Company. Equivalent payments may be made in cash rather than common stock at the compensation committee's discretion. The restricted stock units are forfeited if the performance objectives are not achieved or on termination of employment.

        For the 2008 LTIP, the performance condition is based on cumulative Group SCF (as defined above) for the three years ending December 31, 2010. As with the 2008 Bonus Scheme, targets were set for the On-target, Minimum and Maximum performance level as follows:

  •
  On-target level, for vesting of 100% of the on-target number of shares of common stock (with a grant date fair value of 50% of the participant's salary)

  •
  A Minimum level, for vesting of 50% of the on-target number of shares of common stock (with a grant date fair value of 25% of the participant's salary)

  •
  A Maximum level, for vesting of 200% of the on-target number of shares of common stock (with a grant date fair value of 100% of the participant's salary)

        The number of shares of common stock to be issued is structured to rise on a linear basis for performance between the Minimum and On-target levels and between the On-target and Maximum levels. The maximum number of shares that can vest for each individual is 200% of the on-target amount and no shares will vest if cumulative Group SCF is below the Minimum level. The number of restricted stock units granted to the named executive officers under the 2008 LTIP is initially based on the Maximum level being achieved, but actual awards are only earned to the degree that the performance levels are met.

        All of the named executive officers, except for Messrs. Gallagher and Mooney, participate in the 2008 LTIP. Mr. Mooney was not included in the 2008 LTIP because he was provided with other long-term incentives through restricted stock grants based upon performance. Mr. Gallagher was not included in the 2008 LTIP as he was hired on a short-term contract. A summary of the grants made to the named executive officers in 2008 is included in the section entitled "Grants of Plan-Based Awards".

  2007 LTIP

        In May 2007, the compensation committee approved the 2007 long-term incentive plan (the "2007 LTIP"). For the 2007 LTIP, the performance condition is based on cumulative Group SCF (as defined above less cash payments in respect of merger-related redundancies) for the three years ending December 31, 2009. All of the named executive officers, except Messrs. Gallagher, Mooney and Schweitzer, participate in the 2007 LTIP. Mr. Mooney was not included in the 2007 LTIP because he was provided with other long-term incentives through restricted stock grants based upon performance. Messrs. Gallagher and Schweitzer were not employed by the Company at the time the 2007 LTIP grants were made.

  2006 LTIP

        In July 2006, the compensation committee approved the 2006 long-term incentive plan (the "2006 LTIP"). For the 2006 LTIP, the performance condition is based on cumulative Group SCF (as defined above less cash payments in respect of merger-related redundancies and implementation costs) for the three years ending December 31, 2008. All of the named executive officers, except Messrs. Gallagher, Mooney and Schweitzer, participated in the 2006 LTIP. Mr. Mooney was not included in the 2006 LTIP because he was provided under his contract with other long-term incentives through restricted stock grants based upon performance, including, as further described below, a tranche of 375,000 shares with vesting based on the percentage achievement of the performance condition under the 2006 LTIP. Messrs. Gallagher and Schweitzer were not employed by the Company at the time the 2006 LTIP grants were made. The Company achieved 70.26% of the aggregate three year Group SCF performance condition of £2,230 million under the 2006 LTIP, and consequently, those who had restricted stock units under the 2006 LTIP vested in 35.13% of their awards. As a result, Messrs. Berkett, Hall and Kerrest vested in 11,070, 7,814 and 6,447 shares of common stock, respectively. Mr. Mooney will vest in 263,475 shares of common stock on April 30, 2009.

Other Stock Awards

        Individual executive restricted stock and stock option awards are based on a number of individual factors such as relative job scope, retention concerns, contribution and performance made during the prior year as well as the number of shares held by the executive officer. The Company may also provide equity awards to serve as a special incentive or linked to the hiring or promotion of an executive. In approving the level of equity award to a new executive, the compensation committee examines the current and future compensation and benefits the prospective executive would likely forgo by joining the Company, as well as internal pay equity. In addition, in order to balance short-term recruitment needs with the desire to align executive incentives with longer term stockholder interests, the compensation committee examines the mix between stock options, restricted stock units and restricted stock, some of which are performance-based and some of which vest over time. In considering the level and form of equity award to approve for an existing executive upon a promotion, the compensation committee reviews the executive's existing equity awards, the awards held by other executives at that level as well as the scope of the new role.

  Other Restricted Stock

        The compensation committee has made awards of restricted stock to certain of the named executive officers, including the chairman, the chief executive officer and the general counsel, as well as certain senior executives who are not named executive officers. The awards to the named executive officers were made in connection with their initial recruitment or a change in their responsibilities.

Portions of these awards vest based on time and continuity of service, meaning that if the employee continues to work for the Company as of a certain date, the awards will vest. Time-based awards were made to Mr. Berkett and Mr. Hall. The remainder of the awards vest based on satisfaction of performance criteria, such as achievement of targeted cash flow levels or earnings or similar measures. Performance-based awards were made to Mr. Mooney. Each of these restricted stock awards is subject to the terms set forth in the relevant employee's employment agreements.

  (1)
  Vesting of 2008 Performance-Based Restricted Stock Awards

        In 2009, the compensation committee reviewed the 2008 performance of Mr. Mooney, as he had performance-based restricted stock awards tied to performance criteria based on the 2008 fiscal year.

  •
  Mr. Mooney had a restricted stock award of 125,000 shares, where the performance criteria for 2008 included a comprehensive list of objectives recommended by the executive committee and approved by the compensation committee. The executive committee recommended, and the compensation committee accepted, that these objectives had been achieved at a 94% level of performance, and accordingly, 117,500 shares will vest on April 30, 2009 and the remainder will lapse.

  •
  Mr. Mooney had a restricted stock award of 125,000 shares, where the performance target was Group SCF (as defined above) for the 2008 fiscal year of £700 million. The compensation committee and the executive committee determined that these objectives had been achieved at a 100% level of performance, and accordingly, 125,000 shares will vest on April 30, 2009.

  •
  Mr. Mooney had a restricted stock award of 375,000 shares, where the performance target was the same simple cash flow target as the performance condition under the 2006 LTIP, i.e., cumulative Group SCF for the period 2006 through 2008. The compensation committee determined that this objective had been achieved at a 70.26% level of performance, and accordingly, 263,475 shares will vest on April 30, 2009 and the remainder will lapse.

  •
  In 2008, the executive committee and the compensation committee had determined that, in light of the challenging industry environment and Mr. Mooney's efforts on merger and acquisition projects in the summer of 2007, Mr. Mooney should be afforded an opportunity to recapture the 125,000 shares that, based on Group SCF in 2007, did not vest in 2008. Consequently, the executive committee recommended and the compensation committee determined, that Mr. Mooney would be granted an additional tranche of 125,000 shares of restricted stock, with vesting in 2009 based on achievement of cash flow targets for 2008. This tranche will not vest since the Company's Group SCF was not meaningfully in excess of the Group SCF target for 2008.

  (2)
  Vesting of 2007 Performance-Based Restricted Stock Awards

        In 2008, the compensation committee reviewed the 2007 performance of Mr. Mooney, as he had performance-based restricted stock awards tied to performance criteria based on the 2007 fiscal year.

  •
  Mr. Mooney had a restricted stock award of 125,000 shares, where the performance criteria for 2007 included a comprehensive list of objectives recommended by the executive committee and approved by the compensation committee. The executive committee recommended, and the compensation committee agreed, that these objectives had been achieved at a 65% level of performance, and accordingly, 81,250 shares vested on April 30, 2008 and the remainder lapsed.

  •
  Mr. Mooney had a restricted stock award of 125,000 shares, where the performance target was Group SCF for the 2007 fiscal year of £727.5 million. This objective was not achieved, and accordingly, these shares did not vest.

  Other Stock Options

        The compensation committee has also awarded stock options to certain of the named executive officers upon commencement of employment with the Company, including the chief executive officer, the general counsel, the chief commercial officer, the former and current chief financial officer, the senior vice president, finance, as well as certain senior executives who are not named executive officers. These stock options awards vest over different time periods, depending upon the individual, and may be subject to performance conditions. Because the exercise price of the options is set equal to the mid-market price on the date of grant, there is a built-in incentive to take steps and actions to improve the Company's stock price. While the compensation committee prefers to use a mix of stock-based incentive compensation to align management incentives with the realization of long-term stockholder value, it has made initial stock option awards that vest over time to address the existing packages of senior executive recruits and induce them to join and remain with the Company over the vesting period. In the event of a resignation or a termination of employment, some of the unvested options may lapse, depending upon the circumstances. The Company's expatriate employees have limited term agreements, and accordingly, upon renewal of those terms on some occasions, the Company has granted additional tranches of options to the relevant employee to ensure their services are retained for the full term of the extended contract.

        In 2008, the compensation committee made the following option grants to the named executive officers in addition to those grants made pursuant to the 2008 LTIP:

  •
  Mr. Berkett was appointed as the permanent chief executive officer of the Company in March 2008. In connection with this appointment, the compensation committee considered appropriate changes to his compensation to reflect the greater responsibilities and strategic impact associated with the chief executive officer position and determined to grant Mr. Berkett 500,000 options with an exercise price of $13.72 per share vesting in equal installments over a five-year period and 300,000 options vesting upon an increase in the Company's stock price to $20.42 per share sustained over ten consecutive days by May 7, 2013. There were several reasons for splitting the option grants into two tranches, including the desire to make an immediate reward where the value would be tied to performance of the Company's common stock and to make a longer term vesting award to incentivize Mr. Berkett to remain in the employ of the Company.

  •
  Mr. Elliott was granted 600,000 options in connection with his recruitment with an exercise price of $4.86 per share, with 200,000 options vesting on December 31, 2009 and 100,000 options vesting on each of December 31, 2010, 2011, 2012 and 2013. This award reflects both the importance to the Company of filling this role with the right candidate and the competitive market pressures associated with recruitment of an experienced chief financial officer with the requisite operational and leveraged finance skills.

  •
  Mr. Hall was granted 200,000 options with an exercise price of $11.16 per share in connection with the extension of his contract, with 100,000 options vesting on June 30, 2009 and 100,000 options vesting on December 31, 2009, the expiry date of his new contract. These options were granted to ensure Mr. Hall's retention at a time when he might otherwise return to the U.S., and reflected Mr. Hall's critical contributions to the Company's success.

  •
  Mr. Schweitzer was granted 475,000 options in October 2007 in connection with his recruitment with an exercise price of $24.51 per share vesting in equal installments over a five-year period. 75,000 of these options (15,000 per annum) are subject to annual performance conditions. The compensation committee determined that the performance conditions had been achieved in 2008 at a 50% level of performance, and accordingly, 7,500 of the performance-based options vested and 7,500 options lapsed.

Change in Control and Severance Benefits

        The Company's change in control and severance benefits are designed to attract and retain executive talent and to promote stability and continuity of senior management during times of transition and change. Information regarding applicable payments under individual agreements for the named executive officers is provided under the heading "Potential Payments Upon Termination or Change of Control—Severance and Change in Control Benefits Provided Pursuant to Employment Agreements".

        The Company has included such provisions in its executive employment agreements because the Company believes that this will ensure that its named executive officers are incentivized to achieve the greatest possible return for the Company's stockholders, including through a potential change in control transaction, irrespective of a potential loss of their own position in connection with such a transaction. The employment agreements with the named executive officers provide severance payments and other benefits in an amount the compensation committee believes is appropriate, taking into account the time it is expected to take a separated employee to find alternative employment, as well as market practice in the U.S. (i.e. S&P 500) and the U.K. (i.e. FTSE 100 firms). In this context, the Company has sought to find a balance between the different approaches in the U.S. and U.K. markets in the approach to contracts and severance as well as to address special expatriate issues. With some exceptions, the Company's practices in respect of its senior officers subject to U.K. and U.S. expatriate contracts are summarized below:

U.K. Executives	U.S. Expatriate Executives
•Employment contracts are for an indefinite term with a notice period of up to 12 months.	•Employment contracts are for a definite period, generally with a 30-day notice period from the Company.

•Contracts provide for a severance in the form of advance notice. The executive may be required to work during this period or the Company may make a payment in lieu of notice. The Company generally pays all accrued contractual benefits at termination for the duration of the notice period not worked.
•Severance will depend on how the executive is terminated:
     •Termination without cause: two times base salary
     •Termination due to non-renewal at end of fixed term: up to one times base salary
•The Company also pays relocation to the U.S. and tax equalization assistance.
•Where the role is no longer required in the organization, redundancy is paid as per the applicable Company policy, in addition to payment in lieu of notice.	•The expatriates are not entitled to any redundancy payments.

        The named executive officers who are U.S. expatriates and, in the case of a change of control, the current chief executive officer, are entitled to a severance payment based on a multiple of such officer's base salary. The severance multiple is generally two times base salary upon a termination without cause and one times base salary upon non-renewal of the executive's contract. The severance payment on non-renewal is consistent with U.K. market practice and also is appropriate given the need for expatriate employees to return to the U.S. at the end of their employment period. The employment agreements with the named executive officers provide severance payments and other benefits in an amount the compensation committee believes is appropriate, taking into account the time it is expected to take a separated employee to find alternative employment, as well as market practice in the U.S. (i.e. S&P 500 firms) and the U.K. (i.e. FTSE 100 firms). The comparator organizations are those in the U.K. which we expect to both recruit from and who might recruit our executives.

        The Company's employment agreements with senior executives contain provisions which prohibit those executives from competing against the Company or soliciting the Company's employees or customers following their termination, typically for one year. These provisions protect the Company from any such actions by tying the benefits the executives would receive upon such termination of employment, to the continued adherence to the agreement.

        In July 2008, the compensation committee approved a retention payment plan for Mr. Gallagher. Mr. Gallagher's retention as the Company's principal financial officer was considered critical while the Company continued to search for a permanent chief financial officer. The plan provided for a retention payment equivalent to six months of base salary, provided that Mr. Gallagher continued to work for the Company on December 31, 2008 and he had not provided notice of termination prior to that time.

        The compensation committee agreed, as part of the recruitment of Mr. Elliott, to the following severance terms:

  •
  Termination without cause: two times base salary in first two years; one times base salary thereafter.

  •
  Non-renewal: No payment if non-renewal by executive, or if Company gives 12 months' notice of non-renewal. If Company fails to give 12 months' notice of non-renewal, payment of one times base salary.

        As part of Mr. Hall's contract negotiations, the compensation committee approved a change in his severance terms to:

  •
  On a termination without cause (other than on a change of control), change Mr. Hall's severance from three times base salary to two times base salary.

  •
  Non-renewal, change his severance from up to 12 months (i.e. 6 months and up to an additional 6 months) to 12 months.

        In September 2008, the compensation committee agreed to decrease the non-renewal severance payment for Mr. Schweitzer from up to one year to six months of base salary, upon request from Mr. Schweitzer, and change the expiration of his contract to March 31, 2010 from September 30, 2010.

        Mr. Hall is also entitled to receive an excise tax gross up payment should Section 280G of the U.S. Internal Revenue Code, as amended, or any similar tax imposed by state or local law, be applicable to any amounts received in connection with a change of control. The Company will not enter into any new or materially amended agreements with executive officers that include excise tax gross-up provisions with respect to payments contingent upon a change in control.

Other Benefits and Retirement Plans

        The provision of benefits to our named executive officers provides a framework of support to manage their health as well as the opportunity for long-term financial savings (including private medical cover for the executive and his family, dental cover, life assurance, limited term income protection insurance, accident insurance, car allowance, and contributory pension opportunities). The level of benefits provided depends on whether the individual is U.K. or U.S. domiciled. We believe that the level of benefits provided to our U.K. named executive officers is comparable to executives at a similar level at other U.K. listed organizations across the FTSE 100 based on publicly available research reports undertaken by Deloitte and Towers Perrin. We also believe that our provision of benefits to the U.S. executives is equivalent to those of other U.K. organizations with U.S. expatriate executives. This is based upon research by ECA International, an organization serving a global network of over 4,000 HR professionals in 71 countries. According to information provided by ECA, it is a leading provider of online data and advice on expatriate issues for more than 1500 international companies.

Pensions and 401(k) Benefits

        The Company makes pension contributions of up to 20% of base salary for Mr. Berkett and matches 401(k) contributions for the named executive officers who are U.S. nationals. These contributions are tax efficient portions of base compensation and are expected benefits in the U.K. and U.S. The Company believes that the up to 20% contribution for Mr. Berkett is consistent with the CEO role at other companies in the U.K. of comparable size across the FTSE 100 based on reports available from Mercer and Watson Wyatt (global human capital consultancies). The level of contributions for the other U.K. senior executives at the Company ranges between 12% and 15% of base salary. These contributions are generally made to defined contribution plans which provide the individual with flexibility in fund choices as well as portability in the long term. Based on the Mercer and Watson Wyatt surveys, we believe that this level of contribution is consistent with lower quartile to median levels paid by U.K. companies of comparable size in the FTSE 100.

Perquisites and Other Benefits

        The Company provides a variety of perquisites and other benefits, which vary based on the senior executive's position, whether the individual has been recruited in the U.S. or the U.K., and other factors. These include medical, dental and life insurance benefits (which in the case of expatriates are pursuant to an international health plan), car allowances, payments for fuel costs, and other perquisites. The benefits provided to each named executive officer are set out below. The mix of benefits provided are competitive when compared to similar sized companies in the U.K. and, excluding the special benefits offered to expatriates which are separately discussed below, are in line with perquisites offered by comparable companies as reflected in research completed by a number of consulting organizations in the U.K. (for example, Watson Wyatt, Deloitte, Monks).

Name	Benefits Provided
James F. Mooney, chairman	Insurance (health and life)
Neil A. Berkett, chief operating officer to August 21, 2007, acting chief executive officer to March 6, 2008, chief executive officer from March 6, 2008	Tax planning, insurance (dental for self and spouse, long-term disability, life, personal accident), private medical cover for self and family, car and fuel allowance
Jacques D. Kerrest, chief financial officer to March 31, 2008	Health and life insurance, expatriate benefits, car and fuel allowance
Charles K. Gallagher, senior vice president, finance	Health and life insurance, expatriate benefits, car hire reimbursement
Bryan H. Hall, general counsel	Health and life insurance, expatriate benefits, car and fuel allowance
Mark Schweitzer, chief commercial officer	Health and life insurance, expatriate benefits, car and fuel allowance

Expatriate Benefits

        The Company provides expatriate benefits to certain of the named executive officers who have moved from the U.S., including the general counsel Bryan H. Hall, the chief commercial officer Mark Schweitzer, the chief financial officer Jerry V. Elliott and, prior to their leaving the Company, Jacques

D. Kerrest, the former chief financial officer and Charles K. Gallagher, the former senior vice president, finance. These benefits have included housing (or a housing allowance), relocation expenses upon commencement and termination of employment, school fees in the case of Mr. Elliott's children, flights to and from the U.S. for them and members of their families once a year, international health plan benefits, tax equalization and tax return preparation services, and, historically, foreign exchange protection.

        All payments made to expatriates are made pursuant to the Company's exchange rate policy (unless otherwise fixed in the executive's contract) as the executives' salaries are based in pounds sterling. The expatriates have the right monthly to choose the percentage of their salary to be paid in U.S. dollars. The exchange rate used for payments in the quarter is the average monthly spot rate from the previous quarter. That means that there would be a rate in effect for any quarter of a year that would be based on the rates from the previous quarter. As a result, the expatriates may benefit or experience a loss if the rolling exchange rate is different than the spot rate on the payment date.

        The compensation committee believes that these expatriate benefits are necessary to induce senior executives with specific skills that the Company needs to relocate from the U.S. to the U.K. and enter into employment with the Company. The expatriate benefits offered by the Company have in some cases been tailored to meet the needs of specific senior executive hires. For example, housing costs are considered necessary to attract senior executives because they may be unprepared to divest their U.S. homes and acquire U.K. homes if they intend ultimately to return to the U.S. Tax equalization and tax preparation services are provided so as to facilitate the completion of complex tax returns and to enable prospective employees to evaluate their proposed compensation on a basis comparable to their existing U.S. compensation. The purpose of the tax equalization policy is to ensure that the expatriate pays approximately no more and no less tax and social security than he/she would have paid while working in the home country. The Company's expatriate policies are regularly reviewed and, utilizing surveys carried out by ECA, have been compared with other companies with senior expatriate executives based in the U.K.

Limits on Tax Deductibility

        Section 162(m) of the U.S. Internal Revenue Code generally limits the Company's income tax deduction for compensation paid in any taxable year to the chief executive officer or any of the three other highest paid executive officers, excluding the chief financial officer, to $1,000,000 per individual, subject to certain exceptions. The Company and the compensation committee consider this anticipated tax treatment in the review and establishment of compensation programs and payments. The Company has, however, determined that it will not seek to limit executive compensation to that deductible under Section 162(m) of the U.S. Internal Revenue Code since it must recruit and retain officers in a competitive environment. Additionally, the Company has not incurred substantial U.S. federal income tax liabilities in recent years. The Company will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies.

COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on our review and discussions, we have recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Charles L. Allen (Chairman)
Andrew J. Cole
Steven J. Simmons

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2006, 2007 and 2008. See "—Summary of Non-Equity Compensation Terms of Employment Agreements" for a narrative description of the compensation provisions of the employment agreements with the named executive officers. Mr. Kerrest was no longer an executive officer of the Company at December 31, 2008, while Messrs. Gallagher and Schweitzer qualified as named executive officers in 2008, and Mr. Hall qualified as a named executive officer in 2007.

        It should be noted in reviewing the table below that the amounts included under the column headings "Stock Awards" and "Option Awards" represent the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123(R). These amounts do not necessarily reflect the current market value or fair value of these awards. For example, the exercise prices of the option awards included below are above the closing share price at December 31, 2008, and therefore such options represent "underwater" options. Also, many of the equity awards are subject to performance conditions in whole or in part and consequently may not actually be received by the named executive officer.

        Unless otherwise noted, all amounts in this table that originated in pounds sterling in respect of 2008 have been translated into U.S. dollars at a rate of $1.8523 per £1.00, in respect of 2007 have been translated into U.S. dollars at a rate of $2.0017 per £1.00, and in respect of 2006 have been translated into U.S. dollars at a rate of $1.8429 per £1.00. As of April 24, 2009, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.4697 per £1.00.

Name & Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards(1) ($) (e)	Option Awards(2) ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)		All Other Compensation ($) (i)		Total ($) (j)
James F. Mooney, chairman	2008	1,250,000		—		4,871,200	—	423,200		76,433	(4)	6,620,833
	2007	1,250,000		—		3,844,746	12,831	—		78,407		5,185,984
	2006	1,250,000		—		5,554,305	92,087	340,000		54,264		7,290,656
Neil A. Berkett, chief operating officer to August 21, 2007, acting chief executive officer to March 6, 2008, chief executive officer from March 6, 2008	2008	957,372	(5)	—		715,524	2,474,079	1,077,853		240,100	(6)	5,464,928
	2007	850,723		—		1,395,720	1,799,371	—		219,454		4,265,268
	2006	783,233	(7)	—		1,855,610	1,613,095	665,748		199,537		5,117,223
Charles K. Gallagher, senior vice president—finance from December 18, 2007, and principal financial officer from March 31, 2008 to January 4, 2009	2008	609,602	(8)	258,786	(9)	191,500	669,687	419,694	(10)	150,521	(11)	2,299,790
Bryan H. Hall, general counsel	2008	693,524	(12)	—		474,831	759,958	513,367	(13)	466,142	(14)	2,907,822
	2007	633,641	(15)	—		1,217,992	957,388	—		319,549		3,128,570
Mark Schweitzer, chief commercial officer	2008	650,480	(16)	—		73,603	1,352,555	451,764	(17)	249,039	(18)	2,777,441
Jacques D. Kerrest, chief financial officer to March 31, 2008	2008	192,384	(19)	—		28,487	(517,646)	137,816	(20)	1,200,983	(21)	1,042,024
	2007	653,442	(22)	—		140,643	1,125,796	—		283,228		2,203,109
	2006	622,689	(23)	—		—	1,513,054	403,079		227,496		2,766,318

(1)
The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2006, 2007 and 2008, in accordance with FAS 123(R), of stock awards pursuant to the named executive officer's employment agreement or restricted stock agreement, the 2006 LTIP, the 2007 LTIP, the 2008 LTIP, and the Virgin Media Inc. 2006 Stock Incentive Plan, as the case may be, and therefore include amounts from awards granted in and prior to 2006, 2007 and 2008, as the case may be. Many of these awards are subject to performance conditions in whole or in part and consequently may not actually be received by the named executive officer.

(2)
The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2006, 2007 and 2008, in accordance with FAS 123(R), of stock option awards pursuant to the 2005 LTIP, the 2006 LTIP, the 2007 LTIP, the 2008 LTIP, the Virgin Media Inc. 2006 Stock Incentive Plan, the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan, the Virgin Media Inc. 2004 Stock Incentive Plan and individual employment agreements, as the case may be, and therefore include amounts from awards granted in and prior to 2006, 2007 and 2008, as the case may be. Assumptions used in the calculation of these amounts are included in note 11 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the SEC on February 26, 2009.

(3)
The amounts in column (g) for 2006 reflect the cash awards earned by the named executive officers under the Company's 2006 Bonus Scheme. The bonus payments under the 2006 Bonus Scheme were made to the named executive officers in March 2007. With regard to the amounts in column (g) for 2007, as the Company did not achieve the Qualifying Gate for the 2007 Bonus Scheme, no bonus amount was earned by any of the named executive officers. The amounts in column (g) for 2008 reflect the cash awards earned by the named executive officers under the Company's 2008 Bonus Scheme, except in respect of Mr. Gallagher, whose cash award was earned pursuant to his employment agreement. The bonus payments under the 2008 Bonus Scheme were made to the named executive officers in March 2009.

(4)
Mr. Mooney's All Other Compensation for the 2008 fiscal year includes $66,100 in health insurance and income protection benefits and $10,333 in matching contributions by the Company under the Company's 401(k) Plan. The amounts attributable to Mr. Mooney's perquisites and personal benefits do not exceed $10,000.

(5)
Effective April 7, 2008, Mr. Berkett's base salary was increased from £425,000 per year to £550,000 per year in connection with his appointment as permanent chief executive officer.

(6)
Mr. Berkett's All Other Compensation for the 2008 fiscal year includes: $191,474 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan and $17,947 in health insurance and income protection benefits. The amounts attributable to Mr. Berkett's car allowance and fuel costs each do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. Berkett.

(7)
Effective January 1, 2006, Mr. Berkett's base salary was increased from £375,000 per year to £425,000 per year.

(8)
Mr. Gallagher, who joined the Company in December 2007 as its senior vice president, finance, was an expatriate employee from the United States. Effective April 1, 2008, Mr. Gallagher agreed to serve on an interim basis as the Company's principal financial officer and his base salary was increased from £250,000 per year to £330,000 per year when he became the principal financial officer of the Company. Since salaries and certain benefits are based in pounds sterling, these payments are made to expatriate executives pursuant to the Company's exchange rate policy (unless otherwise fixed in the executive's contract). The expatriates have the right monthly to choose the percentage of their salary to be paid in U.S. dollars. The exchange rate used for payments in the quarter is the average monthly spot rate from the previous quarter. That means that there would be a rate in effect for the first quarter of a year that would be based on rates from the last quarter of the prior year. As a result, the expatriates may benefit or experience a loss if the rolling exchange rate is different than the spot rate on the payment date. Pursuant to the Company's exchange rate policy, Mr. Gallagher's salary was paid in U.S. dollars at a fixed exchange rate of $2.0439 per £1.00 from January to March 2008, $1.9788 per £1.00 from April to June 2008, $1.9710 per £1.00 from July to September 2008 and $1.8909 per £1.00 from October to December 2008. Included in the figure disclosed is the amount of $39,776, representing the effective benefit received by Mr. Gallagher as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(9)
Mr. Gallagher was entitled to a retention payment of $258,786 (or £165,000) if he remained employed with us on December 31, 2008. Pursuant to the Company's exchange rate policy, Mr. Gallagher's retention payment was paid in U.S. dollars at a fixed exchange rate of $1.5684 per £1.00. Included in the figure disclosed is the amount of $28,446, representing the effective benefit received by Mr. Gallagher as a result of the difference between the fixed exchange rate and the spot exchange rate on the payment date.

(10)
Mr. Gallagher's Non-Equity Incentive Plan Compensation amount reflects bonus payments received pursuant to his employment agreement. Pursuant to the Company's exchange rate policy, Mr. Gallagher's bonus payments were paid in U.S. dollars at a fixed exchange rate of $1.9710 per £1.00 for the September 2008 payment and $1.5684 per £1.00 for the March 2009 payment. Included in the figure disclosed is the amount of $29,787, representing the effective benefit received by Mr. Gallagher as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(11)
Mr. Gallagher's All Other Compensation for the 2008 fiscal year includes: $92,243 for housing costs and $23,636 in health insurance and income protection benefits. The amounts attributable to Mr. Gallagher's tax services, rental car and relocation costs each do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. Gallagher.

(12)
Effective July 1, 2008, Mr. Hall's base salary was increased from £329,600 per year to £375,000 per year. Since salaries and certain benefits are based in pounds sterling, these payments are made to expatriate executives pursuant to the Company's exchange rate policy (unless otherwise fixed in the executive's contract). The expatriates have the right monthly to choose the percentage of their salary to be paid in U.S. dollars. The exchange rate used for payments in the quarter is the average monthly spot rate from the previous quarter. That means that there would be a rate in effect for the first quarter of a year that would be based on rates from the last quarter of the prior year. As a result, the expatriates may benefit or experience a loss if the rolling exchange rate is different than the spot rate on the payment date. Pursuant to the Company's exchange rate policy, Mr. Hall's salary was paid in U.S. dollars at a fixed exchange rate of $2.0439 per £1.00 from January to March 2008, $1.9788 per £1.00 from April to June 2008, $1.9710 per £1.00 from July to September 2008 and $1.8909 per £1.00 from October to December 2008. Included in the figure disclosed is the amount of $45,996, representing the effective benefit received by Mr. Hall as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(13)
Pursuant to the Company's exchange rate policy, Mr. Hall's bonus under the Company's 2008 Bonus Scheme was paid in U.S. dollars at a fixed exchange rate of $1.5684 per £1.00 in March 2009. Included in the figure disclosed is the amount of $38,853, representing the effective benefit received by Mr. Hall as a result of the difference between the fixed exchange rate and the spot exchange rate on the payment date.

(14)
Mr. Hall is an expatriate employee from the United States. Accordingly, his All Other Compensation for the 2008 fiscal year includes: $221,598 for U.K. housing costs; $163,323 for tax equalization payments for the years 2004 to 2007 (these payments are consistent with those made under the Virgin Media Inc. Expatriate Policy, which is designed to facilitate the relocation of executives from the U.S. to the U.K. and to ensure that the executives pay approximately no more and no less income and social security taxes than they would have paid had they remained living and working in the U.S.); $23,670 in health insurance and income protection benefits; and $10,333 in matching contributions under the Company's 401(k) Plan. The amounts attributable to Mr. Hall's car allowance, home leave expenses, tax services and fuel costs each do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. Hall. Pursuant to the Company's exchange rate policy, Mr. Hall's car allowance was payable in U.S. dollars at a fixed exchange rate of $2.0439 per £1.00 from January to March 2008, $1.9788 per £1.00 from April to June 2008, $1.9710 per £1.00 from July to September 2008 and $1.8909 per £1.00 from October to December 2008. Included in the figure disclosed is the amount of $1,553, representing the effective benefit received by Mr. Hall as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(15)
Effective September 1, 2007, Mr. Hall's base salary was increased from £320,000 per year to £329,600 per year. Mr. Hall's salary was paid in U.S. dollars at a fixed exchange rate of $1.916 per £1.00 from January to June 2007 pursuant to his employment agreement, and $1.9863 per £1.00 from July to September 2007 and $2.0217 per £1.00 from October to December 2007 pursuant to the Company's exchange rate policy. Included in the figure disclosed is a deduction of $13,995, representing the effective loss incurred by Mr. Hall as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(16)
Mr. Schweitzer's base salary is £330,000 per year. Since salaries and certain benefits are based in pounds sterling, these payments are made to expatriate executives pursuant to the Company's exchange rate policy (unless otherwise fixed in the executive's contract). The expatriates have the right monthly to choose the percentage of their salary to be paid in U.S. dollars. The exchange rate used for payments in the quarter is the average monthly spot rate from the previous quarter. That means that there would be a rate in effect for the first quarter of a year that would be based on rates from the last quarter of the prior year. As a result, the expatriates may benefit or experience a loss if the rolling exchange rate is different than the spot rate on the payment date. Pursuant to the Company's exchange rate policy, Mr. Schweitzer's salary was paid in U.S. dollars at a fixed exchange rate of $2.0439 per £1.00 from January to March 2008, $1.9788 per £1.00 from April to June 2008, $1.9710 per £1.00 from July to September 2008 and $1.8909 per £1.00 from October to December 2008. Included in the figure disclosed is the amount of $41,005, representing the effective benefit received by Mr. Schweitzer as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(17)
Pursuant to the Company's exchange rate policy, Mr. Schweitzer's bonus under the Company's 2008 Bonus Scheme was paid in U.S. dollars at a fixed exchange rate of $1.5684 per £1.00 in March 2009. Included in the figure disclosed is the amount of $34,190, representing the effective benefit received by Mr. Schweitzer as a result of the difference between the fixed exchange rate and the spot exchange rate on the payment date.

(18)
Mr. Schweitzer is an expatriate employee from the United States. Accordingly, his All Other Compensation for the 2008 fiscal year includes: $147,628 for U.K. housing costs; $26,066 for tax equalization payments (these payments are consistent with those made under the Virgin Media Inc. Expatriate Policy, which is designed to facilitate the relocation of executives from the U.S. to the U.K. and to ensure that the executives pay approximately no more and no less income and social security taxes than they would have paid had they remained living and working in the U.S.); $19,135 in health insurance and income protection benefits; and $10,333 in matching contributions under the Company's 401(k) Plan. The amounts attributable to Mr. Schweitzer's car allowance, home leave expenses, tax services and fuel costs each do not exceed the greater of $25,000 or 10%

  of the total amount of perquisites and personal benefits received by Mr. Schweitzer. Pursuant to the Company's exchange rate policy, Mr. Schweitzer's car allowance was payable in U.S. dollars at a fixed exchange rate of $2.0439 per £1.00 from January to March 2008, $1.9788 per £1.00 from April to June 2008, $1.9710 per £1.00 from July to September 2008 and $1.8909 per £1.00 from October to December 2008. Included in the figure disclosed is the amount of $1,553, representing the effective benefit received by Mr. Schweitzer as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(19)
Mr. Kerrest's base salary was £339,900 per year. Mr. Kerrest's salary was paid at a fixed exchange rate of $2.0439 per £1.00 pursuant to the terms of his release agreement. Included in the figure disclosed is the amount of $5,472, representing the effective benefit received by Mr. Kerrest as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(20)
Pursuant to the terms of his release agreement, Mr. Kerrest's pro-rata bonus payment under the 2008 Bonus Scheme was paid at a fixed exchange rate of $2.0439 per £1.00. Included in the figure disclosed is the amount of $40,066, representing the effective benefit received by Mr. Kerrest as a result of the difference between the fixed exchange rate and the spot exchange rate on the payment date.

(21)
Mr. Kerrest was an expatriate employee from the United States. Accordingly, his All Other Compensation for the 2008 fiscal year includes: $96,266 for tax equalization payments (these payments are consistent with those made under the Virgin Media Inc. Expatriate Policy, which is designed to facilitate the relocation of executives from the U.S. to the U.K. and to ensure that the executives pay approximately no more and no less income and social security taxes than they would have paid had they remained living and working in the U.S.); $62,430 for U.K. housing costs; $17,158 in health insurance and income protection benefits; and $7,203 in respect of matching contributions under the Company's 401(k) Plan. The amount also includes a $868,402 payment as consideration for his execution of a general release and $106,283 in consultancy fees. The amounts attributable to Mr. Kerrest's car allowance, relocation costs, tax services, home leave expenses and fuel costs each do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. Kerrest. Mr. Kerrest's payment as consideration for his execution of a general release and car allowance were payable in U.S. dollars at a fixed exchange rate of $2.0439 per £1.00. Included in the figure disclosed is the amount of $24,230, representing the effective benefit received by Mr. Kerrest as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(22)
On September 1, 2007, Mr. Kerrest's base salary was increased from £330,000 per year to £339,900 per year. Since salaries and certain benefits are based in pounds sterling, these payments are made to expatriate executives pursuant to the Company's exchange rate policy (unless otherwise fixed in the executive's contract). The expatriates have the right monthly to choose the percentage of their salary to be paid in U.S. dollars. The exchange rate used for payments in the quarter is the average monthly spot rate from the previous quarter. That means that there would be a rate in effect for the first quarter of a year that would be based on rates from the last quarter of the prior year. As a result, the expatriates may benefit or experience a loss if the rolling exchange rate is different than the spot rate on the payment date. Pursuant to the Company's exchange rate policy, Mr. Kerrest's salary was paid in U.S. dollars at a fixed exchange rate of $1.916 per £1.00 from January to June 2007 pursuant to his employment agreement, and $1.9863 per £1.00 from July to September 2007 and $2.0217 per £1.00 from October to December 2007 pursuant to the Company's exchange rate policy. Included in the figure disclosed is a deduction of $14,433, representing the effective loss incurred by Mr. Kerrest as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(23)
On March 3, 2006, Mr. Kerrest's base salary was increased from £300,000 per year to £330,000 per year. Pursuant to the terms of his employment agreement, Mr. Kerrest's salary and bonus were paid in U.S. dollars at a fixed exchange rate of $1.916 per £1.00 throughout 2006. Included in the figure disclosed is the amount of $8,344, representing the effective benefit received by Mr. Kerrest as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

Summary of Non-Equity Compensation Terms of Employment Agreements

        Set forth below is a brief description of the non-equity compensation and non-change in control terms of our employment agreements with each of our named executive officers for the 2008 fiscal year. Their equity compensation arrangements are separately described in the sections entitled "Grants of Plan-Based Awards" and "Outstanding Equity Awards at Fiscal Year-End". The operation of these employment agreements in the context of a termination or a change of control is separately described under the heading "Potential Payments Upon Termination or Change of Control—Severance and Change in Control Benefits Provided Pursuant to Employment Agreements".

James F. Mooney

        We are party to an employment agreement with James F. Mooney, the chairman of our board of directors, dated as of March 7, 2003 and amended and restated by agreement dated July 5, 2006. This agreement expires on April 30, 2009 and is in the process of being renewed. Pursuant to this agreement, Mr. Mooney receives the following compensation and employee benefits:

  •
  a base salary of $1.25 million per year;

  •
  an annual bonus for on-target performance of 100% of base salary, which for bonus purposes is treated as $400,000;

  •
  participation in the Company's health and life insurance plans; and

  •
  reimbursement for travel and other business expenses.

Neil A. Berkett

        We are party to an employment agreement with Neil A. Berkett, our chief executive officer, dated as of August 11, 2005, and amended and restated as of May 7, 2008. Pursuant to this agreement, Mr. Berkett receives the following compensation and employee benefits:

  •
  a base salary of £550,000 per year, which increased from £425,000 effective April 7, 2008 upon Mr. Berkett's appointment as permanent chief executive officer;

  •
  an annual bonus for on-target performance of 100% of base salary with a maximum payout of 200% of base salary, as well as participation in the Company's long-term incentive plans;

  •
  a contribution of 20% of his base salary into a pension scheme;

  •
  the opportunity to participate in employee benefit plans and arrangements made available by us to our executive officers with U.K. employment agreements; and

  •
  an annual car and fuel allowance.

Charles K. Gallagher

        We were party to an employment agreement with Charles K. Gallagher, our former senior vice president—finance, dated as of December 18, 2007, amended by agreement dated as of June 3, 2008, and further amended by agreement dated as of December 19, 2008. Mr. Gallagher's employment agreement expired on April 15, 2009. Pursuant to this agreement, Mr. Gallagher received the following compensation and employee benefits:

  •
  a base salary of £330,000 per year, which increased from £250,000 effective April 1, 2008 when Mr. Gallagher, who joined the Company in December 2007 as its senior vice president, finance, agreed to serve on an interim basis as the Company's principal financial officer;

  •
  a bonus of 75% of base salary in respect of each of the initial term expiring on June 30, 2008, and the second term expiring on December 31, 2008;

  •
  a retention payment of £165,000 to be paid on December 31, 2008, so long as Mr. Gallagher has not terminated his employment on or before December 31, 2008;

  •
  the Company's expatriate package in accordance with Company policy, including healthcare, housing allowance, home leave, tax planning and tax equalization; and

  •
  a rental car and fuel allowance.

Bryan H. Hall

        We are party to an employment agreement with Bryan H. Hall, our general counsel and secretary, dated as of May 28, 2004, amended and restated as of December 8, 2006, and further amended and restated as of August 4, 2008. Pursuant to this agreement, Mr. Hall receives the following compensation and employee benefits for the term of the employment, which expires on December 31, 2009:

  •
  a base salary of £375,000 per year, which increased from £329,600 effective July 1, 2008 reflecting his expanded role;

  •
  an annual bonus for on-target performance of 75% of base salary with a maximum payout of 150% of base salary, as well as participation in the Company's long-term incentive plans;

  •
  the Company's expatriate package in accordance with Company policy, including healthcare, housing allowance, home leave, tax planning and tax equalization;

  •
  indemnification for any golden parachute excise taxes he might incur in connection with a change of control of the Company; and

  •
  an annual car and fuel allowance.

Mark Schweitzer

        We are party to an employment agreement with Mark Schweitzer, our chief commercial officer, dated as of September 18, 2007, and amended by letter dated November 28, 2008. Pursuant to this agreement, Mr. Schweitzer receives the following compensation and employee benefits for the term of the employment, which expires on March 31, 2010:

  •
  a base salary of £330,000 per year;

  •
  an annual bonus for on-target performance of 75% of base salary with a maximum payout of 150% of base salary, as well as participation in the Company's long-term incentive plans;

  •
  the Company's expatriate package in accordance with Company policy, including healthcare, housing allowance, home leave, tax planning and tax equalization; and

  •
  an annual car and fuel allowance.

Jacques D. Kerrest

        Jacques D. Kerrest, our former chief financial officer, exercised his right to terminate his employment with the Company, effective March 31, 2008. Prior to this date, we were party to an employment agreement with Mr. Kerrest, which was dated as of September 6, 2004, as amended on December 18, 2007 and effective as of January 1, 2007. Consistent with the terms of the agreement, Mr. Kerrest received the following compensation and employee benefits:

  •
  a base salary of £339,900 per year;

  •
  an annual bonus for on-target performance of 75% of base salary with a maximum payout of 150% of base salary, as well as participation in the Company's long-term incentive plans;

  •
  the Company's expatriate package in accordance with Company policy, including healthcare, housing allowance, home leave, tax planning and tax equalization;

  •
  indemnification for any golden parachute excise taxes he might incur in connection with a change of control of the Company; and

  •
  an annual car and fuel allowance.

Summary of Incentive Compensation Plans

Virgin Media Inc. 2008 Bonus Scheme

        Each year the compensation committee approves the Company's annual bonus scheme covering approximately half of the Company's employees, including the Company's named executive officers. The Virgin Media Inc. 2008 Bonus Scheme offered employees an opportunity to receive a bonus equal to a percentage of their base salary. The percentages ranged from 5%–100% of base salary (depending on employee level) for on-target performance with a potential maximum payment of double the on-target percentage payable. Employees also had the opportunity to earn up to 1.2 times the calculated bonus amount depending on the employee's individual personal performance during the year.

        In order for any bonuses to be payable, the Company was required to achieve the Qualifying Gate. If the Qualifying Gate is not achieved, no bonus payments would be made under the 2008 Bonus Scheme. If the Qualifying Gate was achieved, bonuses would be payable according to achievement against various performance targets specific to each of the Company's key operating divisions, together with a personal performance multiplier based on achievement of individual targets over the course of the year. The operating division performance targets included an appropriately weighted mix of financial and operating metrics including a combination of the following, among others:

  •
  Group SCF and Free Cash Flow (as such terms are defined in the section entitled "Compensation Discussion and Analysis—Elements of Compensation—Variable Annual Bonus")

  •
  Divisional financial measures, including operating costs, simple cash flow, working capital, average contribution per customer, and profitability measures

  •
  Customer service measures, including fault rates, installation completion rates, customer satisfaction and net promoter measures

  •
  Net additions to revenue generating units

  •
  Commercial advertising impacts for Virgin Media TV

  •
  Value of new sales contracts with Business customers

  •
  Percentage of sales for sit-up generated on-line

  •
  Delivery of specified projects, such as the consolidation of the Company's billing systems

        For each measure, the amount to be achieved for on-target performance (i.e. at 100% of on-target bonus percentage) was equal to the 2008 budget for that measure. A maximum target (the "200% Maximum") was also set for each measure at which the bonus percentage payable is twice the on-target percentage payable. A minimum target (the "50% Minimum") was also set at which the bonus payable is one-half of the on-target percentage payable. If the 50% Minimum was not achieved for a particular measure, no bonus percentage would be earned in respect of that measure. Percentage payments were structured to rise on a linear basis between the 50% Minimum and the 100% target and between the 100% target and the 200% Maximum.

        Employees who are not in the annual bonus scheme are subject to local schemes which reflect the specific business requirements in that area. For instance, employees in sales related roles are generally in commission schemes which are designed based upon the sales mix for that area of the business and reviewed regularly to ensure they are targeted appropriately. Other employees who are not in the annual bonus scheme are in bonus schemes based upon targets which are tied into local business objectives.

Long-term Incentive Plans

        The compensation committee determined that it would be appropriate and in the best interests of stockholders and the Company to provide key senior managers and executives with long-term incentives over rolling three- to five-year periods in order to provide long-term compensation. Since 2005, we have introduced a new LTIP each year. These LTIPs consist of awards of stock options and restricted stock units under the Company's stock incentive plans. Stock options and restricted stock units are granted to eligible employees each year, in each case, in an amount with fair value equal to 50% of the recipient's annual base salary.

        The fair value of the options awarded under our LTIPs is determined using a Black-Scholes valuation method and the exercise price is equal to the mid-market stock price on the date of grant. The options vest, subject to the participant's continued employment, in twenty percent increments annually on January 1st of each year of the five years following the year in which they are granted. The fair value of the restricted stock units awarded under our LTIPs is based on the market value of our common stock as of the date of grant. Participants are entitled to receive an amount of common stock in three years' time, subject to the achievement of performance targets for that three-year period and continued employment with us. Equivalent payments may be made in cash rather than common stock at the compensation committee's discretion. The restricted stock units are forfeited if the performance objectives are not achieved or on termination of employment.

        The performance conditions in respect of the restricted stock unit element of the LTIPs are set each year by the compensation committee based on a three-year cumulative Group SCF. Targets are set for the On-target, Maximum and Minimum performance level as follows:

  •
  On-target level, for vesting of 100% of the on-target number of shares of common stock (with a grant date fair value of 50% of the participant's salary)

  •
  Minimum level, for vesting of 50% of the on-target number of shares of common stock (with a grant date fair value of 25% of the participant's salary)

  •
  Maximum level, for vesting of 200% of the on-target number of shares of common stock (with a grant date fair value of 100% of the participant's salary)

        The number of shares of common stock to be issued is structured to rise on a linear basis for performance between the Minimum and On-target levels and between the On-target and Maximum levels. The maximum number of shares that can vest for each individual is 200% of the on-target amount and no shares will vest if cumulative Group SCF is below the Minimum level. The number of restricted stock units granted to participants under the 2006 LTIP, 2007 LTIP and 2008 LTIP is based on the Maximum level being achieved.

        Upon the occurrence of an "acceleration event" (see "—Stock Incentive Plans—Virgin Media Inc. 2006 Stock Incentive Plan"), all outstanding options under the 2006 LTIP, 2007 LTIP and 2008 LTIP will become immediately exercisable in full. The restricted stock units under the 2006 LTIP, 2007 LTIP and 2008 LTIP do not automatically vest upon an acceleration event, but can be vested at the discretion of the compensation committee of our board of directors.

2006 LTIP

        From July through November 2006, 107 employees were admitted to the 2006 LTIP. A total of 1,869,300 options subject to five-year vesting and 1,143,472 restricted stock units were granted under the 2006 LTIP. The exercise prices for the stock option grants ranged from $22.08 to $24.74 per share. Performance targets for the restricted stock unit element were set based on cumulative Group SCF for the three years ending December 31, 2008 with On-target, Maximum and Minimum levels which operate in the same way as described above. The number of restricted stock units granted under the 2006 LTIP is based on the Maximum level of 200% being achieved. The number of restricted stock units, however, that will vest for performance at the On-target level is 571,736. All of the named executive officers, except Messrs. Gallagher, Schweitzer and Mooney, participated in the 2006 LTIP. Although Mr. Mooney did not participate in the 2006 LTIP, Mr. Mooney has restricted stock grants subject to performance conditions based on the 2006 LTIP. Messrs. Gallagher and Schweitzer were not employed by the Company at the time the 2006 LTIP grants were made. The Company achieved 70.26% of the three-year Group SCF performance condition under the 2006 LTIP, and consequently, the 56 employees who had restricted stock units under the 2006 LTIP and remained employed with the Company as of December 31, 2008 vested in 35.13% of their awards on the vesting date of March 3, 2009.

2007 LTIP

        From May 2007 through July 2007, 116 employees were admitted to the 2007 LTIP. A total of 2,308,000 options subject to five-year vesting and 1,330,456 restricted stock units were granted under the 2007 LTIP. The exercise prices for the stock option grants ranged from $24.27 to $28.59 per share. The number of restricted stock units granted under the 2007 LTIP is based on the Maximum level of 200% being achieved. The number of restricted stock units, however, that will vest for performance at the On-target level is 665,228. Performance targets for the restricted stock unit element were set based on cumulative Group SCF for the three years ending December 31, 2009 with On-target, Maximum and Minimum levels which operate in the same way as described above. All of the named executive officers, except Messrs. Gallagher, Mooney and Schweitzer, participate in the 2007 LTIP. Mr. Mooney was not included in the 2007 LTIP because he is provided with other long-term incentives through restricted stock grants based upon performance. Messrs. Gallagher and Schweitzer were not employed by the Company at the time the 2007 LTIP grants were made.

2008 LTIP

        From April through November 2008, 125 employees were admitted to the 2008 LTIP. A total of 4,828,525 options subject to five-year vesting and 2,972,264 restricted stock units were granted under the 2008 LTIP. The exercise prices for the stock option grants ranged from $3.72 to $15.12 per share. The number of restricted stock units granted under the 2008 LTIP is based on the Maximum level of 200% being achieved. The number of restricted stock units, however, that will vest for performance at the On-target level is 1,486,132. Performance targets for the restricted stock unit element were set based on cumulative Group SCF for the three years ending December 31, 2010 with On-target, Maximum and Minimum levels which operate in the same way as described above. All of the named executive officers, except for Messrs. Gallagher and Mooney, participate in the 2008 LTIP. Mr. Mooney was not included in the 2008 LTIP because he was provided with other long-term incentives through restricted stock grants based upon performance. Mr. Gallagher was not included in the 2008 LTIP as he was hired on a short-term contract. A summary of the grants made to the named executive officers in 2008 is included in the section entitled "Grants of Plan-Based Awards".

Stock Incentive Plans

        All stock-based awards granted under our LTIPs, the Virgin Media Sharesave Plan and individual employment agreements are issued, as a legal matter, under our stock incentive plans as described below, which have been approved by our stockholders. New issuances are being made under the Virgin Media Inc. 2006 Stock Incentive Plan, except that our common stock continues to be issued under the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan and the Virgin Media Inc. 2004 Stock Incentive Plan on exercise of outstanding options.

Virgin Media Inc. 2006 Stock Incentive Plan

        The Virgin Media Inc. 2006 Stock Incentive Plan (formerly known as the NTL Incorporated 2006 Stock Incentive Plan) was approved by our stockholders on May 18, 2006. Although shares of common stock will still be issued under the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan and the Virgin Media Inc. 2004 Stock Incentive Plan, all new stock and option awards will be granted under the Virgin Media Inc. 2006 Stock Incentive Plan.

        Individuals eligible to receive awards under the Virgin Media Inc. 2006 Stock Incentive Plan include our employees, officers, directors, non-employee directors and independent contractors. The term of an incentive stock option may not exceed 10 years from the date of grant and the term of a nonqualified stock option may not exceed 11 years from the date of grant.

        The Virgin Media Inc. 2006 Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units and share awards. The aggregate number of shares of the Company's common stock that may be issued under the Virgin Media Inc. 2006 Stock Incentive Plan is 29,000,000. An individual may not be granted awards in respect of more than 4,000,000 shares of the Company's common stock in any fiscal year. The Virgin Media Inc. 2006 Stock Incentive Plan is designed so that option grants are able to comply with the requirements for "performance-based" compensation under Section 162(m) of the U.S. Internal Revenue Code and the conditions of exemption from the short-swing profit recovery rules of Rule 16b-3 under the Exchange Act.

        The compensation committee of our board of directors administers the Virgin Media Inc. 2006 Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards. All option grants made pursuant to the Virgin Media Inc. 2006 Stock Incentive Plan will be evidenced by an option notice which will state the terms and conditions of the option grant as determined by the compensation committee.

        Performance awards under the Virgin Media Inc. 2006 Stock Incentive Plan, other than options, are subject to performance objectives during a specified period of time as designated by the compensation committee of our board of directors, including (among others): (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per share, (v) book value per share, (vi) return on shareholder's equity, (vii) expense management, (viii) return on investment, (ix) improvement in capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of product margins, (xii) stock price, (xiii) market share, (xiv) revenue or sales, (xv) costs, (xvi) cash flow, (xvii) working capital or capital expenditures, (xviii) return on assets, (xix) total shareholder return or (xx) any combination of the foregoing.

        Our compensation committee may, in its discretion, apply such performance objectives also to options granted under the Virgin Media Inc. 2006 Stock Incentive Plan. Performance objectives may be in respect of performance of the Company, any of its subsidiaries, any of its divisions or any combination thereof. Performance objectives may be absolute or relative (to prior performance or to the performance of one or more other entities or objective indices or benchmarks) and may be expressed in terms of a progression within a specific range.

        Unless otherwise set forth in an employee's, director's or independent contractor's respective award agreement, upon the occurrence of an "acceleration event", all outstanding options will become immediately exercisable in full, outstanding restricted stock units will vest and restrictions on outstanding awards of restricted stock will lapse. For example, under the Company's LTIPs, although the stock options become immediately exercisable upon an acceleration event, the restricted stock units do not immediately vest. An acceleration event generally means:

  •
  the acquisition of 30% or more of our voting capital stock, excluding stock purchases directly from us;

  •
  the replacement of a majority of our board of directors or their approved successors;

  •
  the consummation of a merger or consolidation of us or one of our subsidiaries with another entity, other than:

  •
  a transaction in which our stockholders continue to hold 50% or more of the voting power of the successor;

  •
  various recapitalizations; or

  •
  stockholder approval of our liquidation or dissolution.

        Under the terms of the Virgin Media Inc. 2006 Stock Incentive Plan, in the event of a transaction affecting our capitalization, the compensation committee of our board of directors is required proportionately to adjust the number of shares available for, and subject to, outstanding awards and the number of shares covered by outstanding options and the exercise price of these options so as to, in the committee's judgment and sole discretion, prevent the diminution or enlargement of the benefits intended by the plan. Upon any other extraordinary corporate transaction, the committee may adjust equitably outstanding awards as it deems appropriate. The compensation committee's decision as to whether or not to make adjustments and which adjustments should be made are final, binding and conclusive.

Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan

        The Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan (formerly known as the NTL Incorporated 2004 Stock Incentive Plan) was adopted by the compensation committee of the board of directors on March 15, 2004 and approved by its stockholders on May 6, 2004. As noted above, we are not making new awards under this plan.

        The Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units and share awards. The aggregate number of shares of our common stock that may be issued under the 2004 Stock Incentive Plan is 21,500,000. An individual may not be granted awards in respect of more than 2,500,000 shares of our common stock in any fiscal year.

        The compensation committee of our board of directors administers the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards.

        Individuals eligible to receive awards under the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan include our employees, officers, directors, non-employee directors and independent contractors. The term of an incentive stock option may not exceed 10 years from the date of grant and the term of a nonqualified stock option may not exceed 11 years from the date of grant.

        Unless otherwise set forth in an employee's, director's or independent contractor's respective award agreement, upon the occurrence of an "acceleration event", all outstanding options will become immediately exercisable in full, outstanding restricted stock units will vest and restrictions on outstanding awards of restricted stock will lapse. The definition of an acceleration event is similar to the definition of such term under the Virgin Media Inc. 2006 Stock Incentive Plan.

        Under the terms of the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan, in the event of a transaction affecting our capitalization, the compensation committee of our board of directors is required proportionately to adjust the number of shares available for, and subject to, outstanding awards and the number of shares covered by outstanding options and the exercise price of these options so as to, in the committee's judgment and sole discretion, prevent the diminution or enlargement of the benefits intended by the plan. Upon any other extraordinary corporate transaction, the committee may adjust equitably outstanding awards as it deems appropriate.

Virgin Media Inc. 2004 Stock Incentive Plan

        The Virgin Media Inc. 2004 Stock Incentive Plan (formerly known as the Telewest Global, Inc. 2004 Stock Incentive Plan) was adopted by Telewest's board of directors on June 2, 2004 and approved by its stockholders on July 5, 2004. As noted above, we are not making new awards under this plan.

        The Virgin Media Inc. 2004 Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units and share awards. The aggregate number of shares of our common stock that may be subject to option grants or awards under the Virgin Media Inc. 2004 Stock Incentive Plan is 21,921,365. An individual may not be granted options to purchase or be awarded more than 3,578,998 shares of our common stock in any one fiscal year. The Virgin Media Inc. 2004 Stock Incentive Plan is designed so that option grants are able to comply with the requirements for "performance-based" compensation under Section 162(m) of the U.S. Internal Revenue Code and the conditions for exemption from the short-swing profit recovery rules of Rule 16b-3 under the Exchange Act.

        The compensation committee of our board of directors administers the Virgin Media Inc. 2004 Stock Incentive Plan and generally has the right to grant options or make awards to eligible individuals, to determine the terms and conditions of all grants and awards, include vesting schedules and exercise price (where appropriate), and to amend, suspend or terminate the Virgin Media Inc. 2004 Stock Incentive Plan at any time.

        Persons eligible to receive grants or awards under the Virgin Media Inc. 2004 Stock Incentive Plan include employees, directors and independent contractors of the Company and its divisions and subsidiary and parent corporations and other affiliates. The term of an incentive stock option under the plan may not exceed 10 years from the date of the grant and the term of a nonqualified stock option may not exceed 11 years from the date of the grant.

        Unless otherwise set forth in an employee's, director's or independent contractor's respective award agreement, all outstanding options or restricted stock or restricted stock units become immediately exercisable, lose all restrictions or become fully vested upon the occurrence of an "acceleration event." The definition of an acceleration event is similar to the definition of such term under the Virgin Media Inc. 2006 Stock Incentive Plan.

        Under the terms of the Virgin Media Inc. 2004 Stock Incentive Plan, in the event of a transaction affecting our capitalization, the compensation committee of our board of directors is required proportionately to adjust the aggregate number of shares available for options and awards, the aggregate number of options and awards that may be granted to any person in any calendar year, the number of such shares covered by outstanding options and awards, and the exercise price of outstanding options to reflect any increase or decrease in the number of issued shares so as to, in the compensation committee's judgment and sole discretion, prevent the diminution or enlargement of the benefits intended by the Virgin Media Inc. 2004 Stock Incentive Plan.

Virgin Media Sharesave Plan

        The Virgin Media Sharesave Plan (which we refer to as the Sharesave Plan) was adopted by our board of directors on February 21, 2008 following approval by our stockholders on May 16, 2007. The Sharesave Plan enables eligible employees to receive options, referred to as sharesave options, to purchase shares of the Company's common stock at a discount using savings deposited from the employee's payroll monthly into a savings account. The Sharesave Plan is a broadly based stock option arrangement, which means that when we choose to operate the Sharesave Plan, all eligible employees have to be invited to participate. The Sharesave Plan has been approved by the HMRC under Schedule 3 of the Income Tax (Earnings and Pensions) Act 2003. Eligibility under the Sharesave Plan extends to our employees who are U.K. tax residents. However, other groups of employees may be invited to participate in the future in additional schemes which may be launched annually. An aggregate of 3.0 million shares are available for issuance pursuant to the Sharesave Plan; however, subject to the approval of Proposal 3 set out in this proxy statement, this limit will be increased to 10.0 million shares.

        Our board of directors has adopted the plan rules on the basis that they may make such amendments as are considered necessary or desirable in relation to the operation of the Sharesave Plan. The Sharesave Plan is administered by our compensation committee. The compensation committee has the general authority to exercise all powers necessary or advisable to administer the Sharesave Plan (subject to (i) the approval of the HMRC where such approval is required and (ii) what is permitted under the plan rules). All decisions made by the committee are final, binding and conclusive. Upon any capitalization event, the number of shares that are subject to an option and/or the exercise price thereof may be adjusted subject to prior HMRC approval, in such manner as the compensation committee confirms to be fair and reasonable.

        Under the terms of the Sharesave Plan, participants enter into savings contracts under which they agree to have amounts deducted from their net salary each month. These sums are held within special savings accounts that are operated by an appointed independent savings carrier. Our appointed carrier is the Yorkshire Building Society. A participant's option can only be exercised to the extent possible using the proceeds of his or her savings account plus interest. The monthly statutory maximum and minimum limits on the amount that a participant can save under savings contracts are currently £250 per month and £5 per month, respectively. Within these limits, the compensation committee can specify a different maximum amount.

        The compensation committee can generally determine the exercise price of options granted under the Sharesave Plan. However, the exercise price of options granted under the plan cannot be less than 80% of the fair market value of a share of common stock at the time invitations are issued. Individuals can be invited to take out savings contracts that last for three, five or seven years. Under a three or five year contract, savings are made for three and five years, respectively. Under a seven year contract, savings are made for five years but are left within the special savings account for a further two years. At the end of the savings contract, participants receive interest in the form of a tax-free bonus.

        A sharesave option can only be exercised using the proceeds of the participant's savings contract. This will be the combination of his or her savings and any interest thereon or the tax-free bonus payable to him or her. A participant is free to withdraw his or her savings at any point; however, if he or she does so, his or her corresponding sharesave option will lapse. The exercise price of the sharesave option is in pounds sterling and the shares subject to an option will be such number as can be bought at the exercise date at the pre-established exercise price.

        A participant may exercise his or her sharesave options during the period of six months from the maturity of his or her savings contract. Following maturity, if the participant does not want to exercise his or her options, which are generally not transferable, he or she can instead take his or her savings and tax-free bonus and allow his or her options to lapse. On leaving the company, a participant depending on whether their reason for leaving is voluntary or involuntary, can continue saving up to the end of the savings contract and receive a tax-free bonus, or close the account and have all their savings returned, plus any interest, as long as they have made twelve monthly payments and saved for a minimum of a year. If they leave involuntarily, they can also carry on saving for up to six months and at any time during the six months, they can choose to use the savings plus any interest to buy shares at the pre-established exercise price. Any shares underlying the lapsed options can then be re-allocated under the Sharesave Plan.

        The Company intends to grant options under the Sharesave Plan on an annual basis. The first grant of options under the Sharesave Plan occurred in May 2008 and employees were offered the opportunity to save up to £100 per month over a three-year savings contract period, beginning July 1, 2008. The 2008 grant attracted 3,821 employees representing a take up rate of 28.93%, which according to the Yorkshire Building Society, was above the first-time take up rate experienced by other schemes operated by them. The option exercise price was £4.92 based on a 20% discount of the mid-market share price of £6.14 on the grant date (using an exchange rate of $1.9756 per £1.00). In July 2008, 2,020,847 shares were initially subject to options granted under the Sharesave Plan. As at March 31, 2009, 1,790,910 options were outstanding as a result of employees who have left the Company or withdrawn from the plan, and 1,209,090 options were available for future grants under the Sharesave Plan.

Equity Compensation Plan Information

        The following table includes information in respect of our equity compensation plans and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees as of December 31, 2008. The following table does not include shares of restricted stock that have already been issued.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Stock Incentive Plans(1):			12,222,593
Options	15,538,700	$18.05
Restricted Stock Units	4,335,878
Unrestricted Stock Awards	0
Sharesave Plan Options(2)	1,866,659	$9.71	1,133,341
Equity compensation plans not approved by security holders	0		0

Total	2,174,237	$17.16	13,355,934

(1)
Represents shares of our common stock issuable pursuant to stock options, restricted stock units and unrestricted stock awards outstanding under (i) the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan, (ii) the Virgin Media Inc. 2004 Stock Incentive Plan and (iii) the Virgin Media Inc. 2006 Stock Incentive Plan. New grants are no longer issued under (i) and (ii).

(2)
Represents shares of our common stock issuable pursuant to the Virgin Media Sharesave Plan. Under the 2008 grant, the exercise price was £4.92 per option.

GRANTS OF PLAN-BASED AWARDS

        The following table summarizes the grants of plan-based awards we have made to each of our named executive officers during 2008. Mr. Kerrest was no longer an executive officer of the Company at December 31, 2008, while Messrs. Gallagher and Schweitzer qualified as named executive officers in 2008. Many of the equity awards are subject to performance conditions in whole or in part and consequently may not actually be received by the named executive officer.

        All amounts in this table that originated in pounds sterling have been translated into U.S. dollars at a rate of $1.8523 per £1.00. As of April 24, 2009, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.4697 per £1.00.

									All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
													Grant Date Fair Value of Stock and Option Awards(3) ($) (l)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh) (k)	Closing Price on Grant Date ($/Sh)
		Board or CC Approval Date
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James F. Mooney(4)	04/30/2008 N/A(5)	04/07/2008	0	400,000	800,000	0	125,000	125,000					—

Neil A. Berkett(6)	04/14/2008 04/14/2008 05/07/2008 05/07/2008 N/A(7)	04/07/2008 04/07/2008 04/07/2008 04/07/2008	0	1,018,765	2,037,530	21,791	43,582	87,164		142,785 500,000 300,000	12.51 13.72 13.72	12.47 13.61 13.61	544,993 544,892 2,216,538 1,348,180

Charles K. Gallagher(8)	03/03/2008 N/A(9)	12/21/2007	0	678,478	678,478				12,623				191,500

Bryan H. Hall(10)	04/14/2008 04/14/2008 08/04/2008 08/04/2008 N/A(11)	04/07/2008 04/07/2008 07/08/2008 07/08/2008	0	520,095	1,041,919	13,056	26,117	52,234		85,565 100,000 100,000	12.51 11.16 11.16	12.47 11.20 11.20	326,593 326,531 290,288 306,373

Mark Schweitzer(12)	04/14/2008 04/14/2008 N/A(13)	04/07/2008 04/07/2008	0	472,198	944,395	13,075	26,149	52,298		85,670	12.51	12.47	326,993 326,932

Jacques D. Kerrest(14)	N/A(14)		0	458,444	916,889

(1)
The amounts included in column (c), (d) and (e) for all named executive officers with the exception of Mr. Gallagher reflect the minimum, target and maximum payment levels, respectively, under the Company's 2008 Bonus Scheme. Actual bonus amounts for the named executive officers are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(2)
The amounts included in column (f), (g) and (h) reflect the minimum, target and maximum payment levels respectively of equity awards granted pursuant to the individual's employment agreement and the 2008 LTIP. More detailed descriptions of the terms of our employment agreements with each of our named executive officers can be found in the section entitled "Summary Compensation Table—Summary of Non-Equity Compensation Terms of Employment Agreements". A more detailed description of the 2008 LTIP can be found in the section entitled "Summary Compensation Table—Description of Incentive Compensation Plans—Long-term Incentive Plans".

(3)
The grant date fair value of the restricted stock units granted pursuant to the 2008 LTIP included in the table above has been calculated based on the assumption that the On-target level of 100% performance will be achieved. These amounts do not necessarily reflect the current market value or fair value of these awards. In addition, FAS 123(R) establishes the accounting grant date for performance-based awards as the date the key terms and conditions are known. Accordingly, no grant date fair value has been recorded for certain performance-based awards in the table above where the performance conditions have not been established.

(4)
In 2008, Mr. Mooney was granted a tranche of 125,000 shares of restricted stock, with vesting on April 30, 2009 subject to the achievement of cash flow targets for 2008. For further information on the stock award, see "Compensation Discussion and Analysis—Elements of Compensation—Equity-based Awards—Other Restricted Stock".

(5)
Mr. Mooney is entitled to a bonus equal to 100% of an assumed base salary of $400,000 for on-target performance. Under the 2008 Bonus Scheme, Mr. Mooney was paid $423,200 in March 2009. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(6)
Mr. Berkett is a participant in the Company's 2008 LTIP, and on April 14, 2008, he was granted (i) 142,785 options which vest in equal installments on each of January 1, 2009, 2010, 2011, 2012 and 2013 and (ii) up to 87,164 restricted stock units, subject to the three-year performance condition under the 2008 LTIP. If the Minimum level is achieved, 21,791 restricted stock units will vest; if the On-target level is achieved, 43,582 restricted stock units will vest; and if the Maximum level is achieved, 87,164 restricted stock units will vest. Below the Minimum level, no restricted stock units will vest. On May 7, 2008, in connection with the entry into his new employment agreement and appointment as the permanent chief executive officer, Mr. Berkett was granted 500,000 options, vesting in five equal installments on each of May 7, 2009, 2010, 2011, 2012 and 2013, and 300,000 options, which vest subject to the Company's stock price per share equaling or exceeding $20.42 for ten consecutive trading days by May 7, 2013. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price.

(7)
Mr. Berkett is entitled to a bonus equal to 0%–200% (100% on target) of his base salary. Under the 2008 Bonus Scheme, Mr. Berkett was paid $1,077,853 in March 2009. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(8)
As a result of changes in U.S. federal income tax laws by the adoption of section 409A of the Internal Revenue Code, option holders who held options with exercise prices below the market price at the time of issuance that had not vested prior to January 1, 2005 faced substantial additional tax and penalties. On December 21, 2007, the Company and Mr. Gallagher agreed to increase the exercise price of his 125,000 options that fell within this category from $16.00 to $17.53 to reflect the market price of the Company's common stock at the time of issuance. These options were granted to him while he served as a non-executive director of the Company. As compensation for this adjustment, on March 3, 2008, the Company issued to Mr. Gallagher 12,623 shares of the Company's common stock with a market value of $191,500.

(9)
Mr. Gallagher is entitled to a bonus of 75% of base salary, payable pursuant to his employment agreement in respect of each of the initial term of his employment expiring on June 30, 2008, and the second term of his employment expiring on December 31, 2008, and a retention payment of $258,786 if he remains employed with us on December 31, 2008.

(10)
Mr. Hall is a participant in the Company's 2008 LTIP, and on April 14, 2008, he was granted (i) 85,565 options which vest in equal installments on each of January 1, 2009, 2010, 2011, 2012 and 2013 and (ii) up to 52,234 restricted stock units, subject to the three-year performance condition under the 2008 LTIP. If the Minimum level is achieved, 13,056 restricted stock units will vest; if the On-target level is achieved, 26,117 restricted stock units will vest; and if the Maximum level is achieved, 52,234 restricted stock units will vest. Below the Minimum level, no restricted stock units will vest. On August 4, 2008, in connection with the entry into his new employment agreement, Mr. Hall was granted 100,000 options, vesting on June 30, 2009, and 100,000 options, vesting on December 31, 2009. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price.

(11)
Mr. Hall is entitled to a bonus equal to 0%–150% (75% on-target) of his base salary. Under the 2008 Bonus Scheme, Mr. Hall was paid $513,367 in March 2009. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(12)
Mr. Schweitzer is a participant in the Company's 2008 LTIP, and on April 14, 2008, he was granted (i) 85,670 options which vest in equal installments on each of January 1, 2009, 2010, 2011, 2012 and 2013 and (ii) up to 52,298 restricted stock units, subject to the three-year performance condition under the 2008 LTIP. If the Minimum level is achieved, 13,075 restricted stock units will vest; if the On-target level is achieved, 26,149 restricted stock units will vest; and if the Maximum level is achieved, 52,298 restricted stock units will vest. Below the Minimum level, no restricted stock units will vest. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price.

(13)
Mr. Schweitzer is entitled to a bonus equal to 0%–150% (75% on-target) of his base salary. Under the 2008 Bonus Scheme, Mr. Schweitzer was paid $451,764 in March 2009. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(14)
Mr. Kerrest was entitled to a bonus equal to 0%–150% (75% on-target) of his base salary. Under the 2008 Bonus Scheme, Mr. Kerrest was paid $137,816 in March 2009, representing a pro-rata entitlement to March 31, 2008. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. Mr. Kerrest exercised his right to terminate his employment with the Company, effective March 31, 2008. For details of the shares actually received by Mr. Kerrest, see "Potential Payments Upon Termination or Change of Control—Severance and Change in Control Benefits Provided Pursuant to Employment Agreements—Jacques D. Kerrest".

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table summarizes the equity awards we have made to each of our named executive officers which are outstanding at December 31, 2008. In addition to the performance and other conditions specified, vesting, unless accelerated, is subject to continued employment by the Company. Mr. Kerrest was no longer an executive officer of the Company at December 31, 2008, while Messrs. Gallagher and Schweitzer qualified as named executive officers in 2008.

	Option Awards								Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)		Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($) (j)
James F. Mooney	270,898		—		—		6.00	03/27/2013	—		—	750,000	(2)	3,607,500
Neil A. Berkett	300,000	(3)	200,000	(4)	—		25.18	09/25/2015	41,667	(5)	200,418	153,170	(6)	736,748
	20,642	(7)	30,963	(8)	—		24.74	07/05/2016	—		—	—		—
	11,972	(9)	47,888	(10)	—		24.36	05/15/2017	—		—	—		—
	120,000	(11)	80,000	(12)	—		22.49	09/13/2017	—		—	—		—
	—		142,785	(13)	—		12.51	04/13/2018	—		—	—		—
	—		500,000	(14)	—		13.72	05/06/2018	—		—	—		—
	—		—		300,000	(15)	13.72	05/06/2018	—		—	—		—
Charles K. Gallagher	62,500	(16)	—		—		16.00	08/04/2013	—		—	—		—
	125,000	(17)	—		—		17.53	08/04/2013	—		—	—		—
	125,000	(18)	62,500	(18)	—		29.06	03/15/2016	—		—	—		—
	125,000	(19)	—		—		17.26	12/18/2017	—		—	—		—
Bryan H. Hall	150,000	(20)	—		—		23.64	05/27/2014	22,500	(21)	108,225	100,450	(22)	483,165
	19,357	(23)	12,905	(24)	—		25.54	04/27/2015	—		—	—		—
	14,570	(25)	21,855	(26)	—		24.74	07/05/2016	—		—	—		—
	100,000	(27)	50,000	(28)	—		24.83	12/07/2016	—		—	—		—
	9,014	(29)	36,056	(30)	—		24.36	05/15/2017	—		—	—		—
	—		85,565	(31)	—		12.51	04/13/2018	—		—	—		—
	—		200,000	(32)	—		11.16	08/03/2018	—		—	—		—
Mark Schweitzer	87,500	(33)	320,000	(34)	60,000	(35)	24.51	09/30/2017	—		—	52,298	(36)	251,553
	—		85,670	(37)	—		12.51	04/13/2018	—		—	—		—
Jacques D. Kerrest	—		—		—		—	—	—		—	24,466	(38)	117,681

(1)
The values shown in columns (h) and (j) are based on the closing price of the Company's stock as at December 31, 2008 of $4.81 per share. We have assumed nil market or payout value if the exercise price of the option is greater than $4.81 per share.

(2)
Mr. Mooney has 750,000 shares of restricted stock which vest as to: 375,000 shares on April 30, 2009, subject to the satisfaction of the three-year performance condition under the Company's 2006 LTIP; 125,000 shares on April 30, 2009, subject to the satisfaction of performance conditions in relation to a list of objectives in respect of 2008; and 250,000 shares on April 30, 2009, subject to the satisfaction of performance conditions in relation to group cash flow and EBITDA in respect of 2008.

(3)
Mr. Berkett has 300,000 options which vested in equal installments on each of September 26, 2006, 2007 and 2008.

(4)
Mr. Berkett has 200,000 options which vest in equal installments over two years on each of September 26, 2009 and 2010.

(5)
Mr. Berkett has 41,667 shares of restricted stock which vested on March 16, 2009.

(6)
Mr. Berkett has 31,510 restricted stock units granted to him under the Company's 2006 LTIP which vest in 2009, 34,496 restricted stock units granted to him under the Company's 2007 LTIP which vest in 2010 and 87,164 restricted stock units granted to him under the Company's 2008 LTIP which vest in 2011. Under the 2006 LTIP, 7,887 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 31,510 restricted stock units would vest if the Maximum level performance condition is achieved. Under the 2007 LTIP, 8,624 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 34,496 restricted stock units would vest if the Maximum level performance condition is achieved. Under the 2008 LTIP, 21,791 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 87,164 restricted stock units would vest if the Maximum level performance condition is achieved. On March 3, 2009, 35.13% of the restricted stock unit award under the Company's 2006 LTIP, or 11,070 shares, vested and the remaining units were forfeited.

(7)
Mr. Berkett has 20,642 options which vested in equal installments on each of January 1, 2007 and 2008.

(8)
Mr. Berkett has 30,963 options which vest in equal installments over three years on each of January 1, 2009, 2010 and 2011.

(9)
Mr. Berkett has 11,972 options which vested on January 1, 2008.

(10)
Mr. Berkett has 47,888 options which vest in equal installments over four years on each of January 1, 2009, 2010, 2011 and 2012.

(11)
Mr. Berkett has 120,000 options which vested as to 100,000 options on September 14, 2007 and 20,000 options on September 10, 2008.

(12)
Mr. Berkett has 80,000 options which vest in equal installments over four years on each of September 10, 2009, 2010, 2011 and 2012.

(13)
Mr. Berkett has 142,785 options which vest in equal installments over five years on each of January 1, 2009, 2010, 2011, 2012 and 2013.

(14)
Mr. Berkett has 500,000 options which vest in equal installments over five years on each of May 7, 2009, 2010, 2011, 2012 and 2013.

(15)
Mr. Berkett has 300,000 options which vest subject to the Company's stock price per share equaling or exceeding $20.42 for ten consecutive trading days by May 7, 2013.

(16)
Mr. Gallagher has 62,500 options which vested on August 5, 2004. These options were granted to Mr. Gallagher in connection with his service as a director of the Company.

(17)
Mr. Gallagher has 125,000 options which vested in equal installments on August 5, 2005 and 2006. These options were granted to Mr. Gallagher in connection with his service as a director of the Company.

(18)
Mr. Gallagher has 125,000 options which vested in equal installments on each of March 16, 2007 and 2008, and 62,500 options which vested on March 16, 2009. These options were granted to Mr. Gallagher in connection with his service as a director of the Company.

(19)
Mr. Gallagher has 125,000 options which vested in equal installments on June 30, 2008 and December 31, 2008.

(20)
Mr. Hall has 150,000 options which vested in equal installments on each of June 15, 2005, 2006 and 2007.

(21)
Mr. Hall has 22,500 shares of restricted stock which vested on January 15, 2009.

(22)
Mr. Hall has 22,242 restricted stock units granted to him under the Company's 2006 LTIP which vest in 2009, 25,974 restricted stock units granted to him under the Company's 2007 LTIP which vest in 2010 and 52,234 restricted stock units granted to him under the Company's 2008 LTIP which vest in 2011. Under the 2006 LTIP, 5,560 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 22,242 restricted stock units would vest if the Maximum level performance condition is achieved. Under the 2007 LTIP, 6,487 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 25,974 restricted stock units would vest if the Maximum level performance condition is achieved. Under the 2008 LTIP, 13,056 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 52,234 restricted stock units would vest if the Maximum level performance condition is achieved. On March 3, 2009, 35.13% of the restricted stock unit award under the Company's 2006 LTIP, or 7,814 shares, vested and the remaining units were forfeited.

(23)
Mr. Hall has 19,357 options which vested in equal installments on each of January 1, 2006, 2007 and 2008.

(24)
Mr. Hall has 12,905 options which vest in equal installments over two years on each of January 1, 2009 and 2010.

(25)
Mr. Hall has 14,570 options which vested in equal installments on each of January 1, 2007 and 2008.

(26)
Mr. Hall has 21,855 options which vest in equal installments over three years on each of January 1, 2009, 2010 and 2011.

(27)
Mr. Hall has 100,000 options which vested in equal installments on each of March 15, 2007 and 2008.

(28)
Mr. Hall has 50,000 options which vested on March 15, 2009.

(29)
Mr. Hall has 9,014 options which vested on January 1, 2008.

(30)
Mr. Hall has 36,056 options which vest in equal installments over four years on each of January 1, 2009, 2010, 2011 and 2012.

(31)
Mr. Hall has 85,565 options which vest in equal installments over five years on each of January 1, 2009, 2010, 2011, 2012 and 2013.

(32)
Mr. Hall has 200,000 options which vest in equal installments on June 30, 2009 and December 31, 2009.

(33)
Mr. Schweitzer has 87,500 options which vested on October 1, 2008.

(34)
Mr. Schweitzer has 320,000 options which vest in equal installments over four years on each of October 1, 2009, 2010, 2011 and 2012.

(35)
Mr. Schweitzer has 60,000 options which vest in equal installments over four years on each of October 1, 2009, 2010, 2011 and 2012, subject to the achievement of annual performance conditions.

(36)
Mr. Schweitzer has 52,298 restricted stock units granted to him under the Company's 2008 LTIP which vest in 2011. Under the 2008 LTIP, 13,075 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 52,298 restricted stock units would vest if the Maximum level performance condition is achieved.

(37)
Mr. Schweitzer has 85,670 options which vest in equal installments over five years on each of January 1, 2009, 2010, 2011, 2012 and 2013.

(38)
Mr. Kerrest had 24,466 restricted stock units granted to him under the Company's 2006 LTIP which vest in 2009. Under the 2006 LTIP, 6,116 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 24,466 restricted stock units would vest if the Maximum level performance condition is achieved. Following the exercise by Mr. Kerrest of his right to terminate his employment with the Company, he was entitled to receive a pro-rata vesting of restricted stock units under the 2006 LTIP. On March 3, 2009, 6,447 shares vested and the remaining units were forfeited.

OPTION EXERCISES AND STOCK VESTED

        The following table summarizes, for each of the named executive officers listed, (1) stock option exercises during 2008, including the number of shares acquired on exercise and the value realized, and (2) restricted stock vestings that occurred during 2008, including the number of shares acquired on vesting and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
James F. Mooney	—	—	81,250	1,061,125
Neil A. Berkett	—	—	41,667	564,588
Charles K. Gallagher	—	—	—	—
Bryan H. Hall	—	—	22,500	304,875
Mark Schweitzer	—	—	—	—
Jacques D. Kerrest	—	—	—	—

(1)
Mr. Mooney acquired 81,250 shares on the vesting of restricted stock on April 30, 2008 with a mid-market share price of $13.06.

(2)
Mr. Berkett acquired 41,667 shares on the vesting of restricted stock on March 17, 2008 with a mid-market share price of $13.55.

(3)
Mr. Hall acquired 22,500 shares on the vesting of restricted stock on March 17, 2008 with a mid-market share price of $13.55.

        These shares of restricted stock were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of the common stock on the vesting date to calculate the value realized from the restricted stock vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Severance and Change in Control Benefits Provided Pursuant to Employment Agreements

James F. Mooney

        Under his employment agreement for the period to April 30, 2009, we are obligated to provide Mr. Mooney with the following severance payments and benefits upon termination of his employment under the indicated circumstances while the employment agreement is in effect:

  •
  Termination by the Company without cause: Earned but unpaid base salary and an amount equal to such reasonable and necessary business expenses incurred by Mr. Mooney prior to the termination date; base salary and bonus continuation for one year; for the shares of restricted stock granted to Mr. Mooney in 2006 and 2008 with vesting based on annual performance conditions, accelerated vesting of that portion of the award that is due to vest within one year following the termination date and forfeiture of the balance; for the shares of restricted stock granted to Mr. Mooney with vesting based on three-year performance conditions, accelerated vesting of one-third with the compensation committee or the board of directors retaining the discretion to vest some or all of the balance; health insurance and life insurance according to our normal policies regarding these benefits; and travel expenses.

  •
  Termination for death or disability, cause, or by mutual agreement of the parties: Earned but unpaid base salary and an amount equal to such reasonable and necessary business expenses incurred by Mr. Mooney prior to the termination date; and, in the case of death only, accelerated vesting of any shares of restricted stock granted to Mr. Mooney that have not at the time been forfeited pursuant to the terms thereof.

        In addition, Mr. Mooney will be subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

        Upon a change in control of the Company, the shares of restricted stock granted to Mr. Mooney with vesting based on annual performance conditions and are still outstanding will vest immediately and the shares of restricted stock with vesting based on three-year performance conditions vest as follows: 125,000 shares of restricted stock would have vested if the change in control had occurred in 2006, 250,000 shares of restricted stock would have vested if the change in control had occurred during 2007, and 375,000 shares of restricted stock would have vested if the change in control had occurred during 2008, with the compensation committee or board of directors having the discretion to vest all or any part of the additional shares.

        As at December 31, 2008, Mr. Mooney had 270,898 vested options and did not have any unvested options. Upon a termination without cause, Mr. Mooney would have three months from the termination date to exercise his vested options. Upon a termination for cause, Mr. Mooney's vested options would be forfeited. Upon death or disability, Mr. Mooney or his estate would have one year to exercise his vested options.

        The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 31, 2008, the last business day in 2008, and a closing share price of $4.81 per share on December 31, 2008.

Benefit(1)	Termination without Cause ($)		Termination for Cause ($)	Disability/By Mutual Agreement ($)	Death ($)		Change in Control/ Acceleration Event ($)
Severance Payment	1,650,000	(2)	—	—	—		1,650,000	(2)
Restricted Stock	2,405,000	(3)	—	—	3,607,500	(4)	3,607,500	(5)
Options	—		—	—	—		—

(1)
Mr. Mooney would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
Mr. Mooney would be entitled to one year of his base salary of $1,250,000 as well as an annual bonus of $400,000 (assuming 100% achievement is satisfied in the following year).

(3)
Mr. Mooney's 375,000 unvested shares of performance-based restricted stock with annual performance conditions based on the 2008 fiscal year and 125,000 unvested shares (or one-third) of his performance-based restricted stock subject to three-year performance conditions would vest. The remaining shares would be forfeited; however, each of the compensation committee and the board has the discretion to vest the remaining unvested shares of restricted stock.

(4)
Any shares of restricted stock granted to Mr. Mooney that have not at the time been forfeited pursuant to the terms thereof will vest upon death.

(5)
Upon an acceleration event (as such term is defined in the Virgin Media 2006 Stock Incentive Plan), Mr. Mooney's 375,000 unvested shares of restricted stock based on annual performance conditions for 2008 would vest and 375,000 of his performance-based restricted stock subject to three-year performance conditions would vest.

Neil A. Berkett

        Under his employment agreement, we are obligated to provide Mr. Berkett with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

  •
  Termination without cause: Upon the execution of a general release of claims in favor of the Company, a lump-sum severance payment equal to two times his annual base salary. No other termination payments will apply.

  •
  Termination for cause: Earned but unpaid salary and benefits.

        Mr. Berkett will be subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

        If a change of control occurs, all of Mr. Berkett's unvested stock options will become fully vested and all of the unvested shares of restricted stock granted to Mr. Berkett pursuant to his employment agreement will become fully vested. If, within one year following the change of control, Mr. Berkett's employment is terminated without cause, he will be entitled to a lump-sum payment equal to two times his base salary. No other termination payments will apply.

        As at December 31, 2008, Mr. Berkett had 452,614 vested options and 1,301,636 unvested options. Upon a termination without cause, Mr. Berkett would have three months from the termination date to exercise his vested options. His unvested options would be forfeited. Upon a termination for cause,

Mr. Berkett's vested and unvested options would be forfeited. Upon death or disability, Mr. Berkett or his estate would have one year to exercise his vested options and his unvested options would be forfeited.

        Upon cessation of employment for whatever reason or upon a change in control, Mr. Berkett's unvested 153,170 restricted stock units as of December 31, 2008 would be forfeited.

        The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 31, 2008, the last business day in 2008, and a closing share price of $4.81 per share on December 31, 2008. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.8523 per £1.00.

Benefit(1)	Termination other than Cause and in Lieu of the Notice Period ($)		Termination for Cause ($)	Death or Disability ($)	Change in Control/ Acceleration Event ($)
Severance Payment	2,037,530	(2)	—	—	2,037,530	(3)
Restricted Stock	—		—	—	200,418	(4)
Options	—		—	—	—	(5)
Restricted Stock Units	—		—	—	—

(1)
Mr. Berkett would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
Mr. Berkett would be entitled to a lump-sum payment equal to two times his annual base salary of £550,000.

(3)
Assuming Mr. Berkett is terminated without cause within one year of a change in control, Mr. Berkett would be entitled to a lump-sum payment equal to two times his annual base salary of £550,000.

(4)
Upon an acceleration event in 2008, Mr. Berkett's 41,667 unvested shares of restricted stock would vest.

(5)
As the exercise prices of Mr. Berkett's unvested options are greater than the closing share price on December 31, 2008, we have assumed that these options would not be exercised.

Charles K. Gallagher

        Under his employment agreement, we were obligated to provide Mr. Gallagher with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

  •
  Termination without cause: upon the execution of a general release of claims in favor of the Company, a lump-sum severance payment equal to the amount of annual base salary paid through to the December 31, 2008.

  •
  Termination by the Company for cause or upon termination by Mr. Gallagher with 30 days' notice (other than a constructive termination without cause): Earned but unpaid base salary and benefits.

  •
  Termination for death or disability: Earned but unpaid base salary and benefits plus death or disability benefits pursuant to the plans and programs of the Company.

        Mr. Gallagher would be subject to non-competition and non-solicitation covenants that survive for six months following his termination of employment with us.

        As of December 31, 2008, Mr. Gallagher had 437,500 vested options and 62,500 unvested options. Upon a termination without cause, Mr. Gallagher would have one year from the termination date to exercise his vested options. His unvested options would be forfeited. Upon a termination for cause, Mr. Gallagher's vested and unvested options would be forfeited. Upon death or disability, Mr. Gallagher or his estate would have one year to exercise his vested options and his unvested options would be forfeited.

        The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 31, 2008, the last business day in 2008, and a closing share price of $4.81 per share on December 31, 2008. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.8523 per £1.00.

Benefit(1)	Termination without Cause ($)	Death or Disability ($)	Termination for Cause ($)	Change in Control/ Acceleration Event ($)
Severance Payment(2)	—	—	—	—
Options	—	—	—	—	(3)

(1)
Mr. Gallagher would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
As the termination date is December 31, 2008, Mr. Gallagher would not be entitled to any severance payment pursuant to his employment agreement.

(3)
As the exercise prices of Mr. Gallagher's unvested options are greater than the closing share price on December 31, 2008, we have assumed that these options would not be exercised.

Bryan H. Hall

        Under his employment agreement, we are obligated to provide Mr. Hall with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

  •
  Termination without cause or constructive termination without cause: Earned but unpaid annual base salary and cash bonus and, upon the execution of a general release of claims in favor of the Company, a lump-sum severance payment equal to two times his annual base salary, unless termination takes place prior to January 1, 2009 or in connection with a change of control, in which case, Mr. Hall would be entitled to a lump-sum severance payment equal to three times his annual base salary. In all cases, Mr. Hall would be entitled to continued medical benefits for one year from the date of termination.

  •
  Termination by the Company for cause or upon termination by Mr. Hall with 30 days' notice (other than a constructive termination without cause): Earned but unpaid base salary and benefits.

  •
  Termination for death or disability: Earned but unpaid base salary and benefits plus death or disability benefits pursuant to the plans and programs of the Company.

  •
  Termination upon non-renewal of term: Upon the execution of a general release of claims in favor of the Company, Mr. Hall would be entitled to a lump-sum severance payment equal to his annual base salary. In addition, Mr. Hall would be entitled to be paid the annual cash bonus in respect of the 2009 fiscal year, and a pro-rated award under the 2007 LTIP and 2008 LTIP, determined based on actual satisfaction of any applicable performance goals during the fiscal year.

        Mr. Hall would be subject to non-competition and non-solicitation covenants that survive for eighteen months following his termination of employment with us.

        If a change of control occurs, all of Mr. Hall's unvested stock options will become fully vested and all of the unvested shares of restricted stock granted to Mr. Hall pursuant to his employment agreement will become fully vested. If, within one year following the change of control, Mr. Hall's employment is terminated without cause, he will be entitled to a lump-sum payment equal to three times his base salary. Mr. Hall is also entitled to receive an excise tax gross up payment should Section 280G of the U.S. Internal Revenue Code, as amended, or any similar tax imposed by state or local law, be applicable to any amounts received in connection with a change of control.

        As of December 31, 2008, Mr. Hall has 292,941 vested options and 406,381 unvested options. Upon a termination without cause, Mr. Hall would have three months from the termination date to exercise his vested options. His unvested options would be forfeited. Upon a termination for cause, Mr. Hall's vested and unvested options would be forfeited. Upon death or disability, Mr. Hall or his estate would have one year to exercise his vested options and his unvested options would be forfeited.

        Upon cessation of employment for whatever reason or upon a change in control, Mr. Hall's unvested 100,450 restricted stock units as of December 31, 2008 would be forfeited.

        The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 31, 2008, the last business day in 2008, and a closing share price of $4.81 per share on December 31, 2008. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.8523 per £1.00.

Benefit(1)	Termination without Cause ($)		Death or Disability ($)	Termination for Cause ($)	Change in Control/ Acceleration Event ($)
Severance Payment	2,083,838	(2)	—	—	2,083,838	(3)
Restricted Stock	—		—	—	108,225	(4)
Options	—		—	—	—	(5)
Restricted Stock Units	—		—	—	—

(1)
Mr. Hall would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
Mr. Hall would be entitled to a lump-sum payment equal to three times his base salary of £375,000 as the termination occurred prior to January 1, 2009, at which time he would be entitled to a payment equal to two times his base salary.

(3)
If Mr. Hall is terminated without cause within one year of a change in control, he would be entitled to a lump-sum payment equal to three times his annual base salary of £375,000. Based on our calculations, Mr. Hall's payments on a change of control as of December 31, 2008 would not trigger an excise tax gross up payment.

(4)
Upon an acceleration event, Mr. Hall's 22,500 unvested shares of restricted stock would vest.

(5)
As the exercise prices of Mr. Hall's unvested options are greater than the closing share price on December 31, 2008, we have assumed that these options would not be exercised.

Mark Schweitzer

        Under his employment agreement, we are obligated to provide Mr. Schweitzer with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

  •
  Termination without cause or constructive termination without cause: Earned but unpaid annual base salary and, upon the execution of a general release of claims in favor of the Company, a lump-sum severance payment equal to: one-half of his annual base salary if the termination takes place between October 1, 2007 and March 31, 2008; one times his annual base salary if the termination takes place between April 1, 2008 and September 30, 2008, and two times his annual base salary if the termination takes place after October 1, 2008.

  •
  Termination by the Company for cause or upon termination by Mr. Schweitzer with 30 days' notice (other than a constructive termination without cause): Earned but unpaid base salary and benefits.

  •
  Termination for death or disability: Earned but unpaid base salary and benefits plus death or disability benefits pursuant to the plans and programs of the Company.

  •
  Termination upon non-renewal of term: Upon the execution of a general release of claims in favor of the Company, Mr. Schweitzer would be entitled to a lump-sum severance payment equal to one-half of his annual base salary.

        Mr. Schweitzer would be subject to non-competition and non-solicitation covenants that survive for eighteen months following his termination of employment with us.

        If a change of control occurs, all of Mr. Schweitzer's unvested stock options will become fully vested. If, within three months following the change of control, Mr. Schweitzer's employment is terminated without cause, he will be entitled to a lump-sum payment equal to two times his base salary.

        As of December 31, 2008, Mr. Schweitzer had 87,500 vested options and 465,670 unvested options. Upon a termination without cause, Mr. Schweitzer would have three months from the termination date to exercise his vested options. His unvested options would be forfeited. Upon a termination for cause, Mr. Schweitzer's vested and unvested options would be forfeited. Upon death or disability, Mr. Schweitzer or his estate would have one year to exercise his vested options and his unvested options would be forfeited.

        Upon cessation of employment for whatever reason or upon a change in control, Mr. Schweitzer's unvested 52,298 restricted stock units as of December 31, 2008 would be forfeited.

        The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 31, 2008, the last business day in 2008, and a closing share price of $4.81 per share on December 31, 2008. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.8523 per £1.00.

Benefit(1)	Termination without Cause ($)		Death or Disability ($)	Termination for Cause ($)	Change in Control/ Acceleration Event ($)
Severance Payment	1,222,518	(2)	—	—	1,222,518	(3)
Options	—		—	—	—	(4)
Restricted Stock Units	—		—	—	—

(1)
Mr. Schweitzer would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
Mr. Schweitzer would be entitled to a lump-sum payment equal to two times his base salary of £330,000.

(3)
If Mr. Schweitzer is terminated without cause within three months of a change in control, he would be entitled to a lump-sum payment equal to two times his annual base salary of £330,000.

(4)
As the exercise prices of Mr. Schweitzer's unvested options are greater than the closing share price on December 31, 2008, we have assumed that these options would not be exercised.

Jacques D. Kerrest

        The Company and Mr. Kerrest agreed to an extension of his employment agreement on December 18, 2007. Pursuant to the extension agreement, Mr. Kerrest had the right to terminate his employment and Mr. Kerrest exercised this right, effective March 31, 2008. Consistent with the provisions of his employment agreement, Mr. Kerrest received a lump-sum payment equal to fifteen calendar months of base salary at a fixed exchange rate of £2.0439 per £1.00 ($868,402) as consideration for his execution of a general release. Mr. Kerrest also received a pro-rata payment in respect of the 2008 Bonus Scheme at the same fixed exchange rate ($137,816) and a pro-rata vesting of restricted stock units subject to the achievement of the performance conditions under the 2006 LTIP. Mr. Kerrest also received accelerated vesting of 100,000 options that were scheduled to vest in September 2008. His remaining 161,226 unvested options and 26,786 restricted stock units were forfeited. In addition, Mr. Kerrest is entitled to continued medical benefits under the terms of the Company's plans for fifteen months. Mr. Kerrest is subject to non-competition and non-solicitation covenants that survive for eighteen months following his termination of employment with us.

RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

        We review relationships and transactions in which we and our significant stockholders, directors and executive officers or their immediate family members are participants. Our related party transaction policy requires the audit committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the audit committee will review any transaction or series of transactions in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our directors or executive officers or a nominee for director, or any person who is known to the Company to be the beneficial owner of more than 5% of the Company's common stock, or any immediate family member of any of the foregoing persons, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in which such person has a 10% or greater beneficial ownership interest, had, has or will have a direct or indirect material interest, excluding certain exempt transactions. After its review the audit committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee determines in good faith.

Related Party Transactions

        The following are the related parties with which we have entered into transactions involving amounts in excess of $120,000 as described below. The transactions have been approved or ratified by either our audit committee or our board of directors. The revenue and expense figures below are net of value added tax, or VAT, and have been translated into U.S. dollars at a rate of $1.8523 per £1.00.

Virgin Group Companies

        Virgin Entertainment Investment Holdings Limited, or VEIH, became a holder of our common stock on July 4, 2006 as a result of our acquisition of Virgin Mobile on that date. As of December 31, 2008, VEIH, which is indirectly owned by trusts whose principal beneficiaries are Sir Richard Branson and members of his family, owned 10.4% of our common stock. We have entered into various ordinary course transactions with other Virgin Group companies. The transactions described below are those in which affiliates of VEIH had a material interest, whether direct or indirect.

Trademark License Agreement with Virgin Enterprises Limited

        On April 3, 2006, we entered into a trademark license agreement with Virgin Enterprises Limited, or VEL, under which we are entitled to use the Virgin Media name and to use certain Virgin trademarks within the United Kingdom and Ireland. The license entitles us to use the "Virgin" name for the TV, broadband internet, telephone and mobile phone services we provide to our residential customers, as well as the acquisition and branding of sports, movies and other premium television content and the sale of certain communications equipment, such as set top boxes and cable modems. The agreement provides for a royalty of 0.25% per annum of our revenue from the relevant businesses, subject to a minimum annual royalty of £8.5 million (or $15.7 million). The agreement has a 30-year term. It can be terminated after 10 years on one year's notice, and is subject to earlier termination by us in certain other circumstances, including (subject to specified payments) upon a change of control. We incurred royalties owed to VEL of £8.5 million (or $15.7 million) in 2008.

        With effect from February 8, 2007, we extended the trademark license agreement to permit our content subsidiary, formerly known as Flextech Television Limited, to use the "Virgin Media Television" name and marks. The agreement provides for a royalty of 0.25% per annum of Virgin Media Television's revenue, subject to a minimum annual royalty of £200,000 (or $370,460). We incurred royalties owed to VEL of £224,421 (or $415,695) in 2008 under this aspect of the license agreement. This agreement includes a permission for our business services division, which does not trade under the "Virgin" name, but rather under the name ntl:Telewest Business, to make certain non-material incidental use of the "Virgin" name and the "virginmedia.co.uk" email address for those of our employees who work within that division, for a period of 12 months to February 8, 2008. On February 12, 2008, VEL agreed to extend this arrangement for a further six months to August 8, 2008, and on November 20, 2008, VEL agreed to extend this arrangement for a further twelve months to August 8, 2009. These arrangements provide for a royalty of £100,000 (or $200,170) for each of the twelve-month terms and a royalty of £50,000 (or $100,085) for the six-month term. We incurred royalties owed to VEL of £100,000 (or $185,230) in 2008 in respect of this aspect of the license agreement.

        With effect from October 1, 2007, we further extended the trademark license agreement to use the "Virgin" name for our recently launched television channel, Virgin 1. The agreement provides for a royalty of 0.5% per annum of revenues we receive with respect to Virgin 1, subject to a minimum annual royalty of £100,000 (or $185,230). We incurred royalties owed to VEL of £113,097 (or $209,490) in 2008 under this license agreement.

Service Agreement with Virgin Group Investments Limited

        We also have an agreement with Virgin Group Investments Limited, Sir Richard Branson's employer, and Virgin Management Limited, relating to personal public appearances by Sir Richard Branson to promote us and our services. We are obligated to pay an annual fee of £100,000 (or $185,230) under this agreement.

Other Ordinary Course Agreements with VEIH Affiliates

        We have entered into a number of agreements with VEIH affiliates in the ordinary course of business. These include the following:

  (i)
  a license from Voyager Group Limited, an affiliate of VEIH, to occupy the 5th Floor, The Communications Building, 48 Leicester Square, London, in return for which we pay a license fee. This space was occupied by Virgin Mobile prior to our acquisition of that company. We incurred expenses of approximately £122,375 (or $226,675) in 2008 under this agreement;

  (ii)
  a telecommunications services agreement with Virgin Atlantic Airways and Virgin Holidays. These contracts were entered into prior to VEIH acquiring its interest in us. We had aggregate revenues of approximately £922,839 (or $1.7 million) in 2008 under these contracts; and

  (iii)
  an agreement with Virgin Clubs Limited, an affiliate of VEIH, in connection with the hosting of corporate events, including venue hire and catering services. We incurred aggregate expenses of approximately £93,182 (or $172,601) in 2008 under this agreement.

Sales Promotions with Virgin Games

        In 2006, we entered into promotional arrangements whereby the products and services of Virgin Games, a division of Virgin.com Limited, are promoted on our internet portal at www.virginmedia.com. We received payments of approximately £167,197 (or $309,699) from Virgin Games in 2008 in connection with these arrangements.

Advertising on Virgin Media Television Channels

        In 2008, various Virgin Group companies advertised on our Virgin Media Television channels through their media agencies generating revenue to us of approximately £433,408 (or $802,802).

Virgin Holidays

        In 2008, we purchased travel-related vouchers from Virgin Holidays in connection with an employee incentive program. We incurred aggregate expenses of £152,000 (or $281,550) in connection with this purchase.

Advertising with Virgin Atlantic Airways

        In 2008, we advertised our products on the in-flight entertainment platform of Virgin Atlantic Airways, incurring expenses of approximately £93,500 (or $173,190).

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of March 31, 2009, except as otherwise indicated in the footnotes to the table, information regarding the beneficial ownership of our common stock by:

  •
  each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

  •
  each of our present directors;

  •
  each of our present executive officers;

  •
  each executive officer named in the "Summary Compensation Table"; and

  •
  all of our present directors and executive officers as a group.

        Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent that power may be shared with a spouse. Unless otherwise indicated, the address for each individual listed below is 909 Third Avenue, Suite 2863, New York, New York 10022.

	Amount and Nature of Beneficial Ownership(1)
				Percent Beneficially Owned(1)
Name	Common Stock	Warrants	Total
5% Stockholders:
FMR LLC(2)	44,813,725	170,016	49,029,003	14.9%
Virgin Entertainment Investment Holdings Limited(3)	34,260,959	0	34,260,959	10.4%
Franklin Mutual Advisers, LLC(4)	30,319,205	0	30,319,205	9.2%
Wellington Management Company, LLP(5)	28,084,400	0	28,084,400	8.6%
Capital World Investors(6)	19,342,000	0	19,342,000	5.9%
France Télécom(7)	0	17,797,362	17,797,362	5.4%
Goldman Sachs Asset Management, LP(8)	17,033,097	0	17,033,097	5.2%
Level Global Investors, LP(9)	16,613,797	0	16,613,797	5.1%
Present Directors:
Chares L. Allen(10)	32,192	0	32,192	Under 1%
Edwin M. Banks(11)	389,996	0	389,996	Under 1%
Jeffrey D. Benjamin(12)	472,930	0	472,930	Under 1%
Neil A. Berkett(13)	698,282	0	698,282	Under 1%
James A. Chiddix(14)	42,980	0	42,980	Under 1%
Andrew J. Cole(15)	42,980	0	42,980	Under 1%
William R. Huff(16)	947,353	0	947,353	Under 1%
Gordon D. McCallum(17)	171,880	0	171,880	Under 1%
James F. Mooney(18)	1,452,834	0	1,452,834	Under 1%
John N. Rigsby(19)	42,912	0	42,912	Under 1%
Steven J. Simmons(20)	67,980	0	67,980	Under 1%
George R. Zoffinger(21)	385,000	0	385,000	Under 1%
Present Executive Officers that are not Directors:
Andrew Barron(22)	87,814	0	87,814	Under 1%
Jerry V. Elliott	0	0	0	Nil
Robert C. Gale(23)	110,278	0	110,278	Under 1%
Bryan H. Hall(24)	448,567	0	448,567	Under 1%
Mark Schweitzer(25)	104,634	0	104,634	Under 1%
Malcolm R. Wall(26)	364,294	0	364,294	Under 1%
Howard Watson(27)	135,965	0	135,965	Under 1%
Former Directors and Executive Officers named in "Summary Compensation Table":
David Elstein(28)	187,500	0	187,500	Under 1%
Charles K. Gallagher(29)	500,000	0	500,000	Under 1%
Jacques D. Kerrest(30)	3,170	0	3,170	Under 1%
All Present Directors and Executive Officers as a Group (19 persons):	5,998,871	0	5,998,871	1.8%

(1)
Applicable percentage of beneficial ownership is based on 328,360,084 shares of common stock outstanding as of March 31, 2009.

(2)
The information concerning FMR LLC ("FMR") is based solely upon a Schedule 13G/A filed by FMR with the SEC on February 17, 2009. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
The information concerning Virgin Entertainment Investment Holdings Limited ("VEIHL") is based solely upon a Schedule 13D/A filed by Virgin Management Ltd. with the SEC on December 15, 2008. The address of VEIHL is La Motte Chambers, St. Helier, Jersey, JE1 1BJ, Channel Islands. The Schedule 13D/A was jointly filed by: (i) Deutsche Bank Trustee Services (Guernsey) Limited, a company governed under the laws of Guernsey, in its capacity as trustee, and on behalf, of The Virgo Trust, The Libra Trust, The Jupiter Trust, The Mars Trust, The Venus Trust, The Leo Trust and The Gemini Trust, trusts governed under the laws of England and Wales; (ii) RBC Trustees (C.I.) Limited, a company governed under the laws of Jersey, in its capacity as trustee, and on behalf, of The Aquarius Trust, The Aries Trust, The Capricorn Trust, The Pisces Trust and The Saturn Trust, trusts governed under the laws of England and Wales; (iii) Cougar Investments Limited ("Cougar"), a Jersey company; (iv) Plough Investments Limited ("Plough"), a Jersey company; (v) Sir Richard Charles Nicholas Branson ("Richard Branson"), a citizen of the United Kingdom; (vi) Gamay Holdings Limited ("Gamay"), a British Virgin Islands holding company; (vii) Virgin Group Holdings Limited ("VGHL"), a British Virgin Islands Company; (viii) Corvina Holdings Limited ("Corvina"), a British Virgin Islands company; and (ix) VEIHL, a British Virgin Islands holding company (collectively the "Virgin Group Reporting Persons"). Each of the Virgin Group Reporting Persons other than VEIHL does not directly own any shares of our common stock. Each of the Virgin Group Reporting Persons, however, has the ability to direct the management, business and affairs of its wholly-owned subsidiary, including with respect to the voting, or disposal, of our common stock held by VEIHL. VEIHL, which directly holds the shares of our common stock, has the direct power to vote and dispose of such shares. On June 5, 2007, VEIHL entered into a prepaid variable forward arrangement (the "Prepaid Variable Forward Arrangement") with an unaffiliated third party with respect to 12,847,860 shares of common stock. VEIHL received a prepayment of $224,872,294 (the "Prepayment Amount") under the terms of the Prepaid Variable Forward Arrangement. On the valuation date of the arrangement (the "Valuation Date"), which was initially established as June 5, 2009, VEIHL is obligated to deliver an amount of cash (or, at VEIHL's election, a number of shares of common stock) that is determined based upon the volume weighted average price per share of the common stock on 20 trading days from and including the date falling 19 trading days prior to the Valuation Date through and including the Valuation Date (the "Settlement Price"). The payment obligations have a floor price of approximately $19.68 (the "Floor Price") and had an initial cap price of approximately $31.98, subject to adjustment with respect to dividend payments on the shares (the "Cap Price"). The default method of settlement under the Prepaid Variable Forward Arrangement is cash settlement. If the Settlement Price is greater than the Cap Price, VEIHL is obligated to deliver either (i) cash in the amount of the sum of (A) the Prepayment Amount plus (B) the product of (1) the difference between the Settlement Price and the Cap Price multiplied by (2) the number of shares of common stock underlying the Prepaid Variable Forward Arrangement or (ii) a number of shares of common stock equal to the Prepayment Amount divided by the Cap Price. If the Settlement Price is less than or equal to the Cap Price, but more than or equal to the Floor Price, VEIHL is obligated to deliver either (i) cash in the amount of the Prepayment Amount or (ii) a number of shares of common stock equal to the Prepayment Amount divided by the Settlement Price. If the Settlement Price is less than the Floor Price, VEIHL is obligated to deliver either (i) cash in the amount of the Settlement Price multiplied by the number of shares of common stock underlying the Prepaid Variable Forward Arrangement or (ii) the number of shares of common stock underlying the Prepaid Variable Forward Arrangement. As of the date of the Schedule 13D/A, VEIHL expected to settle the Prepaid Variable Forward Arrangement in shares of common stock, which would result in a decrease of VEIHL's beneficial ownership of our common stock to 6.5%. In the event, at the election of VEIHL upon 20 business days' prior written notice, of an early termination of the Prepaid Variable Forward Arrangement with respect to all or part of the shares, VEIHL or the third party, as the case may be, would be required to pay the other in cash an optional termination price related to the costs of unwinding the arrangement. VEIHL pledged 12,847,860 shares of common stock (the "Pledged Shares") to secure its obligations under the Prepaid Variable Forward Arrangement. VEIHL will continue to receive the benefit of ordinary dividends on the Pledged Shares during the term of the pledge and has the right to the return of the Pledged Shares on 20 days' notice for voting or any other purpose. On December 12, 2008, the parties amended the Prepaid Variable Forward Arrangement to change the Valuation Date to May 13, 2009. At the time of such amendment, the Cap Price had been adjusted to approximately $30.96 based upon the dividend adjustment provisions of the Prepaid Variable Forward Arrangement.

(4)
The information concerning Franklin Mutual Advisers, LLC ("Franklin Mutual Advisers") is based solely upon a Schedule 13D filed by Franklin Mutual Advisers with the SEC on May 10, 2007. The address of Franklin Mutual Advisers is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Franklin Mutual Advisers is an investment advisor registered under the Investment Advisers Act of 1940. Franklin Mutual Advisers is the investment advisor to investment companies or other managed accounts which are the beneficial owners of shares of our common stock. Pursuant to investment advisory agreements between Franklin Mutual Advisers and its advisory clients, Franklin Mutual Advisers is vested with all investment and voting power with respect to these shares.

(5)
The information concerning Wellington Management Company, LLP ("WMC") is based solely upon a Schedule 13G filed by WMC with the SEC on February 17, 2009. The address of WMC is 75 State Street, Boston, Massachusetts 02109.

(6)
The information concerning Capital World Investors ("CWI"), a division of Capital Research and Management Company, is based solely upon a Schedule 13G filed by CWI with the SEC on February 12, 2009. The address of CWI is 333 South Hope Street, Los Angeles, California 90071.

(7)
The information concerning France Télécom is based solely upon a Schedule 13G filed by France Télécom with the SEC on March 12, 2003. The address of France Télécom is 6 Place d'Allerby, 75505 Paris, Cedex 15, France. France Télécom holds Series A warrants exercisable for 17,797,362 shares of our common stock through its indirect wholly owned subsidiary Rapp 26, a société anonyme organized under the laws of France. Our Series A warrants currently are exercisable at a price of $105.17 per share.

(8)
The information concerning Goldman Sachs Asset Management, LP ("GSAM") is based solely upon a Schedule 13G filed by GSAM with the SEC on February 11, 2009. The address of GSAM is 32 Old Slip, New York, NY 10005.

(9)
The information concerning Level Global Investors, LP ("LGI") is based solely upon a Schedule 13G filed by LGI with the SEC on March 16, 2009. The address of LGI is 888 Seventh Avenue, 27th Floor, New York, NY 10019.

(10)
Includes options to purchase 32,192 shares of common stock that are exercisable within 60 days after the date hereof.

(11)
Includes 14,966 shares of common stock, and options to purchase 375,000 shares of common stock that are exercisable within 60 days after the date hereof.

(12)
Includes 97,930 shares of common stock, and options to purchase 375,000 shares of common stock that are exercisable within 60 days after the date hereof.

(13)
Includes 94,818 shares of common stock, and options to purchase 603,464 shares of common stock that are exercisable within 60 days after the date hereof.

(14)
Includes options to purchase shares 42,980 shares of common stock that are exercisable within 60 days after the date hereof.

(15)
Includes options to purchase shares 42,980 shares of common stock that are exercisable within 60 days after the date hereof.

(16)
The information concerning W. R. Huff Asset Management Co., L.L.C. ("Huff Asset Management") is based solely upon a Form 4 filed by Huff Asset Management with the SEC on March 3, 2009. Mr. Huff, one of our directors, is the principal and president of Huff Asset Management. Mr. Huff possesses sole power to vote and direct the disposition of all of our securities held by or on behalf of Huff Asset Management, a Delaware limited liability company, and certain other limited partnerships and limited liability companies affiliated with Huff Asset Management (together with Huff Asset Management, the "Huff Entities") for their clients and/or on behalf of separately managed accounts (collectively, the "Huff Accounts"), subject to internal screening and other securities law compliance procedures. Huff Asset Management is an investment manager with discretionary authority over separate accounts that own the shares. The Huff Accounts have been issued and/or have acquired, in the aggregate, 572,353 shares of our common stock (the "Huff Shares"). Mr. Huff individually holds options to purchase 375,000 shares of common stock that are exercisable within 60 days after the date hereof. Thus, for the purposes of Reg. Section 240,13d-3, Mr. Huff is deemed to beneficially own 947,353 shares of our shares outstanding. Mr. Huff's interest in the Huff Shares is limited to his pecuniary interest in the Huff Entities and for the Huff Accounts.

(17)
Includes 15,630 shares of common stock, and options to purchase 156,250 shares of common stock that are exercisable within 60 days after the date hereof which are held in trust for the benefit of Virgin Entertainment Investment Holdings Limited.

(18)
Includes 431,936 shares of common stock, 750,000 performance-based shares of restricted stock held in escrow (assuming 100% vesting), and options to purchase 270,898 shares of common stock that are exercisable within 60 days after the date hereof.

(19)
Includes 10,000 shares of common stock, and options to purchase 32,912 shares of common stock that are exercisable within 60 days after the date hereof.

(20)
Includes 25,000 shares of common stock, and options to purchase 42,980 shares of common stock that are exercisable within 60 days after the date hereof.

(21)
Includes 10,000 shares of common stock, and options to purchase 375,000 shares of common stock that are exercisable within 60 days after the date hereof.

(22)
Includes 10,680 shares of common stock, and options to purchase 77,134 shares of common stock that are exercisable within 60 days after the date hereof.

(23)
Includes 24,990 shares of common stock, and options to purchase 85,288 shares of common stock that are exercisable within 60 days after the date hereof.

(24)
Includes 65,762 shares of common stock, and options to purchase 382,805 shares of common stock that are exercisable within 60 days after the date hereof.

(25)
Includes options to purchase 104,634 shares of common stock that are exercisable within 60 days after the date hereof.

(26)
Includes 45,361 shares of common stock, and options to purchase 318,933 shares of common stock that are exercisable within 60 days after the date hereof. Of this amount, 60,000 options to purchase shares of common stock were forfeited and cancelled on April 15, 2009.

(27)
Includes 28,586 shares of common stock, and options to purchase 107,379 shares of common stock that are exercisable within 60 days after the date hereof.

(28)
Based solely upon information provided by Mr. Elstein.

(29)
Includes options to purchase 500,000 shares of common stock that are exercisable within 60 days after the date hereof.

(30)
Based solely upon information provided by Mr. Kerrest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC, and with each exchange on which our common stock trades, initial and annual reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish us with a copy of all Section 16(a) forms and reports they file.

        To our knowledge, based solely on a review of reports furnished to us and written representations that no other reports were required during this financial year ended December 31, 2008, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them except that: Andrew M. Barron was late in filing a Form 4 relating to his grant of stock options in March 2008; Malcolm R. Wall and Howard Watson were late in filing a Form 4 relating to their grant of Sharesave Plan options in May 2008; James A. Chiddix was late in filing a Form 4 relating to his grant of stock options in July 2008; and George R. Zoffinger was late in filing a Form 4 relating to the acquisition of shares of common stock in November 2008.

AUDIT COMMITTEE REPORT

        The audit committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2008, which are included in the annual report on Form 10-K. The audit committee has discussed with Ernst & Young LLP ("Ernst & Young"), the Company's independent registered public accounting firm the matters required to be discussed under the Statement on Auditing Standards No. 61, as amended, which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The audit committee has also discussed with Ernst & Young its independence relative to the Company and received and reviewed written disclosures and the letter from Ernst & Young which relates to Ernst & Young's independence relative to the Company within the meaning of the federal securities laws and the rules and regulations there under, including the independence rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002; and in compliance with Rule 3520 of the Public Company Accounting Oversight Board.

        Based on the foregoing discussions and review, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2008 be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee

George R. Zoffinger, Chairman
Edwin M. Banks
Jeffrey D. Benjamin
James A. Chiddix

 STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 2010 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us at the address set forth on the first page of this proxy statement on or before December 31, 2009 to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Rules of the SEC set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

        Pursuant to the advance notice requirements set forth in Article II, Section 4 of our by-laws, we will consider notices of stockholder proposals to be brought before the 2010 annual meeting submitted outside the processes of Rule 14a-8 under the Exchange Act to be timely if we receive such notices not less than 75 days nor more than 90 days prior to the first anniversary of the 2009 annual meeting of stockholders. However, if the date of the 2010 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the 2009 annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs. You must be a stockholder of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

        The stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  •
  the name and record address of the stockholder proposing the business;

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder;

  •
  a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business and any material interest of the stockholder in such business; and

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

        The proposal or notice should be directed to the attention of the Secretary, Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, New York 10022.

        No business proposed by a stockholder will be conducted at the annual meeting except business brought before the meeting in accordance with the procedures set forth in Article II, Section 4 of our by-laws summarized above or under Rule 14a-8 under the Exchange Act. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of Article II, Section 4 of our by-laws, and if the officer so determines, the officer shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

        The discussion above does not apply to stockholder nominations of directors. The requirements for stockholder nominations are set out above at "Proposal 1 Election of Directors—Stockholder Nominations".

DELIVERY OF DOCUMENTS TO BENEFICIAL STOCKHOLDERS SHARING AN ADDRESS

        The Company has adopted the process called "householding" for mailing this proxy statement to beneficial stockholders in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the proxy statement, unless we have received contrary instructions from any stockholder at that address. The Company will provide separate identification or control numbers for each account at the shared address to each stockholder of record.

        If you prefer to receive multiple copies of this proxy statement at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to Richard Williams, Virgin Media Inc.—Director Investor Relations, 909 Third Avenue, Suite 2863, New York, New York 10022, tel: +1 212 906 8447, fax: +1 212 7524. Eligible beneficial stockholders receiving multiple copies of the proxy statement can request householding by contacting the Company in the same manner.

        If you are a beneficial owner, you can request additional copies of the proxy statement or you can request householding by notifying your broker, bank or nominee.

OTHER BUSINESS

        The board of directors is not aware of any other matters other than those set forth in this proxy statement that will be presented for action at the annual meeting and does not intend to bring any other matters before the annual meeting. However, if any other matters should properly come before the annual meeting, or at any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By order of the board of directors,

James F. Mooney Chairman

New York, New York
April 29, 2009

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF VIRGIN MEDIA INC.

I.      PURPOSE OF THE COMMITTEE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Virgin Media Inc. (the "Company") is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

II.    COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined by resolution of the Board, each of whom will be "independent" as required by the Nasdaq Marketplace Rules, the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC").

        Each member of the Committee must be able to read and understand fundamental financial statements. Further, at least one member of the Committee must be a "financial expert", as such term is defined in the rules and regulations of the SEC, as the Board interprets such requirement in its business judgment.

        The members of the Committee and its chairperson shall be nominated by the Executive Committee of the Board and elected by a majority vote of the Board, who shall serve on the Committee until such member resigns or is removed. Any vacancy on the Committee shall be filled by a majority vote of the Board at its next meeting following the occurrence of the vacancy.

III.   MEETINGS AND PROCEDURES OF THE COMMITTEE

        The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter. The Committee shall meet as often as it determines appropriate but not less frequently than once every fiscal quarter and may hold special meetings as circumstances require. The Committee may meet separately in special session on a periodic basis with management and the Company's independent auditors to discuss any matters that the Committee or either of these groups believe should be discussed privately.

        A majority of the Committee members participating in a meeting shall constitute a quorum. The Committee may form and delegate authority to subcommittees when appropriate. Minutes shall be kept for each meeting of the Committee.

IV.    DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        The following are within the authority of the Committee:

  1.
  The Committee shall be directly responsible for the appointment, compensation and oversight of the Company's independent auditors. The independent auditors shall report directly to the Committee.

  2.
  The Committee shall approve in advance all audit engagements and the terms thereof and, except as otherwise permitted under applicable laws and regulations, all permissible non-audit services by independent auditors. Approval of audit and permissible non-audit services may also be delegated to one or more designated members of the Committee, and the person(s) granting such approval shall report such approval to the full Committee at the next scheduled meeting.

  3.
  The Committee shall obtain from the independent auditors at least annually a formal written statement delineating all relationships between the auditor and the Company and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

  4.
  The Committee shall oversee the independence of the independent auditors by actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services (per item 3 above) that may impact the objectivity and independence of the independent auditors, and taking, or recommending that the full Board take, appropriate action to satisfy itself of the auditors' independence.

  5.
  The Committee shall review the following:

  (i)
  all critical accounting policies and practices used by the Company, including analyses of the effects of alternative treatments or treatments preferred by the independent auditors of financial information discussed by the independent auditors and management and the effects of alternative disclosures and GAAP methods on the Company's financial statements; and

  (ii)
  all other material written communications between the independent auditors and management, such as any "management" or "internal control" letter prepared by the independent auditors or schedule of unadjusted differences.

  6.
  The Committee shall review and approve the Company's audited annual financial statements, quarterly financial statements and, as they deem appropriate, filings required under the federal securities laws; and the Committee shall review any major issues related thereto.

  7.
  The Committee shall attempt to resolve all disagreements between the independent auditors and management regarding financial reporting.

  8.
  The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and budget of the internal audit function.

  9.
  The Committee shall review and evaluate on a regular basis the adequacy and effectiveness of the Company's internal control structure and procedures for financial reporting and disclosure controls and procedures, and discuss with the independent auditors and management the annual internal control report made by management, and attested to by the independent auditors, that assesses such internal control structures and procedures.

  10.
  The Committee shall prepare the report required by the rules and regulations of the SEC to be included in the Company's annual proxy statement.

  11.
  The Committee shall review the Company's policies relating to the avoidance of conflicts of interest and monitor compliance with the Company's Code of Conduct and Code of Ethics; unless otherwise approved by the Board, the Committee shall approve all changes to or waivers of the Company's Code of Conduct and Code of Ethics for executive officers or directors and must promptly disclose their existence and terms, as required by any law, regulation or Nasdaq listing standard.

  12.
  The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of communications regarding questionable accounting or auditing matters.

  13.
  The Committee shall engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder, the cost of which shall be borne by the Company.

  14.
  The Committee shall review and approve all related-party transactions on an ongoing basis, other than such transactions which are approved by a comparable body of the Board.

  15.
  The Committee shall perform such additional activities as may be required by applicable law or Nasdaq Marketplace Rules, and shall consider such other matters, as the Committee or the Board deems necessary or appropriate.

    The Committee shall reassess the adequacy of this Charter on an annual basis.

        While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Likewise, the Committee is not responsible for matters not disclosed or brought to its attention pursuant to the Company's Code of Conduct and Code of Ethics.

APPENDIX B

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF VIRGIN MEDIA INC.

I.      PURPOSE OF THE COMMITTEE

        The purposes of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Virgin Media Inc. (the "Company") shall be to oversee the Company's executive compensation.

II.    COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined by resolution of the Board, each of whom will be "independent" as required by the Nasdaq Marketplace Rules, a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

        The members of the Committee and its chairperson shall be nominated by the Executive Committee of the Board and elected by a majority vote of the Board, who shall serve on the Committee until such member resigns or is removed. Any vacancy on the Committee shall be filled by a majority vote of the Board at its next meeting following the occurrence of the vacancy.

III.   MEETINGS AND PROCEDURES OF THE COMMITTEE

        The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter. The Committee shall meet as provided by its rules and as often as it determines appropriate but not less frequently than two times annually and may hold special meetings as circumstances require. A majority of the Committee members participating in a meeting shall constitute a quorum. The Committee may form and delegate authority to subcommittees when appropriate. Minutes shall be kept for each meeting of the Committee.

IV.    COMMITTEE RESPONSIBILITIES

        The Committee shall have the following responsibilities:

  1.
  The Committee shall review and approve on an annual basis the corporate goals and objectives with respect to compensation of the Chief Executive Officer ("CEO"). Unless otherwise determined by a majority of the "independent" (as defined by the Nasdaq Marketplace Rules) directors of the Board meeting in "executive session" (as defined by the Nasdaq Marketplace Rules), the Committee shall evaluate at least once a year the CEO's performance in light of these established goals and objectives and based upon these evaluations shall meet in "executive session" as defined in the Nasdaq Marketplace Rules to set the CEO's annual compensation, including salary, bonus, incentive and equity compensation.

  2.
  The Committee shall review and approve on an annual basis the evaluation process and compensation structure for the Company's officers. Unless otherwise determined by a majority or the "independent" (as defined by the Nasdaq Marketplace Rules) directors of the Board, the Committee shall evaluate the performance of all other officers (as defined in Section 16 of the Exchange Act and Rule 16a-1 thereunder) of the Company and shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for such officers. Unless otherwise determined by the Committee, the CEO of the Company may be present

B-1

    during discussions evaluating and setting the compensation levels of such officers but may not vote on such deliberations.

  3.
  The Committee shall review the Company's incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans.

  4.
  The Committee shall produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with all applicable laws, rules and regulations.

  5.
  The Committee shall engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder, the cost of which shall be borne by the Company.

B-2

APPENDIX C

CHARTER OF THE NOMINATING SUB-COMMITTEE
OF THE EXECUTIVE COMMITTEE OF VIRGIN MEDIA INC.

I.      PURPOSE OF THE NOMINATING SUB-COMMITTEE

        The purpose of the Nominating Sub-Committee shall be to recommend to the Board individuals qualified to serve as directors of the Company.

II.    COMPOSITION OF THE COMMITTEE

        The Nominating Sub-Committee shall be comprised of all members of the Executive Committee who are "independent" as required by the Nasdaq Marketplace Rules. Such members shall serve on the Nominating Sub-Committee until they resign or are removed. The Chairperson of the Nominating Sub-Committee shall be the Chairperson of the Executive Committee unless such Chairperson is not "independent" in which case the Chairperson of the Nominating Sub-Committee shall be designated by a majority vote of the Nominating Sub-Committee.

III.   MEETINGS AND PROCEDURES OF THE NOMINATING SUB-COMMITTEE

        The meetings and procedures of the Nominating Sub-Committee shall be the same as determined by the Executive Committee for meetings of the Executive Committee.

IV.    DUTIES OF THE NOMINATING SUB-COMMITTEE

  1.
  The Nominating Sub-Committee shall establish procedures by which it actively recruits individuals qualified to become Board members and considers candidates to fill Board positions, including evaluating the suitability of potential director nominees proposed by directors, management or stockholders.

  2.
  The Nominating Sub-Committee shall recommend to the Board the director nominees for election by the stockholders and select persons to fill Board vacancies, as the case may be, pursuant to the by-laws of the Company, which recommendations shall be consistent with the Board's criteria for selecting new directors and any independence requirements imposed by law, regulation or Nasdaq Marketplace Rules.

  3.
  The Nominating Sub-Committee shall review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including, but not limited to, an employment change, and recommend whether the director should be re-nominated.

C-1

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. FOR AGAINST ABSTAIN Nominees: 01 Neil A. Berkett 02 Steven J. Simmons 03 George R. Zoffinger Mark Here for Address Change or Comments SEE REVERSE 1. ELECTION OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS. Please mark your votes as indicated in this example X INTERNET http://www.eproxy.com/vmed Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. 4. In the discretion of persons named on the other side, to act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof. 2. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009. 3. APPROVE THE ISSUANCE OF ADDITIONAL SHARES UNDER THE VIRGIN MEDIA SHARESAVE PLAN. FOR ALL NOMINEES LISTED BELOW WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW *EXCEPTIONS (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions Signature Signature Date 50160 Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. NOTE: Please sign exactly as your name appears on this card. In case of joint owners, each owner must sign. If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, please indicate full title. VIRGIN MEDIA INC. Vote In Person Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares. Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on June 10, 2009. The proxy statement along with the 2008 Annual Report to stockholders are available free of charge at https://materials.proxyvote.com/92769L

FOLD AND DETACH HERE You can now access your BNY Mellon Shareowner Services account online. Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for Virgin Media Inc. now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time ****TRY IT OUT**** www.bnymellon.com/shareowner/isd Investor ServiceDirect® Available 24 hours per day, 7 days per week VIRGIN MEDIA INC. 909 Third Avenue, Suite 2863, New York, New York 10022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Jerry V. Elliott and Bryan H. Hall, and each of them, with full power of substitution, proxies to represent the undersigned at the annual meeting of stockholders of Virgin Media Inc. (the “Company”) to be held at 10.00 a.m., local time, on Wednesday, June 10, 2009 at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, and at any adjournment or postponement of the meeting to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THIS CARD. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES “FOR” ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 BELOW AND “FOR” PROPOSALS 2 AND 3 SET FORTH ON THE REVERSE SIDE OF THIS CARD. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PROXY HOLDERS TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS. (Continued and to be dated and signed on reverse side.) Address Change/Comments (Mark the corresponding box on the reverse side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 50160